             As filed with the Securities and Exchange Commission on
                       June 28, 2006. File No. 811-04347.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM N-1A

               REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
                                  ACT OF 1940

                                Amendment No. 154                            [X]
                        (Check appropriate box or boxes)

                                   GMO Trust
               (Exact name of registrant as specified in charter)

           c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
                    (Address of principal executive offices)

                                 (617) 330-7500
              (Registrant's Telephone Number, including Area Code)

                                   ----------

                              J.B. Kittredge, Esg.
                                    GMO Trust
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                     (Name and address of agent for service)

                                   ----------

                                    Copy to:
                             Thomas R. Hiller, Esg.
                                Ropes & Gray LLP
                             One International Place
                           Boston, Massachusetts 02110

                                   ----------

     It is intended that this filing become effective immediately upon filing in accordance with Section 8 under the Investment Company Act of 1940.

================================================================================

THIS FILING RELATES SOLELY TO THE GMO TAIWAN FUND, GMO SHORT-DURATION COLLATERAL FUND, GMO SPECIAL PURPOSE HOLDING FUND, GMO WORLD OPPORTUNITY OVERLAY FUND, AND
   GMO ALTERNATIVE ASSET OPPORTUNITY FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED HEREBY.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2006

                                 GMO TAIWAN FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO TAIWAN FUND (the "Fund") is a separate investment portfolio of GMO Trust (the "Trust"). The Trust is an open-end management investment company and operates as a "series investment company" that consists of separate series of investment portfolios, including the Fund. Other portfolios are offered pursuant to separate prospectuses. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust ("GMO Funds") and certain other accredited investors.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

-----------------------------

      This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2006, as revised from time to time, ("SAI") is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                  FUND SUMMARY

      This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund's investments and strategies is contained in the SAI. Except for policies identified in the SAI as "fundamental," the Fund's Board of Trustees ("Trustees") may change the Fund's investment objective or policies without shareholder approval. The Fund's investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") (see "Management of the Fund" below for a description of the Manager).

      INVESTMENT OBJECTIVE

      High total return. The Fund seeks to achieve its investment objective by outperforming its benchmark.

      PRINCIPAL INVESTMENT STRATEGIES

      The Fund typically makes equity investments in companies doing business in, or otherwise tied economically to, Taiwan. WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERM "INVEST" INCLUDES BOTH DIRECT INVESTING AND INDIRECT INVESTING AND THE TERM "INVESTMENTS" INCLUDES BOTH DIRECT INVESTMENTS AND INDIRECT INVESTMENTS. FOR INSTANCE, THE FUND MAY INVEST INDIRECTLY OR MAKE INDIRECT INVESTMENTS BY INVESTING IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET. When used in this Private Placement Memorandum, the term "equity investments" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depository receipts.

      Under normal circumstances, the Fund invests at least 80% of its assets in investments tied economically to Taiwan (the "Name Policy") (see "Name Policy" below for more information). An investment is "tied economically" to Taiwan if it is an investment in (i) an issuer that is organized under the laws of Taiwan or that maintains its principal place of business in Taiwan; (ii) securities that are traded principally in Taiwan; or (iii) an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Taiwan, or has at least 50% of its assets in Taiwan. This exposure may be achieved directly or indirectly, as described above.

      The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select stocks. The Manager's evaluation and selection decisions for stocks are based on several factors, including earnings and price momentum, price to earnings ratios, price to book ratios, and quality. The factors considered and the models used by the Manager may change over time.

      From time to time, the Fund may invest a significant portion of its assets in securities of issuers in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services). (See "Principal risks of investing in the Fund -- Focused Investment Risk.")

      The Fund generally seeks to be fully invested, and generally will not take temporary defensive positions through investment in cash and other high quality investments. In pursuing its investment objective, the Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives);
(iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.

      Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

      BENCHMARK

      The Fund's benchmark is the MSCI Taiwan Index, which is independently maintained and published by Morgan Stanley Capital International.

      PRINCIPAL RISKS OF INVESTING IN THE FUND

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund's portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and an investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

      - MARKET RISK -- EQUITY SECURITIES

      The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the equity securities owned by the Fund. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer's goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

      The Fund invests a substantial portion of its assets in equities and generally does not attempt to time the market. As a result, declines in stock market prices in general over short or extended periods can result in unpredictable declines in the value of the Fund's investments.

      - FOREIGN INVESTMENT RISK

      Because the Fund invests in foreign (non-U.S.) securities, it is subject to additional and more varied risks, because the market prices of those securities may change more rapidly and to a greater degree than those of U.S. securities. The securities markets of many foreign countries, including Taiwan, are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities, including Taiwanese issuers, may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of Taiwan and other foreign countries, differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. For example, the Fund is currently subject to a Taiwanese security transaction tax of 0.3% of the transaction amount on equities and 0.1% of the transaction amount on corporate bonds and mutual fund shares, which must be paid by the Fund upon the sale or transfer of any portfolio securities subject to such tax. Also, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.

      In addition, because the Fund invests a significant portion of its assets in the securities of issuers doing business in, or otherwise tied economically to, Taiwan, a country with an "emerging market" economy, the Fund is subject to more foreign investment risk than funds investing primarily in more developed foreign countries. Taiwanese and other emerging market securities may present market, credit, currency, liquidity, legal, political, and other risks greater than, or in addition to, risks of investing in more developed foreign countries. These risks include: high currency exchange rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on the Fund's ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; the fact that companies in emerging countries, such as Taiwan, may be newly organized and may be smaller; the difference in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers.

      - FOREIGN INVESTOR LICENSING RISK

      The Manager is registered with the Securities and Futures Commission of Taiwan as a Qualified Foreign Institutional Investor ("QFII") in Taiwan and is therefore authorized to invest directly in the Taiwanese securities market, subject to certain limitations including a maximum investment amount. The Fund is listed as a sub-account under the Manager's QFII license and is authorized to invest directly in the Taiwanese securities market. The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFII license or the Fund's sub-account under the Manager's QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of American Depositary Receipts ("ADRs") and Global Depository Receipts ("GDRs"), shares of other funds which are licensed to invest directly, or derivative instruments. In addition, the maximum investment amount permitted under the Manager's QFII license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

      - CURRENCY RISK

      Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund's investments. Currency risk includes both the risk that currencies in which the Fund's investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to the U.S. dollar. In the case of hedging positions, currency risk includes the risk that the U.S. dollar will decline in value relative to the foreign currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.

      The Fund may hedge currencies by entering into derivatives with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns, wants to own, or is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the hedge. The Fund also may take active currency positions and hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of those securities.

      Because the Fund invests or trades in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in foreign currency exchange rates. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly enter into derivative foreign currency transactions and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under "Leveraging Risk."

      - FOCUSED INVESTMENT RISK

      Geographic or industry diversification can reduce overall risk, and concentration of investments in a limited number of countries, geographic regions, or in industries with high positive correlations to one another can increase overall risk. Therefore, funds whose investments are focused in particular countries, regions, or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

      Because the Fund principally invests in investments tied economically to a single country, the Fund has more exposure to country and regional economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region as Taiwan may affect other countries in the region, including Taiwan. In addition, a recession, debt crisis, or decline in currency valuation in one country within the same region as Taiwan can spread to other countries in that region, including Taiwan. Furthermore, the Fund may be particularly vulnerable to events affecting companies located in Taiwan or other countries within the same region as Taiwan because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

      Similarly, because the Fund may focus its investments in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services), it may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

      - LIQUIDITY RISK

      The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the Fund's ability to sell particular securities or close out derivative positions at an advantageous price. Derivatives (in particular OTC derivatives), securities of companies with smaller market capitalizations, foreign securities (in particular emerging country securities), and securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. These types of investments, including derivatives, are more likely to be fair valued (see "Determination of Net Asset Value"). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of closing out a short position). This risk is particularly pronounced for the Fund because it primarily makes equity investments in companies tied economically to Taiwan that are not widely traded and that may be subject to purchase and sale restrictions, and may make investments in securities of companies with smaller market capitalizations that trade less frequently and in lesser quantities than more widely held securities. See "Smaller Company Risk" below and "Foreign Investment Risk" above for more information on risks associated with securities of companies with smaller market capitalizations and emerging market securities, respectively.

      - SMALLER COMPANY RISK

      The Fund may invest in equity securities of companies with smaller market capitalizations. Market risk and liquidity risk are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets, or financial resources or they may depend on a few key employees. In addition, the securities of companies with smaller market capitalizations are less widely held than the securities of companies with larger market capitalizations. The securities of companies with smaller market capitalizations trade less frequently and in lesser quantities than more widely held securities and their market prices may fluctuate more than those of other securities. They also may trade in the OTC market or on a regional exchange, or may otherwise have limited liquidity. Investments in less seasoned companies with smaller market capitalizations may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with investments in more established companies with larger market capitalizations.

      - NON-DIVERSIFICATION RISK

      Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a "diversified" investment company within the meaning of the Investment Company Act of 1940 Act, as amended (the "1940 Act"). This means the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced than if it were "diversified."

      - DERIVATIVES RISK

      The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including hedging and as a substitute for direct investment in securities or other assets. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.

      The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can only be closed out with the other party to the contract, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the contract with the counterparty or may be able to obtain the other party's consent to assign the contract to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

      Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

      Suitable derivatives may not be available in all circumstances. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk exposure. There can be no assurance that the Fund's use of derivatives will be effective or will have the desired results.

      - LEVERAGING RISK

      The Fund's use of derivatives may cause its portfolio to be leveraged. Leverage may increase the Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

      The net long exposure of the Fund (including direct investment in securities and long derivative positions in securities and/or "baskets" or indices of equity securities (such as swap contracts and futures contracts)) typically will not exceed 100% of the Fund's net assets. However, occasionally a large redemption or certain required payments may result in a temporary net long exposure of over 100% of the Fund's net assets. The Fund may manage some of its derivatives positions by maintaining cash or liquid securities with a value equal to the face value of those positions. The Fund also may manage market exposure by offsetting derivatives positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it were leveraged.

      - CREDIT AND COUNTERPARTY RISK

      This is the risk that the counterparty to an OTC derivatives contract or a borrower of the Fund's securities will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. The Fund is exposed to this risk because it uses OTC derivatives (such as forward foreign currency contracts and/or swap contracts, as described in "Derivatives Risk" above) in implementing its investment program. It will also be exposed to this risk to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions.

      - MARKET DISRUPTION AND GEOPOLITICAL RISK

      The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, the Fund's exposure to a number of other risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.

      The value of the Fund's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time. For example, a disruption may cause the Fund's derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.

      - LARGE SHAREHOLDER RISK

      To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or other GMO Funds), the Fund will be subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the Fund, since the Fund may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund's performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and could also increase transaction costs.

      - MANAGEMENT RISK

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The Fund generally does not attempt to time the market and instead generally stays fully invested in foreign equity securities. The Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that may cause the Fund's performance to differ from that of its benchmark. In those cases, the Fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

FEES AND EXPENSES

      The tables below show the expected cost of investing in the Fund.

SHAREHOLDER FEES (fees paid directly from your investment)
            Purchase premium (as a percentage of amount invested) .........................0.15%(1)
            Redemption fee (as a percentage of amount redeemed) ...........................0.45%(1)

ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets):
            Management fee.................................................................0.81%
            Shareholder service fee........................................................0.15%
            Other expenses.................................................................0.32%(2)
            Total annual operating expenses................................................1.28%

(1) See "Purchase Premium and Redemption Fee" for a more detailed discussion of the Fund's purchase premium and redemption fee, including the circumstances under which the Manager may waive all or a portion of the purchase premium or redemption fee.
(2) "Other expenses" have been restated to reflect current fees.

                             MANAGEMENT OF THE FUND

      GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2006, GMO managed on a worldwide basis more than $120 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

      Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs.

      The Fund pays the Manager a shareholder service fee for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

      For the fiscal year ended February 28, 2006, the Manager received as compensation for management services rendered in such year 0.81% of the Fund's average daily net assets.

      The Fund's ability to invest directly in the Taiwanese securities market is a result of its being registered as a sub-account under the Manager's Qualified Foreign Institutional Investor license. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivative instruments.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract is included in the Fund's shareholder report for the period during which the Trustees approved such contract.

      GMO's Emerging Markets Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      Arjun Divecha is the senior member and director of the Emerging Markets Division. He has been a senior member of the Division since 1993. As senior member and director of the Division, Mr. Divecha allocates responsibility for portions of the Fund's portfolio to members of the Division, oversees the implementation of trades, reviews the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitors cash.

      Mr. Divecha has been responsible for overseeing the portfolio management of GMO's emerging markets equity portfolios since 1993. Prior to 2001, Mr. Divecha provided these services through Dancing Elephant, Ltd., which had been engaged by GMO to provide consulting services to GMO with respect to those portfolios.

      The SAI contains other information about how GMO determines the compensation of the senior member, other accounts he manages and his ownership of the Fund.

CUSTODIAN AND FUND ACCOUNTING AGENT

      Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, serves as the Fund's custodian and fund accounting agent.

TRANSFER AGENT

      Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's transfer agent.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value or "NAV" of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund's NAV per share for a class of shares is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE or the Taiwan Stock Exchange ("TSE") is closed for trading. As a result, from time to time, the Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

      The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

      (Also, see discussion in "Fair Value Pricing" below regarding foreign equity securities.)

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

Shares of other open-end registered investment companies

      -     NAV at the time of valuation of shares of the Fund

"Fair Value" Pricing

      For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

With respect to the Fund's use of "fair value" pricing, you should note the following:

      - A significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities of securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

      - Many foreign securities markets and exchanges close prior to the close of the NYSE, and, therefore, the closing prices for foreign securities that trade in those markets or on those exchanges do not reflect the events that occur after that close but before the close of the NYSE. As a result, the Trust has adopted fair value pricing procedures that, among other things, generally require that the Fund's foreign equity securities be valued by third-party vendors using fair value prices based on modeling tools to the extent that those fair value prices are available.

      The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund holds portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

                                   NAME POLICY

      The Fund will not change its Name Policy without providing its shareholders at least 60 days' prior written notice. When used in connection with the Fund's Name Policy, "assets" include the Fund's net assets plus any borrowings made for investment purposes.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website, approximately five days after month end.

      To access this information on GMO's website (http://www.gmo.com/ america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

      The Fund or GMO may suspend the posting of portfolio holdings, or the Fund may modify the disclosure policy without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

                             HOW TO PURCHASE SHARES

      Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      You may purchase the Fund's shares from the Trust on any day when both the NYSE and TSE are open for trading ("business day"). For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

      PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

      -     The name of the Fund being purchased;

      -     The dollar amount of the shares to be purchased;

      - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      -     Payment in full (by check, wire, or securities).

            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

      If the purchase request is received by the Trust on a business day prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day (plus any applicable purchase premium). If the purchase request is received on a business day after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day (plus any applicable purchase premium). See "Purchase Premium and Redemption Fee" for a discussion of the purchase premium charged by the Fund, including circumstances under which all or a portion of the purchase premium may be waived.

      To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

      The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

      There is no minimum initial or subsequent investment in the Fund.

      Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      SUBMITTING YOUR PURCHASE ORDER FORM. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

      Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

      FUNDING YOUR INVESTMENT. You may purchase shares:

      - with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
             Further credit: GMO Taiwan Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

   By U.S. Postal Service:                              By Overnight Courier:
Investors Bank & Trust Company                   Investors Bank & Trust Company
  GMO Transfer Agent MFD 23                          GMO Transfer Agent MFD 23
       P.O. Box 642                             200 Clarendon Street, 16th Floor
  Boston, MA 02117-0642                                  Boston, MA 02116

-     in exchange for securities acceptable to the Manager

      - securities must be approved by the Manager prior to transfer to the Fund

      - securities will be valued as set forth under "Determination of Net Asset Value"

-     by a combination of cash and securities

      FREQUENT TRADING ACTIVITY. The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

      The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

      In addition to the policies and procedures with respect to frequent trading, the Trustees have adopted pricing policies that generally provide for the fair valuation of foreign equity securities on a daily basis, as described in "Determination of Net Asset Value." The fair value pricing of foreign equity securities reduces the profit potential of frequent trading strategies.

                              HOW TO REDEEM SHARES

      You may redeem the Fund's shares on any day when both the NYSE and the TSE are open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

      REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

      -     The name of the Fund being redeemed;

      - The number of shares or the dollar amount of the shares to be redeemed;

      - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      - Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO.

      If the redemption request is received by the Trust on a business day prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day (less any applicable redemption fee). If the redemption request is received on a business day after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day (less any applicable redemption fee) unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date. See "Purchase Premium and Redemption Fee" for a discussion of the redemption fee charged by the Fund, including circumstances under which all or a portion of the fee may be waived.

      The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

      If a redemption is paid in cash:

      - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

      - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

      If a redemption is paid with securities, it is important for you to note:

      - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

      - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

      - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

      - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      -     if the NYSE is closed on days other than weekends or holidays

      -     during periods when trading on the NYSE is restricted

      - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

      -     during any other period permitted by the SEC for your protection.

      Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the

Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or any class.

      Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares - Submitting Your Purchase Order Form." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

                       PURCHASE PREMIUM AND REDEMPTION FEE

      The Fund charges a purchase premium and redemption fee to shareholders purchasing or redeeming shares. Please refer to the "Shareholder Fees" table under the caption "Fees and expenses" for details regarding the purchase premium and redemption fee charged by the Fund. The Fund's purchase premium and/or redemption fee may change from time to time, as authorized by the Trustees. The purchase premium and redemption fee are paid to and retained by the Fund to help offset portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) caused by shareholder activity by allocating those costs (or, in the case of cash transactions, an estimate of those costs) to the shareholder generating the activity. Redemption fees apply to all shares of the Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

      WAIVER OF PURCHASE PREMIUM/REDEMPTION FEE. If the Manager determines that any portion of a cash purchase or redemption is offset by a corresponding cash redemption or purchase occurring on the same day, it will waive the purchase premium or redemption fee with respect to that portion. The Manager may consider known cash flows out of or into the Fund when placing orders for the cash purchase or redemption of Fund shares by asset allocation fund shareholders ("Asset Allocation Funds") or other prospective or existing shareholders of the Fund for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice may benefit from waivers of the Fund's purchase premium and redemption fee to a greater extent than other prospective and existing shareholders of the Fund. The Manager may also waive the purchase premium or redemption fee relating to a cash purchase or redemption transaction, as applicable, in extraordinary circumstances if the Fund will not incur transaction costs. The Manager will waive the purchase premium relating to the in-kind portion of a purchase transaction except to the extent of any costs (e.g., stamp duties or transfer fees) incurred by the Fund in connection with the transfer of the purchasing shareholder's securities to the Fund.

                             DISTRIBUTIONS AND TAXES

      The Fund's policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of redemptions by large shareholders. Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

      All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust. No purchase premium is charged on reinvested dividends or distributions.

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. It is important for you to note:

      - The Fund is treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

      - For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less are taxable to shareholders as ordinary income.

      - If the Fund has capital losses in excess of capital gains for any taxable year, these excess losses will carry over and offset capital gains in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) until such losses have been fully utilized to offset Fund capital gains, whichever comes first. The Fund's ability to utilize these losses in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

      - For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from "qualified dividend income" will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

      - Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the federal income tax laws will generally not be taxable. Special tax rules apply to investments through such plans. Shareholders should consult their tax advisers to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in the Fund) from such a plan.

      - Distributions by the Fund are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund's shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from a shareholder's sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

      - The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains. Those taxes will reduce the Fund's yield on these securities. The foreign withholding tax rates applicable to the Fund's investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction for foreign taxes paid by the Fund. See the SAI for more information regarding foreign withholding taxes.

      - The Fund's investments in foreign securities, foreign currencies, debt obligations issued or purchased at a discount, and assets "marked to the market" for federal income tax purposes may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by those investments. These investments, therefore, may affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

      - The Fund's use of derivatives and securities lending may increase the amount of income recognized by its shareholders.

      - The Fund's investment in other investment companies taxed as partnerships or regulated investment companies could affect the amount, timing and character of distributions. See "Taxes" in the SAI for more information.

      The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                              FINANCIAL HIGHLIGHTS
             (For a share outstanding throughout each period shown)

      The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO TAIWAN FUND

                                                                                                             Period from October 4,
                                                                                                              2002 (commencement of
                                                       Year Ended         Year Ended         Year Ended        operations) through
                                                    February 28, 2006  February 28, 2005  February 29, 2004     February 28, 2003
                                                    -----------------  -----------------  -----------------  -----------------------
Net asset value, beginning of period ............      $     26.79        $     29.67        $     20.28            $    20.00
                                                       -----------        -----------        -----------            ----------
Income (loss) from investment operations:
   Net investment income (loss)+ ................             0.52               0.13              (0.10)                (0.12)
   Net realized and unrealized gain (loss) ......             1.91              (1.45)             10.03                  0.40
                                                       -----------        -----------        -----------            ----------
         Total from investment operations .......             2.43              (1.32)              9.93                  0.28
                                                       -----------        -----------        -----------            ----------
Less distributions to shareholders:
   From net investment income ...................            (0.59)                --              (0.02)                   --
   From net realized gains ......................            (0.29)             (1.56)             (0.52)                   --
                                                                          -----------        -----------            ----------
         Total distributions ....................            (0.88)             (1.56)             (0.54)                   --
                                                       -----------        -----------        -----------            ----------
Net asset value, end of period ..................            28.34        $     26.79        $     29.67            $    20.28
                                                       ===========        ===========        ===========            ==========
Total Return (a) ................................             9.13%             (3.82)%            49.53%                 1.40%**
Ratios/Supplemental Data:
   Net assets, end of period (000's) ............      $   291,250        $   224,466        $   181,313            $   41,167
   Net expenses to average daily net assets .....             1.28%              1.34%              1.36%                 1.76%*
   Net investment income to average daily net                 1.95%              0.53%             (0.40)%               (1.43)%*
   assets Portfolio turnover rate ...............               31%                88%                86%                   50%**
   Purchase and redemption fees consisted of the
   following per share amounts +:                      $      0.04        $      0.05        $      0.04            $     0.01

(a) Calculation excludes purchase premiums and redemption fees which are borne by the shareholders.
+     Calculated using average shares outstanding throughout the period.
*     Annualized.
**    Not annualized.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

      The Fund's annual and semiannual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semiannual reports and the Fund's SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

      You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                       INVESTMENT COMPANY ACT FILE NO. 811-04347

                                    GMO TRUST

                                 GMO Taiwan Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2006

This Statement of Additional Information is not a prospectus. It relates to the GMO Taiwan Fund Private Placement Memorandum dated June 28, 2006, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Taiwan Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum and the annual report to shareholders of the Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES........................................        1
FUND INVESTMENTS..........................................................        1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS................................        2
USES OF DERIVATIVES.......................................................       23
INVESTMENT RESTRICTIONS...................................................       27
DETERMINATION OF NET ASSET VALUE..........................................       30
DISTRIBUTIONS.............................................................       30
TAXES.....................................................................       30
MANAGEMENT OF THE TRUST...................................................       41
INVESTMENT ADVISORY AND OTHER SERVICES....................................       49
PORTFOLIO TRANSACTIONS....................................................       53
PROXY VOTING POLICIES AND PROCEDURES......................................       55
DISCLOSURE OF PORTFOLIO HOLDINGS..........................................       56
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..........................       58
VOTING RIGHTS.............................................................       60
SHAREHOLDER AND TRUSTEE LIABILITY.........................................       61
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES......................       61
FINANCIAL STATEMENTS......................................................       62
APPENDIX A -- SPECIMEN PRICE MAKE-UP SHEET................................      A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS.................      B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES........................      C-1

The Fund is a series of the Trust. The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this Statement of Additional Information, the term "invest" includes both direct investing and indirect investing and the term "investments" includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make:

      -     U.S. Equity Securities(1)

      -     Foreign Investments - Foreign Issuers(2)

      -     Foreign Investments - Foreign Issuers (Traded on U.S. Exchanges)(2)

      -     Foreign Investments - Emerging Countries(2)

      -     Securities Lending

      -     Depository Receipts

      -     Convertible Securities

      -     Preferred Stocks

      -     Warrants and Rights

      -     Options and Futures

      -     Swap Contracts and Other Two-Party Contracts

      -     Foreign Currency Transactions

      -     Debt and Other Fixed Income Securities

      - Debt and Other Fixed Income Securities - Long and Medium Term Corporate and Government Bonds(3)

      - Debt and Other Fixed Income Securities - Short-Term Corporate and Government Bonds(3)

      -     Cash and Other High Quality Investments

      -     U.S. Government Securities and Foreign Government Securities

      -     Indexed Securities

      -     Structured Notes

      -     Illiquid Securities, Private Placements, and Restricted Securities

      -     Investments in Other Investment Companies or Other Pooled
            Investments

(1) For more information, see, among other sections, "Principal risks of investing in the Fund--Market Risk--Equity Securities" in the Private Placement Memorandum.

(2) For more information, see, among other sections, "Principal risks of investing in the Fund--Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments--Risks of Foreign Investments" herein.

(3) For more information, see, among other sections, "Descriptions and Risks of Fund Investments--U.S. Government Securities and Foreign Government Securities" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. UNLESS OTHERWISE NOTED HEREIN, ANY REFERENCES TO INVESTMENTS MADE BY THE FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS).

Please refer to "Fund Summary" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when distributed to shareholders of the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information for more information. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund.

The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and, as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund. The Fund must, however, meet diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities (e.g., through the Fund's brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund's custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

EMERGING COUNTRIES. The risks described above apply to an even greater extent to investments in emerging countries. Taiwan is considered by the Manager to be an emerging country. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund's income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments in emerging countries.

INVESTMENTS IN ASIA. In addition to the risks of foreign investments and emerging countries investments described above, investments by the Fund in Asia are subject to other risks. The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., American Depositary

Receipts("ADRs"), Global Depository Receipts("GDRs"), derivatives, etc.). For example, Taiwan permits foreign investment only through authorized qualified foreign institutional investors ("QFII"). The Fund's ability to continue to invest directly in Taiwan is subject to the risk that the Manager's QFII license or the Fund's sub-account under the Manager's QFII license may be terminated or suspended by the Securities and Futures Commission. If the license were terminated or suspended, the Fund could be required to liquidate or seek exposure to the Taiwanese market through the purchase of ADRs and GDRs, shares of other funds which are licensed to invest directly, or derivatives. In addition, the maximum investment amount permitted under the Manager's QFII license applies to investments by the Manager, the Fund, and any other entities listed as sub-accounts under the Manager's license. Investments by the Manager and any other sub-accounts may limit the amount which the Fund can invest.

Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country's or company's ability to service its debt.

Investment in particular Asian countries is subject to unique risks, yet the political and economic prospects of one country or group of countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries. The risks of investing in Asian countries are particularly pronounced for the Fund, which invests primarily in Taiwan.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities amounting to not more than one-third of the Fund's total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The

Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund's return on its securities lending. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See "Taxes" below for further discussion of qualified dividend income.

DEPOSITORY RECEIPTS

The Fund may invest in ADRs, GDRs, and European Depository Receipts (EDRs) (collectively, "Depository Receipts"). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

PREFERRED STOCKS

Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer's liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer's common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Private Placement Memorandum or this Statement of Additional Information regarding equity or fixed income securities.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities, as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

The Fund may use options and futures for various purposes, including for hedging and investment purposes. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect the Fund's performance.

The Fund's ability to write and purchase call and put options is limited by the requirements for qualifying as a regulated investment company under the Internal Revenue Code.

OPTIONS ON SECURITIES AND INDICES. The Fund may purchase and sell put and call options on equity securities or other types of securities or indices in standardized exchanged-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

Purchasing Options on Securities and Indices. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities and Indices. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

The Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund's income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option's exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC OPTIONS. The Fund may also invest in over-the-counter ("OTC") options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

CURRENCY OPTIONS. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See "Foreign Currency Transactions" below for more information on the Fund's use of currency options.)

CLOSING OPTIONS TRANSACTIONS. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option's expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, the Fund, having written an option, may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.

No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.

RISK FACTORS IN OPTIONS TRANSACTIONS. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in the dividend rates of underlying securities (including those comprising an index), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option's expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an

American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.

The Funds' ability to use options as part of their investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when a Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option's life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund's portfolio securities decline.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.

The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts -- Risk Factors in Swap Contracts, OTC Options and Other Two-Party Contracts" for a discussion of counterparty risk and other risks associated with investing in OTC options below.

The Fund's ability to engage in options transactions may be limited by tax considerations.

FUTURES. To the extent consistent with applicable law, the Fund may invest in futures contracts on, among other things, individual equity securities ("single stock futures") or other financial instruments, securities indices, and currencies. Futures contracts on securities indices are referred to herein as "Index Futures."

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making, the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade - known as "contract markets" - approved by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See "Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges" below.)

INDEX FUTURES. The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

CURRENCY FUTURES. The Fund may buy and sell futures contracts on currencies. (See "Foreign Currency Transactions" below for a description of the Fund's use of currency futures.)

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund's profit or loss on the transaction.

RISK FACTORS IN FUTURES AND FUTURES OPTIONS TRANSACTIONS. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security is used to hedge a different security, or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.

In the case of Index Futures, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Funds' ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that a Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures or option on a futures contract position, and that Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.

The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates and securities prices within a given time frame.

As discussed above, when purchasing or selling a futures contract, the Fund is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund's portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

Each Fund's ability to engage in futures and options on futures transactions also may be limited by tax considerations.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES, FUTURES CONTRACTS, AND OPTIONS ON FUTURES CONTRACTS TRADED ON FOREIGN EXCHANGES. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate.

The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see "Risks of Foreign Investments" above).

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund may use swap contracts (or "swaps") and other two-party contracts for the same or similar purposes as options and futures. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using swap contracts and other two-party contracts.)

SWAP CONTRACTS. As described in "Uses of Derivatives" below, the Fund may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, currency swaps, and other types of available swap agreements. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount ("notional amount"), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties' obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund's exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund's investment objective and policies.

For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, the Fund may enter into a currency swap between the U.S. dollar and the new Taiwanese Dollar in order to increase or decrease its exposure to each such currency.

CONTRACTS FOR DIFFERENCES. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund's return will be based on changes in the value of theoretical, long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss--even in circumstances when the securities in both the long and short baskets appreciate in value.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The most significant factor in the performance of swaps and contracts for differences is the change in the value of the underlying price, rate, or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of the Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by the Fund, the Fund must be prepared to make such payments when due.

In addition, the Fund may only close out a swap, contract for differences, or OTC option with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, CERTAIN TYPES OF SWAP CONTRACTS AND RELATED INSTRUMENTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts, and related options and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund's exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases.

The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. Options on currencies give their holder the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. (See "Options and Futures - Futures" above for more information on futures contracts and options on futures contracts).

The Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See "Options and Futures -- Options on Securities and Indices" above for more information on options).

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See "Indexed Securities" below.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or "interest rate risk") relates to changes in a security's value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency, and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund generated from its investments in fixed income securities cannot be predicted with certainty. In addition, to the extent the Fund invests a portion of its assets in indexed securities, the future income of the Fund will be affected by changes in those securities' indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund's investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks ("FHLBs")). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness.

CURRENCY-INDEXED SECURITIES. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

INVERSE FLOATING OBLIGATIONS. Indexed securities in which the Fund may invest include so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

INFLATION INDEXED BONDS. The Fund may invest in inflation indexed bonds. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index ("CPI") accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (or "TIPS") have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year's inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPs, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

TAX CONSEQUENCES OF INVESTING IN INDEXED SECURITIES. The Fund's investments in indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and, therefore, to eliminate any tax liability at the Fund level. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

ILLIQUID SECURITIES, PRIVATE PLACEMENTS, AND RESTRICTED SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

As long as the Securities and Exchange Commission ("SEC") maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. If the Fund sells its securities in a registered offering, it may be deemed to be an "underwriter" for purposes of Section 11 of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES OR OTHER POOLED INVESTMENTS

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer's net asset value.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC derivatives in implementing its investment programs. It is intended to supplement the information included in the Private Placement Memorandum and the information provided in the "Fund Investments" and "Descriptions and Risks of Fund Investments" sections of this Statement of Additional Information. This overview, however, is not intended to be exhaustive and the Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memorandum.

In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use exchange-traded and OTC financial derivatives to implement investment decisions. The types of derivatives it may employ are outlined below. To a significant extent, specific market conditions may influence the Manager's choice of derivatives and derivative strategies for the Fund.

COUNTERPARTY CREDITWORTHINESS. As discussed above, the Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by S&P or Moody's (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. See "Appendix B -- Commercial Paper and Corporate Debt Ratings" for an explanation of short-term debt ratings.

           USE OF DERIVATIVES (OTHER THAN FOREIGN CURRENCY DERIVATIVE
                           TRANSACTIONS) BY THE FUND

Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund

Options, futures contracts, and related options on securities indices

Long swap contracts in which the Fund pays a fixed rate plus the negative performance, if any, and receives the positive performance, if any, of an index, a single equity security, or a basket of equity securities

Short swap contracts in which the Fund receives a fixed rate plus the negative performance, if any, and pays the positive performance of an index, a single equity security, or a basket of equity securities

Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components

Structured or indexed notes

Warrants and rights

Uses of Derivatives (other than foreign currency derivative transactions) by the Fund

Hedging

Traditional Hedging: The Fund may use short equity futures, related options and short swap contracts to hedge against an equity risk already generally present in the Fund.

Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in a more orderly fashion.

The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.

Investment

The Fund may use derivatives (particularly long futures contracts, related options, and long swap contracts) instead of investing directly in equity securities, including using equity derivatives to "equitize" cash balances held by the Fund (e.g., creating equity exposure through the use of futures contracts or other types of derivatives). The Fund also may use long derivatives in conjunction with short hedging transactions to adjust the weights of the Fund's underlying equity portfolio to a level the Manager believes is the optimal exposure to individual countries, markets, sectors, and equities. In addition, if a foreign equity derivative provides a return in a local currency, the Fund may purchase a foreign currency forward in conjunction with foreign equity derivatives to achieve the effect of investing directly.

Risk Management - Synthetic Sales and Purchases

The Fund may use equity futures, related options, and swap contracts to achieve what the Manager believes to be the optimal exposure to individual sectors, indices, countries, and/or stocks. From time to time, derivatives may be used prior to actual sales and purchases.

For example, if the Fund holds a large proportion of stocks of companies in a particular industry or stocks in a particular market and the Manager believes that stocks of companies in another industry or stocks of another market, as applicable, will outperform those stocks, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short swap contracts and contracts for differences also may be used for these purposes. In addition, if a derivative position is non-U.S. dollar denominated, a foreign currency forward may be used by the Fund in conjunction with a long derivative position to achieve the effect of investing directly. Equity derivatives (as well as any corresponding currency forwards) used to effect synthetic sales and purchases generally will be unwound as actual portfolio securities are sold and purchased.

The net long exposure of the Fund to equity securities or markets (including direct investment in securities and long derivative positions in securities and/or "baskets" or indices of securities) typically will not exceed 100% of its net assets. However, occasionally a large redemption may result in a temporary net long exposure of over 100% of the Fund's net assets.

Other Uses

The Fund may employ additional derivatives strategies, including the foreign currency transactions as described below, to help implement its investment strategies.

           USE OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Foreign Currency Derivative Transactions That May Be Employed by the Fund

Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, the Manager believes the Taiwanese Dollar is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Taiwanese Dollar and take a long position in the Euro. This may be implemented with a traditional hedge of the Taiwanese Dollar to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

Subject to the limitations described below, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

The Fund's net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the Investment Company Act of 1940 (the "1940 Act") because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

(3) The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

(4) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(5) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(6) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

(7) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(8) The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

(9) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with
Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval: (1) The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

(2) The Fund may not make an investment for the purpose of gaining control of a company's management.

(3) The Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

(4) The Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

(5) The Fund may not change its policy adopted pursuant to Rule 35d-1 under the 1940 Act (the "Name Policy") as set forth under the Fund's "Principal investment strategies" in the Private Placement Memorandum without providing the Fund's shareholders with a notice meeting the requirement of Rule 35d-1(c) at least 60 days prior to such change.

For purposes of the Name Policy, the Fund considers the term "invest" to include both direct investing and indirect investing and the term "investments" to include both direct investments and indirect investments (for instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset), and the Fund may achieve exposure to a particular investment, industry, country, or geographic region through direct investing or indirect investing and/or direct investments or indirect investments.

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities" as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust's Trustees without shareholder approval. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without shareholder approval.

                        DETERMINATION OF NET ASSET VALUE

The net asset value ("NAV") per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on days the NYSE is closed for trading or on days the Taiwan Stock Exchange is closed for trading. As a result, from time to time, the Fund may not determine its NAV for several consecutive weekdays (e.g., during the Chinese Lunar New Year), during which time investors will have no ability to redeem their shares in the Fund. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions and Taxes." The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income, if any, and to distribute annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income. The Fund also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large shareholder redemptions from the Fund.

                                      TAXES

TAX STATUS AND TAXATION OF THE FUND

The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined below);

(b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

(c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies ("underlying funds"), and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below). In the case of the Fund's investments in loan participations, the Fund shall treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership
(i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of paragraph (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below).

If the Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of excise tax amount deemed by the Fund to be de minimis). Certain types of derivatives give rise to ordinary income and loss. Where the Fund has a taxable year that begins in one calendar year and ends in the next calendar year, the Fund will be required to make this excise tax distribution during its taxable year. There is a risk that the Fund could recognize income prior to making this excise tax distribution and could recognize losses after making this distribution. As a result, an excise tax distribution could constitute a return of capital (see discussion below).

Capital losses in excess of capital gains ("Net Capital Losses") are not permitted to be deducted against other income. The Fund may carry Net Capital Losses forward for eight years. However, the Fund will not be able to utilize any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All Net Capital Losses carried forward are treated as short term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are utilized. While the issuance or redemption of shares in the Fund will generally not affect the Fund's ability to use Net Capital Losses in succeeding taxable years, the Fund's ability to utilize Net Capital Losses may be limited as a result of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the stock of the Fund.

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

The Fund's shareholders may include other funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other funds of distributions by those funds or of the sale of shares of those funds. Shareholders of such funds should consult the prospectuses and statements of additional information of those other funds for a discussion of the tax consequences to them.

The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, depending on a shareholder's percentage ownership in the Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable as ordinary income in an amount equal to the full amount of the distribution, rather than capital gain income.

For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable to shareholders as ordinary income. Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. For taxable years beginning before January 1, 2011, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property,
(iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is
(a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the qualified dividend income received by the Fund during any taxable year is 95% or more of its "gross income," then 100% of the Fund's dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

If the Fund receives dividends from an underlying fund, and the underlying fund designates such dividends as "qualified dividend income," then the Fund may, in turn, designate a portion of its distributions as "qualified dividend income" as well, provided the Fund meets the holding period and other requirements with respect to shares of the underlying fund.

Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

If the Fund makes a distribution to its shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

For corporate shareholders (other than S corporations), the dividends-received deduction will generally apply (subject to a holding period requirement imposed by the Code) to the Fund's dividends paid from investment income to the extent derived from dividends received from U.S. corporations. However, any distributions received by the Fund from real estate investment trusts ("REITs") and passive foreign investment companies ("PFICs") will not qualify for the corporate dividends-received deduction.

Under current law, the Fund generally serves to block unrelated business taxable income ("UBTI") from being realized by its tax-exempt shareholders. However, notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund. For example, if (i) the Fund invests in REITs that hold residual interests in real estate mortgage investment conduits ("REMICs") or (ii) shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b), a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund. If a charitable remainder trust (as defined in Code Section 664) realizes any UBTI for a taxable year, it will lose its tax-exempt status for the year.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the Fund as an investment through such plans.

The Fund generally intends to mail required information returns to shareholders prior to January 31 of each year. However, the Fund may apply with the Internal Revenue Service for an extension of the time in which the Fund is permitted to provide shareholders with information returns. As a result, a shareholder may receive an information return from the Fund after January 31.

BACKUP WITHHOLDING

Under the backup withholding rules, the Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted legislation, the backup withholding rules also apply to distributions that are properly designated as exempt-interest dividends. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's federal income tax return.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of Capital Gain Dividends paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

Effective for taxable years of the Fund beginning before January 1, 2008, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, that is within certain foreign countries that have inadequate information exchange with the United States, or to the extent the dividend is attributable to interest paid by a person that is a related person of an individual foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (the "interest-related dividends"), and (ii) with respect to distributions (other than distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund (the "short-term capital gain dividends"). Depending on the circumstances, the Fund may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

The fact that the Fund may achieve its investment objective by investing in underlying funds will generally not adversely affect the Fund's ability to pass on to foreign shareholders the full benefit of the interest-related dividends and short-term capital gain dividends that it receives from its underlying investments in the funds, except possibly to the extent that (i) interest-related dividends received by the Fund are offset by deductions allocable to the Fund's qualified interest income or (ii) short-term capital gain dividends received by the Fund are offset by the Fund's net short- or long-term capital losses, in which case the amount of a distribution from the Fund to a foreign shareholder that is properly designated as either an interest-related dividend or a short-term capital gain dividend, respectively, may be less than the amount that such shareholder would have received had they invested directly in the underlying funds.

If a beneficial holder who is a foreign shareholder has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at ordinary income tax rates.

Special tax rules apply to distributions that a "qualified investment entity" (a "QIE") pays to foreign shareholders that are attributable to gain from the QIE's sale or exchange of "U.S. real property interests" (a "USRPI Distribution"). The Fund will be a QIE if it is both (i) a RIC and (ii) a "U.S. real property holding corporation" (determined without regard to certain exceptions, described below, for 5% holders of publicly traded classes of stock and for interests in domestically-controlled RICs and REITs). Under the Code, a "U.S. real property holding corporation" is any corporation that holds (or held during the previous five-year period) "U.S. real property interests" ("USRPIs") (defined as U.S. real property and interests (other than solely as a creditor) in "U.S. real property holding corporations") with an aggregate fair market value equal to 50% or more of the fair market value of the corporation's real property assets and other trade-or-business assets. A USRPI does not include (i) any class of stock of a corporation that is traded on an established securities market with respect to a person who holds no more than 5% of such class of stock at all times during the previous five-year period and
(ii) a RIC's interests in domestically controlled REITs and other RICs.

Where a foreign shareholder has owned more than 5% of a class of shares of a Fund that is a QIE during the one-year period preceding the date of the USRPI Distribution, the Fund will be required to withhold 35% of any USRPI Distribution paid to that shareholder and the foreign shareholder will have an obligation to file a U.S. tax return and pay tax. For all other foreign shareholders of a Fund that is a QIE, a USRPI Distribution will be treated as ordinary income (notwithstanding any designation by the Fund that such distribution is a Capital Gain Dividend) and the Fund will be required to withhold 30% (or lower applicable treaty rate) of such distribution (notwithstanding any designation by the Fund that such distribution is a short-term capital gain dividend). If a Fund that is a QIE makes a distribution to its foreign shareholders that is attributable to a USRPI Distribution received by the Fund from a "lower-tier" REIT or RIC that is a QIE, that distribution will retain its character as a USRPI Distribution when passed through to the foreign shareholder regardless of the Fund's percentage ownership of the "lower-tier" REIT or RIC.

Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met, or (iii) the shares are USRPIs or the Capital Gain Dividends are USRPI Distributions.

Foreign shareholders in the Fund should consult their tax advisors with respect to the potential application of the above rules.

FOREIGN TAXES

The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains which will decrease the Fund's yield. Foreign withholding taxes may be reduced under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of non-U.S. shareholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

If, at the end of the Fund's taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or securities of foreign corporations, the Fund may make an election with respect to the relevant Fund which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such a case, the amount of qualified foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

Under current law, the Fund cannot pass through to shareholders foreign tax credits borne in respect of foreign securities income earned by underlying funds. In general, the Fund may only elect to pass through to its shareholders foreign income taxes it pays provided that it directly holds more than 50% of its assets in foreign stock and securities at the close of its taxable year. Foreign securities held indirectly through an underlying fund do not contribute to this 50% threshold. Due to the complexity and uncertainty surrounding the appropriate U.S. treatment of some foreign country withholding taxes, the Fund may opt not to pass through to shareholders all or some of the foreign taxes paid by the Fund.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

Certain of the Fund's investments, including assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount, entities taxable as partnerships and so-called "indexed securities" (including inflation indexed bonds), may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

The Fund's transactions in options, futures contracts, forward contracts, straddles, swaps, swaptions, and foreign currencies and hedging transactions may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing, and character of distributions to shareholders. The Fund's participation in repurchase agreements and loans of securities may affect the amount, timing, and character of distributions to shareholders. With respect to any security subject to a repurchase agreement or a securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in "Foreign Taxes," above.

If the Fund invests in shares of underlying funds taxed as regulated investment companies, its distributable income and gains will normally consist, in part, of distributions from underlying funds and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund). As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the underlying funds.

Depending on the Fund's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Fund's redemption of shares of such underlying fund may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund. This would be the case where the Fund holds a significant interest in an underlying fund and redeems only a small portion of such interest.

Special tax considerations apply if the Fund invests in investment companies taxed as partnerships. In general, the Fund will not recognize income earned by such an investment company until the close of the investment company's taxable year. However, the Fund will recognize such income as it is earned by the investment company for purposes of determining whether it is subject to the 4% excise tax. Therefore, if the Fund and such an investment company have different taxable years, the Fund may be compelled to make distributions in excess of the income recognized from such an investment company in order to avoid the imposition of the 4% excise tax. The Fund's receipt of a non-liquidating cash distribution from an investment company taxed as a partnership generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the Fund's adjusted basis in shares of such investment company before the distribution. A Fund that receives a liquidating cash distribution from an investment company taxable as a partnership will recognize capital gain or loss to the extent of the difference between the proceeds received by the Fund and the Fund's adjusted tax basis in shares of such investment company; however, the Fund will recognize ordinary income, rather than capital gain, to the extent that the Fund's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables.

The Fund's investments in certain PFICs could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, if a Fund is in a position to treat such a passive foreign investment company as a "qualified electing fund" ("QEF"), the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. Alternately, a Fund may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. A fund that indirectly invests in PFICs by virtue of the fund's investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections.

A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income" and dividends paid by REITs will generally not be eligible to be treated as "qualified dividend income."

LOSS OF REGULATED INVESTMENT COMPANY STATUS

If the Fund were to not qualify for taxation as a regulated investment company for any taxable year, the Fund's income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income, generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as "qualified dividend income" in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

TAX SHELTER REPORTING REGULATIONS

If a shareholder realizes a loss on disposition of the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.

The foregoing discussion relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or brokerage dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, the regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                             NUMBER OF
 NAME, DATE OF BIRTH,                                                  PRINCIPAL            PORTFOLIOS IN
        AND                                                          OCCUPATION(S)              FUND                OTHER
  POSITION(S) HELD                                                   DURING PAST 5             COMPLEX          DIRECTORSHIPS
   WITH THE TRUST              LENGTH OF TIME SERVED                     YEARS                OVERSEEN              HELD
----------------------  ------------------------------------  ----------------------------  -------------  ----------------------
Donald W. Glazer, Esq.  Chairman of the Board of Trustees     Consultant -- Business             50                  None.
Chairman of the Board   since March 2005; Lead Independent    and Law(1); Vice Chair
of Trustees             Trustee (September 2004-March 2005);  (since 2002) and
DOB:  07/26/1944        Trustee since December  2000.         Secretary, Provant, Inc.
                                                              (provider of
                                                              personnel
                                                              performance
                                                              improvement
                                                              services and training
                                                              products); Author of
                                                              Legal Treatises.

Jay O. Light            Since May 1996.                       Dean (since April 2006),           50           Director of Harvard
Trustee                                                       Acting Dean (August                             Management Company,
DOB:  10/03/1941                                              2005-April 2006), Senior                        Inc.(2) and Verde,
                                                              Associate Dean                                  Inc.; Director of
                                                              (1998-2005), and                                Partners HealthCare
                                                              Professor of Business                           System, Inc. and
                                                              Administration, Harvard                         Chair of its
                                                               Business School.                               Investment
                                                                                                              Committee.(3)

----------

(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2004 and December 31, 2005, these entities paid $373,499 and $489,128, respectively, in legal fees and disbursements to Goodwin.

(2) Harvard Management Company, Inc. is a client of the Manager.

(3) Partners HealthCare System, Inc. is a client of the Manager.

W. Nicholas Thorndike   Since March 2005.                     Director or trustee of              50        Director of Courier
Trustee                                                       various corporations and                      Corporation (a book
DOB: 03/28/1933                                               charitable organizations,                     publisher and
                                                              including Courier                             manufacturer); Member
                                                              Corporation (a book                           of the Investment
                                                              publisher and manufacturer)                   Committee of Partners
                                                              (July 1989- present); Putnam                  HealthCare System,
                                                              Funds (December 1992- June                    Inc.(3)
                                                              2004); and Providence
                                                              Journal (a newspaper
                                                              publisher) (December 1986-
                                                              December 2003).

OFFICERS

     NAME AND              POSITION(S) HELD          LENGTH OF TIME               PRINCIPAL OCCUPATION(S)
  DATE OF BIRTH             WITH THE TRUST               SERVED                    DURING PAST 5 YEARS
---------------------  ------------------------  -----------------------  ---------------------------------------
Scott Eston            President and Chief       President and Chief      Chief Financial Officer, Chief
DOB:  01/20/1956       Executive Officer         Executive Officer since  Operating Officer and Member,
                                                 October 2002; Vice       Grantham, Mayo, Van Otterloo & Co. LLC.
                                                 President, August 1998
                                                 - October 2002.

Susan Randall Harbert  Treasurer                 Treasurer since          Member, Grantham, Mayo, Van Otterloo &
DOB:04/25/1957                                   February 1998; Chief     Co. LLC.
                                                 Financial Officer,
                                                 February 2000 - March
                                                 2006.

Brent C. Arvidson      Assistant Treasurer       Since August 1998.       Senior Fund Administrator, Grantham,
DOB:  06/26/1969                                                          Mayo, Van Otterloo & Co. LLC.

Sheppard N. Burnett    Assistant Treasurer       Since September 2004.    Fund Administration Staff, Grantham,
DOB: 10/24/1968                                                           Mayo, Van Otterloo & Co. LLC (June
                                                                          2004-present); Vice President,
                                                                          Director of Tax, Columbia Management
                                                                          Group (2002-2004) and Senior
                                                                          Tax Manager (2000-2002),
                                                                          PricewaterhouseCoopers LLP.

Michael E. Gillespie   Chief Compliance Officer  Since March 2005.        Vice President of Compliance (June
DOB: 02/18/1958                                                           2004- February 2005) and Director of
                                                                          Domestic Compliance (March
                                                                          2002- June 2004), Fidelity
                                                                          Investments; Vice President and
                                                                          Senior Counsel, State Street
                                                                          Bank and Trust Company (May
                                                                          1998- March 2002).

Jason B. Harrison      Clerk                     Since March 2006.        Legal Counsel, Grantham, Mayo, Van
DOB:  01/29/1977                                                          Otterloo & Co. LLC (since February
                                                                          2006) and Attorney, Ropes &
                                                                          Gray LLP (September 2002-February
                                                                          2006).

David L. Bohan         Vice President and        Vice President since     Legal Counsel, Grantham, Mayo, Van
DOB:  06/21/1964       Assistant Clerk           March 2005; Assistant    Otterloo & Co. LLC (September
                                                 Clerk since March 2006;  2003-present); Attorney, Goodwin
                                                 Clerk, March 2005-March  Procter LLP (September 1996-September
                                                 2006.                    2003).

Julie L. Perniola      Vice President            Vice President,          Chief Compliance Officer, Grantham,
DOB:  10/07/1970                                 February, 2003-present;  Mayo, Van Otterloo & Co. LLC.
                                                 Anti-Money Laundering
                                                 Compliance Officer,
                                                 February 2003-December
                                                 2004.

Cheryl Wakeham         Anti-Money Laundering     Anti-Money Laundering    Manager, Client Service
DOB: 10/29/1958        Officer                   Officer since December   Administration, Grantham, Mayo, Van
                                                 2004; Vice President,    Otterloo & Co. LLC.
                                                 December 2004-March
                                                 2006.

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2006, the Audit Committee held five meetings; the Pricing Committee held nine meetings; and the Governance Committee held four meetings.

The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund's securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund's securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2005.

                                             AGGREGATE DOLLAR RANGE OF SHARES
                                            DIRECTLY OWNED IN ALL FUNDS OF THE
                                             TRUST (WHETHER OR NOT OFFERED IN
                         DOLLAR RANGE OF           THE PRIVATE PLACEMENT
                         SHARES DIRECTLY                MEMORANDUM)
        NAME            OWNED IN THE FUND           OVERSEEN BY TRUSTEE
---------------------   -----------------   ----------------------------------
Donald W. Glazer               None                    Over $100,000

Jay O. Light                   None                        None

W. Nicholas Thorndike          None                        None

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2005, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                           AGGREGATE DOLLAR RANGE OF SHARES
                                               INDIRECTLY OWNED IN ALL
                                             FUNDS OF THE TRUST (WHETHER
                    DOLLAR RANGE OF          OR NOT OFFERED IN THE PRIVATE
                    SHARES DIRECTLY             PLACEMENT MEMORANDUM)
      NAME         OWNED IN THE FUND             OVERSEEN BY TRUSTEE
----------------   -----------------       --------------------------------
DONALD W. GLAZER       $1-$10,000                   Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2005, in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                          NAME OF
    NAME OF NON-       OWNER(S) AND
     INTERESTED        RELATIONSHIP                                                VALUE OF
      TRUSTEE           TO TRUSTEE           COMPANY            TITLE OF CLASS    SECURITIES    % OF CLASS
---------------------  ------------  ------------------------  -----------------  -----------   ----------
Donald W. Glazer           Self      GMO Tax-Managed Absolute       Limited       $443,040(2)     4.13%(3)
                                      Return Fund, a private      partnership
                                        investment company     interest- Class C
                                     managed by the Manager.(1)

                                     GMO Multi-Strategy Fund        Limited       $976,300(2)     0.14%(3)
                                      (Offshore), a private       partnership
                                        investment company     interest- Class A
                                     managed by the Manager.(1)

                                      GMO Brazil Sustainable        Limited       $      0(2)     1.95%
                                        Forest Fund, LP, a        partnership
                                        private investment         interest
                                        company managed by
                                     Renewable Resources LLC,
                                       an affiliate of the
                                            Manager.(4)

                                      GMO Brazil Sustainable        Limited       $      0(2)     1.94%
                                       Forest Fund 2, LP, a      partnership
                                        private investment         interest
                                        company managed by
                                     Renewable Resources LLC,
                                       an affiliate of the
                                            Manager.(4)

Jay O. Light                N/A                None                   N/A              N/A         N/A

W. Nicholas Thorndike       N/A                None                   N/A              N/A         N/A

----------
(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Securities valued as of December 31, 2005.

(3) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(4) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust's standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust, the Fund offered in the Private Placement Memorandum, or any Funds of the Trust not offered in the Private Placement Memorandum, during the fiscal year ended February 28, 2006:

                             AGGREGATE    PENSION OR RETIREMENT     ESTIMATED         TOTAL
                           COMPENSATION    BENEFITS ACCRUED AS   ANNUAL BENEFITS   COMPENSATION
NAME OF PERSON, POSITION   FROM THE FUND  PART OF FUND EXPENSES  UPON RETIREMENT  FROM THE TRUST
-------------------------  -------------  ---------------------  ---------------  --------------
Donald W. Glazer, Esq.,       $1,060               N/A                 N/A          $283,250(2)
Trustee

Jay O. Light, Trustee         $  834               N/A                 N/A          $233,490(2)

W. Nicholas Thorndike,(1)     $  596               N/A                 N/A          $179,484(2)
Trustee

----------
(1)  Mr. Thorndike was elected as Trustee in March 2005.

(2) Reflects actual direct compensation received during the fiscal year ended February 28, 2006 from Funds of the Trust that had commenced operations on or before February 28, 2006, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by the Fund and various other Funds of the Trust not offered through the Private Placement Memorandum.

As of June 2, 2006, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

CODE OF ETHICS. The Trust and the Manager each have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code of Ethics. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to the Fund or its representatives, subject to certain exceptions specified in the Code of Ethics for transactions by the Trustees in certain securities that have been purchased or sold by the Fund or considered by the Manager or the Fund for purchase or sale within 15 days before or after any such transaction.

                     INVESTMENT ADVISORY AND OTHER SERVICES

MANAGEMENT CONTRACT

As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

The Management Fee for the Fund is calculated based on a fixed percentage of the Fund's average daily net assets. Pursuant to the Management Contract, the Fund has paid the following amounts as Management Fees to the Manager during the last three fiscal years:

Year ended 2/28/06                       $2,098,026
Year ended 2/28/05                       $1,269,712
Year ended 2/29/04                       $  909,838

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Emerging Markets Division. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by Mr. Arjun Divecha, the senior member of the Emerging Markets Division, as of February 28, 2006.

                REGISTERED INVESTMENT COMPANIES
                MANAGED (INCLUDING NON-GMO MUTUAL   OTHER POOLED INVESTMENT VEHICLES   SEPARATE ACCOUNTS MANAGED
SENIOR MEMBER    FUND SUBADVISORY RELATIONSHIPS)        MANAGED (WORLD-WIDE)                  (WORLD-WIDE)
-------------  -----------------------------------  --------------------------------  --------------------------
                NUMBER OF                            NUMBER OF                        NUMBER OF
                ACCOUNTS(1)   TOTAL ASSETS(1),(2)     ACCOUNTS        TOTAL ASSETS    ACCOUNTS    TOTAL ASSETS
               ------------   --------------------  ------------     ---------------  ---------  ---------------
Arjun Divecha       4          $13,511,111,779           1            $756,546,960        9      $4,270,682,418

                  REGISTERED INVESTMENT COMPANIES
                 MANAGED FOR WHICH GMO RECEIVES A
               PERFORMANCE-BASED FEE (INCLUDING NON-   OTHER POOLED INVESTMENT VEHICLES      SEPARATE ACCOUNTS MANAGED
                   GMO MUTUAL FUND SUBADVISORY        MANAGED (WORLD-WIDE) FOR WHICH GMO     (WORLD-WIDE) FOR WHICH GMO
                         RELATIONSHIPS)                RECEIVES A PERFORMANCE-BASED FEE   RECEIVES A PERFORMANCE-BASED FEE
               -------------------------------------  ----------------------------------  --------------------------------
                 NUMBER OF                            NUMBER OF                            NUMBER OF
                 ACCOUNTS              TOTAL ASSETS   ACCOUNTS              TOTAL ASSETS   ACCOUNTS          TOTAL ASSETS
               ------------            ------------   ---------             ------------  ----------       ---------------
Arjun Divecha        0                     $0             0                      $0            2           $1,981,728,155

----------
(1) Includes Funds of the Trust (including Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 28, 2006.

(2) "Total assets" includes assets invested by other GMO Funds.

Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

The senior member is a member (partner) of GMO. As of February 28, 2006, the compensation of the senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

SENIOR MEMBER FUND OWNERSHIP. As of February 28, 2006, Mr. Divecha had no direct beneficial ownership in the Fund. The following table sets forth the dollar range of Mr. Divecha's indirect beneficial share ownership in the Fund, as of February 28, 2006, by virtue of his direct ownership of shares of a private investment company managed by the Manager that invests in the Fund:

NAME OF SENIOR
    MEMBER        DOLLAR RANGE OF SHARES INDIRECTLY OWNED IN THE FUND
    ------        ---------------------------------------------------
Arjun Divecha                          $1-$10,000

CUSTODIAL ARRANGEMENTS AND FUND ACCOUNTING AGENT. Brown Brothers Harriman & Co. ("BBH"), 40 Water Street, Boston, Massachusetts 02109, serves as the Trust's custodian and fund accounting agent on behalf of the Fund. As such, BBH holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, BBH receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. BBH also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

SHAREHOLDER SERVICE ARRANGEMENTS. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with the Funds of the Trust (including the Fund), GMO provides direct client service, maintenance, and reporting to shareholders of the Funds, including the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party.

The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, the Fund paid GMO the following amounts during the last three fiscal years:

Year ended 2/28/06                         $388,523
Year ended 2/28/05                         $235,132
Year ended 2/29/04                         $168,489

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.

COUNSEL. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client's investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager's policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

BROKERAGE AND RESEARCH SERVICES. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer's inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm's ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.

Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include:
(i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night's close and any additional "impact" or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

The Trust paid, on behalf of the Fund, the following amounts in brokerage commissions during the three most recent fiscal years:

  March 1, 2003      March 1, 2004      March 1, 2005
     Through            Through            Through
February 29, 2004  February 28, 2005  February 28, 2006
-----------------  -----------------  -----------------
     $421,065           $224,041          $148,737

The decrease in the amount of brokerage commissions paid by the Trust, on behalf of the Fund, during the past three fiscal years (as disclosed in the table above) are generally the result of deregulation of the Taiwanese market during that time, which resulted in the repeal of a regulation that required securities brokers to charge a specific minimum commission rate. Changes in the amount of brokerage commissions paid by the Trust, on behalf of the Fund, do not reflect material changes in the Fund's investment objective or strategies.

During the fiscal year ended February 28, 2006, the Fund did not hold any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31 of each year.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, "Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with their day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust's Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

- Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

- The nature and scope of disclosure of Portfolio Holdings Information to third parties;

- Exceptions to the disclosure policy authorized by senior management of GMO; and

- Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

        NAME OF RECIPIENT                      PURPOSE OF DISCLOSURE
        -----------------                      ---------------------
Investors Bank & Trust Company       Compliance testing

Brown Brothers Harriman & Co.        Custodial services and compliance testing

Boston Global Advisors               Securities lending services

PricewaterhouseCoopers LLP           Independent registered public accounting firm

Institutional Shareholder Services   Corporate actions services

Interactive Data                     Fair value pricing

FactSet                              Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

        NAME OF RECIPIENT                         PURPOSE OF DISCLOSURE
        -----------------                         ---------------------
Epstein & Associates, Inc.           Software provider for Code of Ethics monitoring
                                     system

Financial Models Company Inc.        Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a "series investment company" that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty series:
Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity

Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; and Inflation Indexed Plus Bond Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 2, 2006, the following shareholders held greater than 25% of the outstanding shares of the Fund:

      Pension Reserves Investment Trust
      Stanley P. Mavromates Jr Deputy CIO
      84 State Street Suite 250
      Boston, MA  02109

      State of Connecticut Retirement Plans and Trust Funds
      55 Elm Street
      Hartford, CT  06106-1773

As of June 2, 2006, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Taiwan Fund as of June 02, 2006:

                 Name and Address                       % Ownership
                 ----------------                       -----------
Pension Reserves Investment Trust                          73.3
Stanley P. Mavromates Jr Deputy CIO
84 State Street Suite 250
Boston, MA  02109

State of Connecticut Retirement Plans and Trust Funds      25.5
55 Elm Street
Hartford, CT  06106-1773

                              FINANCIAL STATEMENTS

The Fund's audited financial statements for the fiscal year ended February 28, 2006 included in the Trust's Annual Reports and filed with the SEC pursuant to
Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Trust's Annual Reports (containing the Fund's audited financial statements) for the fiscal year ended February 28, 2006 were filed electronically with the SEC on Form N-CSR on May 8, 2006 (Accession No. 0001104659-06-032051).

Appendix A

                                    GMO TRUST

                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of beneficial interest of the Fund that is offered through the Private Placement Memorandum. The computation is based upon the net asset value and shares of beneficial interest outstanding as of the close of business on February 28, 2006.

                      Taiwan Fund
                      -----------
Net Assets at Value (Equivalent to $28.34
per share based on 10,276,489 shares
of beneficial interest outstanding)                    $291,250,473

Offering Price ($28.34 x 100/99.85)*                   $      28.38

----------

* Represents maximum offering price charged on certain cash purchases. See "How to Purchase Shares" and "Purchase Premium and Redemption Fee" in the Private Placement Memorandum.

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

STANDARD & POOR'S. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

MOODY'S. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective:  August 6, 2003

Appendix C
                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.    AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.    BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.    SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.    PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.    POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.    MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.    REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix C

8.    CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9.    EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C
      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.   SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              CONCISE SUMMARY OF ISS GLOBAL PROXY VOTING GUIDELINES

Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Appendix C

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

DISCHARGE OF BOARD AND MANAGEMENT

Appendix C

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

Appendix C

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS:
                                      C-14

Appendix C

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2006

                       GMO SHORT-DURATION COLLATERAL FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO SHORT-DURATION COLLATERAL FUND (the "Fund") is a separate investment portfolio of GMO Trust (the "Trust"). The Trust is an open-end management investment company and operates as a "series investment company" that consists of separate series of investment portfolios, including the Fund. Other portfolios are offered pursuant to separate prospectuses. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust ("GMO Funds") and certain other accredited investors. The Fund is intended to provide an efficient means for other GMO Funds to achieve exposure to assets that they might otherwise acquire directly, to invest cash held by those Funds and/or to generate a cash-like return for those Funds.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

-----------------------------

      This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2006, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                  FUND SUMMARY

      This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund's investments and strategies is contained in the SAI. Except for policies identified in the SAI as "fundamental," the Fund's Board of Trustees ("Trustees") may change the Fund's investment objective or policies without shareholder approval. The Fund's investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") (see "Management of the Fund" below for a description of the Manager).

      INVESTMENT OBJECTIVE

      Total return in excess of its benchmark.

      PRINCIPAL INVESTMENT STRATEGIES

      The Fund seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which the Fund invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). The Fund may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements. The Fund's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features. From time to time, the Fund may acquire or hold fixed income securities that are rated below investment grade. The Fund also may use exchange-traded and over-the-counter ("OTC") derivatives, including swap contracts, futures, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts.

      In selecting fixed income securities for the Fund's portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.

      The Manager employs a variety of techniques to adjust the sensitivity of the Fund's value to changes in interest rates. This sensitivity is often measured by, and correlates with, the portfolio's duration. Under normal circumstances, the Manager expects that the Fund's dollar-weighted average portfolio duration will be 365 days or less. The Fund's dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average portfolio duration. The Manager determines the Fund's dollar-weighted average portfolio duration by aggregating the durations of the Fund's individual holdings and weighting each holding based on its market value. The Manager may determine duration by traditional means or through empirical analysis, which may produce results that differ from those produced by traditional methods of calculating duration. Efforts are made to manage the Fund's exposure to interest rate volatility. Portfolio duration may be maintained, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives. The effect of changes in interest rates on the Fund from an investment in a longer-duration bond that has been hedged to have a shorter effective duration may, however, differ from the effect of such changes on the Fund if, instead, the Fund had made a direct investment in a shorter-duration bond. In addition, the Fund's investments in OTC derivatives may create counterparty risk, and its investments in longer-term bonds may increase its exposure to credit risk. See "Principal risks of investing in the Fund -- Market Risk -- Fixed Income Securities" and " -- Credit and Counterparty Risk" below.

      Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

      WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERM "INVEST" INCLUDES BOTH DIRECT INVESTING AND INDIRECT INVESTING AND THE TERM "INVESTMENTS" INCLUDES BOTH DIRECT INVESTMENTS AND INDIRECT INVESTMENTS. FOR INSTANCE, THE FUND MAY INVEST INDIRECTLY OR MAKE INDIRECT INVESTMENTS BY INVESTING IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET. In addition, the term "fixed income securities" includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and
(ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security.

      In addition, for purposes of this Private Placement Memorandum, the term "investment grade" refers to a rating of Baa3/BBB- or better given by Moody's Investors Service, Inc. ("Moody's")/Standard & Poor's Ratings Services ("S&P") to a particular fixed income security, and the term "below investment grade" refers to any rating below Baa3/BBB- given by Moody's/S&P to a particular fixed income security. Securities rated below investment grade are also known as "junk bonds." In addition, in this Private Placement Memorandum, investment grade securities that are given a rating of Aa/AA or better by Moody's/S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and S&P, but also unrated securities determined by the Manager to have credit qualities comparable to securities rated by Moody's and/or S&P as investment grade, below investment grade, or high quality.

      BENCHMARK

      The Fund's benchmark is the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month euro-dollar deposits.

      PRINCIPAL RISKS OF INVESTING IN THE FUND

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and in investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

      -     LIQUIDITY RISK

      The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the Fund's ability to sell particular securities or close out derivative positions at an advantageous price. Because the Fund's principal investment strategies involve investing in high quality fixed income securities, in particular asset-backed securities, that may be less liquid than those securities in the Fund's benchmark, its investments may not be as liquid as those of other high quality fixed income funds. The Fund also will have increased exposure to liquidity risk to the extent it uses derivatives (in particular OTC derivatives) as part of its principal investment strategies. Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

      -     CREDIT AND COUNTERPARTY RISK

      This is the risk that the issuer or guarantor of a fixed income security, the counterparty to an OTC derivatives contract, or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

      Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded or will default, thereby reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit-card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See "Market Risk - Fixed Income Securities" below for a discussion of these risks.

      Credit risk is particularly pronounced for below investment grade securities (also known as "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Although offering the potential for higher investment returns, junk bonds are often less liquid than higher quality securities, the continuing ability of their issuers to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. From time to time, the Fund may directly or indirectly acquire or hold below investment grade securities. At such times, it will be subject to these risks.

      In addition, the Fund is exposed to counterparty risk because it uses OTC derivatives (such as swap contracts, as described in "Derivatives Risk" below) in implementing its investment program. It will also be exposed to counterparty risk to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions.

      -     FOCUSED INVESTMENT RISK

      Industry diversification can reduce overall risk, and concentration of investments in industries with high positive correlations to one another can increase overall risk. Therefore, a fund whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

      A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk may be particularly pronounced for the Fund because of its exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Market Risk -- Fixed Income Securities" below for further discussion of the risks associated with asset-backed securities.

      -     MARKET RISK -- FIXED INCOME SECURITIES

      The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed income securities in which the Fund invests. The following summarizes certain general market risks associated with investments in fixed income securities.

      A principal risk of the Fund's investments in fixed income securities (including bonds, notes, synthetic debt instruments, and asset-backed securities) is that the value of those securities typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for funds investing in fixed income securities with longer durations, although it is present, but to a lesser extent, in the Fund.

      An additional type of market risk exists for the Fund by virtue of its investments in asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations"). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The underlying obligations, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest prepayments at as high a yield as the asset-backed security. Asset-backed securities also may be collateralized by the fees earned by service providers.

      The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The risks associated with asset-backed securities are particularly pronounced for the Fund because it may invest a substantial portion of its assets in asset-backed securities. The Fund also may be subject to certain risks related to investing in asset-backed securities backed by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Focused Investment Risk" above for a discussion of these risks.

      -     DERIVATIVES RISK

      The Fund may invest in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including hedging and as a substitute for direct investment in securities. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives that the Fund may utilize.

      The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can only be closed out with the other party to the contract, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the contract with the counterparty or may be able to obtain the other party's consent to assign the contract to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

      Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

      Suitable derivatives may not be available in all circumstances. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk. There can be no assurance that the Fund's use of derivatives will be effective or will have the desired results.

      -     LEVERAGING RISK

      The Fund's use of reverse repurchase agreements and other derivatives may cause its portfolio to be leveraged. Leverage may increase the Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

      The Fund is not limited in the extent to which it may use derivatives or in the absolute face value of the derivatives positions it takes. As a result, the Fund's net long exposure may exceed 100% of its net assets. However, the Manager seeks to manage the effective market exposure of the Fund relative to its benchmark.

      -     FOREIGN INVESTMENT RISK

      Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks, because the market prices of those securities may change more rapidly and to a greater degree than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.

      -     NON-DIVERSIFICATION RISK

      Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a "diversified" investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced than if the Fund were "diversified."

      -     MARKET DISRUPTION AND GEOPOLITICAL RISK

      The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, the Fund's exposure to a number of other risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.

      The value of the Fund's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time. For example, a disruption may cause the Fund's derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.

      -     LARGE SHAREHOLDER RISK

      To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or other GMO Funds), the Fund will be subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the Fund, since the Fund may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund's performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and could also increase transaction costs.

      -     MANAGEMENT RISK

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The Fund generally does not attempt to time the market and instead generally stays fully invested in fixed income securities and related derivative instruments. The Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause its performance to differ from that of its benchmark. In those cases, the Fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

FEES AND EXPENSES

      The table below shows the expected cost of investing in the Fund.


ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets):
Management fee........................................................................     0.00%
Other expenses........................................................................     0.04%(1)
Total annual operating expenses.......................................................     0.04%
      Expense reimbursement...........................................................     0.02%(2)
NET ANNUAL EXPENSES...................................................................     0.02%

(1) "Other expenses" have been restated to reflect current fees and reflect inclusion of interest expense incurred as a result of entering into reverse repurchase agreements. For the fiscal year ended February 28, 2006, "Other expenses" (before addition of interest expense and as restated) and interest expense were 0.02% and 0.02%, respectively.

(2) The Manager has contractually agreed to reimburse the Fund for Fund expenses through at least June 30, 2007 (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not procured or provided by the Manager for the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes).

                             MANAGEMENT OF THE FUND

      GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2006, GMO managed on a worldwide basis more than $120 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

      Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract is included in the Fund's shareholder report for the period during which the Trustees approved such contract.

      GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund's portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.

      Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO's global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.

      The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.

      CUSTODIAN, FUND ACCOUNTING AGENT, AND TRANSFER AGENT

      Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, fund accounting agent, and transfer agent.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value or "NAV" of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund's NAV per share for a class of shares is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

      The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

Shares of other open-end registered investment companies

      -     NAV at the time of valuation of shares of the Fund

"Fair Value" Pricing

      For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

      With respect to the Fund's use of "fair value" pricing, you should note the following:

            - Under certain circumstances, the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

      The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable.

      Certain securities held by the Fund are valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold, and the differences could be material to the Fund.

      In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end.

      To access this information on GMO's website (http://www.gmo.com/ america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

      The Fund or GMO may suspend the posting of portfolio holdings, or the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

                             HOW TO PURCHASE SHARES

      Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at
(617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

      PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

      -     The name of the Fund being purchased;

      -     The dollar amount of the shares to be purchased;

      - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      -     Payment in full (by check, wire, or securities).

            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

      If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If the purchase request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day.

      To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

      The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

      There is no minimum initial or subsequent investment in the Fund.

      Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

      Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

      Funding Your Investment. You may purchase shares:

      -     with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
   Further credit: GMO Short-Duration Collateral Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

   By U.S. Postal Service:                           By Overnight Courier:
Investors Bank & Trust Company                  Investors Bank & Trust Company
  GMO Transfer Agent MFD 23                       GMO Transfer Agent MFD 23
        P.O. Box 642                          200 Clarendon Street, 16th Floor
    Boston, MA 02117-0642                              Boston, MA 02116

      -     in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund.

            - securities will be valued as set forth under "Determination of Net Asset Value"

      -     by a combination of cash and securities

      FREQUENT TRADING ACTIVITY. The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to certain other GMO Funds and their shareholders. Frequent trading strategies may be disruptive to the efficient management of such funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund because the nature of its investments make the Fund less susceptible to the effects of market timing.

                              HOW TO REDEEM SHARES

      You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

      REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

      -     The name of the Fund being redeemed;

      - The number of shares or the dollar amount of the shares to be redeemed;

      - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      - Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO.

      If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day, you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

      The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

      If a redemption is paid in cash:

      - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

      - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

      If a redemption is paid with securities, it is important for you to note:

      - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

      - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

      - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

      - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      -     if the NYSE is closed on days other than weekends or holidays

      -     during periods when trading on the NYSE is restricted

      - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

      -     during any other period permitted by the SEC for your protection.

      Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or any class.

      Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares - Submitting Your Purchase Order Form." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

                             DISTRIBUTIONS AND TAXES

      The Fund's policy is to declare and pay distributions of its net income, if any, semi-annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually. In addition, the Fund may, from time to time and at its discretion, make unscheduled distributions in advance of redemptions by large shareholders. Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders.

      All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Application or by writing to the Trust.

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders may include certain other GMO Funds. The summary below does not address tax consequences to shareholders of those other GMO Funds. Shareholders of those other GMO Funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those Funds for a summary of the tax consequences applicable to them.

      - The Fund is treated as a separate taxable entity for federal income tax purposes and intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

      - For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than by how long a shareholder has owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends are taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less are taxable to shareholders as ordinary income.

      - If the Fund has capital losses in excess of capital gains for any taxable year, these excess losses will carry over and offset capital gains in succeeding taxable years until either (a) the end of the eighth succeeding taxable year or (b) until such losses have been fully utilized to offset Fund capital gains, whichever comes first. The Fund's ability to utilize these losses in succeeding taxable years may be limited by reason of direct or indirect changes in the actual or constructive ownership of the Fund.

      - For taxable years beginning before January 1, 2011, distributions of investment income properly designated by the Fund as derived from "qualified dividend income" will be taxable to shareholders taxed as individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund levels. Long-term capital gain rates applicable to most individuals have been reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

      - Distributions by the Fund to retirement plans that qualify for tax-exempt treatment under the federal income tax laws will generally not be taxable. Special tax rules apply to investments through such plans. Shareholders should consult their tax advisers to determine the suitability of the Fund as an investment through such a plan and the tax treatment of distributions (including distributions of amounts attributable to an investment in the Fund) from such a plan.

      - Distributions by the Fund are taxable to a shareholder even if they are paid from income or gains earned by the Fund before that shareholder invested in the Fund (and accordingly the income or gains were included in the price the shareholder paid for the Fund's shares). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. Any gain resulting from a shareholder's sale, exchange, or redemption of Fund shares generally will be taxable to the shareholder as short-term or long-term capital gain, depending on how long the Fund shares were held by the shareholder.

      - The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest or capital gains. Those taxes will reduce the Fund's yield on these securities. The foreign withholding tax rates applicable to the Fund's investments in certain foreign jurisdictions may be higher if the Fund has a significant number of non-U.S. shareholders than if it has fewer non-U.S. shareholders. In certain instances, shareholders may be entitled to claim a credit or deduction for foreign taxes paid by the Fund. See the SAI for more information regarding foreign withholding taxes.

      - The Fund's investments in foreign securities, foreign currencies, debt obligations issued or purchased at a discount, asset-backed securities, assets "marked to the market" for federal income tax purposes and, potentially, so-called "indexed securities" (including inflation indexed bonds) may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of the cash generated by those investments. These investments, therefore, may affect the timing or amount of the Fund's distributions and may cause the Fund to liquidate other investments at a time when it is not advantageous to do so to satisfy the distribution requirements that apply to entities taxed as regulated investment companies.

      - The Fund's use of derivatives and securities lending may increase the amount of income recognized by its shareholders.

      - The Fund's investment in other investment companies taxed as partnerships or regulated investment companies could affect the amount, timing and character of distributions. See "Taxes" in the SAI for more information.

      The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                              FINANCIAL HIGHLIGHTS
             (For a share outstanding throughout the periods shown)

      The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO SHORT-DURATION COLLATERAL FUND

                                                                    Year Ended          Year Ended
                                                                February 28, 2006     February 28, 2005
                                                                -----------------     -----------------
Net asset value, beginning of period ......................     $          25.33      $          25.18
                                                                ----------------      ----------------
Income (loss) from investment operations:
      Net investment income (loss)+ .......................                 1.01                  0.59
      Net realized and unrealized gain (loss) .............                (0.03)                (0.09)
                                                                ----------------      ----------------
           Total from investment operations ...............                 0.98                  0.50
                                                                ----------------      ----------------
Less distributions to shareholders:
      From net investment income ..........................                (0.71)                (0.34)
      From net realized gains .............................                   --                 (0.01)
                                                                ----------------      ----------------
           Total distributions ............................                (0.71)                (0.35)
                                                                ----------------      ----------------
Net asset value, end of period ............................     $          25.60      $          25.33
                                                                ================      ================
Total Return (b) ..........................................                 3.89%                 2.01%
Ratios/Supplemental Data:
      Net assets, end of period (000's) ...................     $      4,480,312      $      3,483,889
      Net operating expenses to average daily net assets(c)                 0.00%                 0.00%
      Interest expense to average daily net assets ........                 0.02%                   --
      Total net expenses to average daily net assets ......                 0.02%                 0.00%(e)
      Net investment income to average daily net assets ...                 3.96%                 2.31%
      Portfolio turnover rate .............................                   45%                   34%
      Fees and expenses reimbursed by the Manager
            to average daily net assets ...................                 0.02%                 0.02%

                                                                                            Period from
                                                                                         November 26, 2002
                                                                                         (commencement of
                                                                    Year Ended           operations) through
                                                                 February 29, 2004       February 28, 2003
                                                                 -----------------       -------------------
Net asset value, beginning of period ......................      $          25.01        $          25.00
                                                                 ----------------        ----------------
Income (loss) from investment operations:
      Net investment income (loss)+ .......................                  0.56                    0.18
      Net realized and unrealized gain (loss) .............                  0.06(a)                (0.12)
                                                                 ----------------        ----------------
           Total from investment operations ...............                  0.62                    0.06
                                                                 ----------------        ----------------
Less distributions to shareholders:
      From net investment income ..........................                 (0.45)                  (0.05)
      From net realized gains .............................                    --                      --
                                                                 ----------------        ----------------
           Total distributions ............................                 (0.45)                  (0.05)
                                                                 ----------------        ----------------
Net asset value, end of period ............................      $          25.18        $          25.01
                                                                 ================        ================
Total Return (b) ..........................................                  2.48%                   0.24%**
Ratios/Supplemental Data:
      Net assets, end of period (000's) ...................      $      1,751,535        $      1,146,954
      Net operating expenses to average daily net assets(c)                  0.00%                   0.00%*
      Interest expense to average daily net assets ........                  0.00%(d)                  --
      Total net expenses to average daily net assets ......                  0.00%(e)                0.00%*
      Net investment income to average daily net assets ...                  2.51%                   2.94%*
      Portfolio turnover rate .............................                    33%                     15%**
      Fees and expenses reimbursed by the Manager
            to average daily net assets ...................                  0.02%                   0.05%*

(a) The amount shown for a share outstanding does not correspond with the aggregate net realized and unrealized gain/loss for the period due to the timing of purchases and redemptions of Fund shares in relation to the fluctuating market values of the Fund.

(b) The total returns would have been lower had certain expenses not been reimbursed during the periods shown.

(c)   Net operating expenses were less than 0.01% to average daily net assets.

(d)   Interest expense was less than 0.01% to average daily net assets.

(e)   Total net expenses were less than 0.01% to average daily net assets.

+     Calculated using average shares outstanding throughout the period.

*     Annualized.

**    Not annualized.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

      The Fund's annual and semiannual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semiannual reports and the Fund's SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

      You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                       INVESTMENT COMPANY ACT FILE NO. 811-04347

                                    GMO TRUST

                       GMO Short-Duration Collateral Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2006

This Statement of Additional Information is not a prospectus. It relates to the GMO Short-Duration Collateral Fund Private Placement Memorandum dated June 28, 2006, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Short-Duration Collateral Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum and the annual report to shareholders of the Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES........................................................................        1
FUND INVESTMENTS..........................................................................................        1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS................................................................        2
USES OF DERIVATIVES.......................................................................................       29
INVESTMENT RESTRICTIONS...................................................................................       33
DETERMINATION OF NET ASSET VALUE..........................................................................       35
DISTRIBUTIONS.............................................................................................       36
TAXES.....................................................................................................       36
MANAGEMENT OF THE TRUST...................................................................................       46
INVESTMENT ADVISORY AND OTHER SERVICES....................................................................       54
PORTFOLIO TRANSACTIONS....................................................................................       58
PROXY VOTING POLICIES AND PROCEDURES......................................................................       59
DISCLOSURE OF PORTFOLIO HOLDINGS..........................................................................       60
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..........................................................       62
VOTING RIGHTS.............................................................................................       64
SHAREHOLDER AND TRUSTEE LIABILITY.........................................................................       65
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES......................................................       65
FINANCIAL STATEMENTS......................................................................................       66
APPENDIX A - SPECIMEN PRICE MAKE-UP SHEET.................................................................      A-1
APPENDIX B - COMMERCIAL PAPER AND CORPORATE DEBT RATINGS..................................................      B-1
APPENDIX C - PROXY VOTING POLICIES AND PROCEDURES.........................................................      C-1

The Fund is a series of the Trust. The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

                       INVESTMENT OBJECTIVES AND POLICIES

      The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

      The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this Statement of Additional Information, the term "invest" includes both direct investing and indirect investing and the term "investments" includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make.

      -     Debt and Other Fixed Income Securities

      - Debt and Other Fixed Income Securities - Long and Medium Term Corporate & Government Bonds(1)

      - Debt and Other Fixed Income Securities - Short-Term Corporate & Government Bonds(1)

      -     Cash and Other High Quality Investments

      -     Asset-Backed and Related Securities

      -     U.S. Government Securities and Foreign Government Securities

      -     Adjustable Rate Securities

      -     Below Investment Grade Securities

      -     Zero Coupon Securities

      -     Indexed Securities

      -     Structured Notes

      -     Foreign Investments - Foreign Issuers(2)

      -     Foreign Investments - Foreign Issuers (Traded on U.S. Exchanges)(2)

      -     Foreign Investments - Emerging Countries(2)

      -     Securities Lending

      -     Convertible Securities

      -     Equity Securities

      -     Warrants and Rights

      -     Options and Futures

      -     Foreign Currency Transactions

      -     Swap Contracts and Other Two-Party Contracts

      -     Repurchase Agreements

      -     Reverse Repurchase Agreements and Dollar Roll Agreements

      -     Illiquid Securities, Private Placements, and Other Restricted
            Securities

      -     Firm Commitments and When-Issued Securities

      -     Investments in Other Investment Companies or Other Pooled
            Investments

(1) For more information, see, among other sections, "Descriptions and Risks of Fund Investments--U.S. Government Securities and Foreign Government Securities" herein.

(2) For more information, see, among other sections, "Principal Risks of investing in the Fund--Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments--Risks of Foreign Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. UNLESS OTHERWISE NOTED HEREIN, ANY REFERENCES TO INVESTMENTS MADE BY THE FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS).

Please refer to "Fund Summary -- Principal investment strategies" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when ultimately distributed to shareholders of the other funds of the Trust investing in the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information for more information.

The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund. The Fund must, however, meet certain diversification standards to qualify as a "regulated investment company" under the Internal Revenue Code of 1986.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency or commodity). See "Adjustable Rate Securities" and "Indexed Securities" below.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or "interest rate risk") relates to changes in a security's value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund generated from its investments in fixed income securities cannot be predicted with certainty. In addition, to the extent the Fund invests a portion of its assets in indexed securities, the future income of the Fund will be affected by changes in those securities' indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments to maintain liquid assets required in connection with some of the Fund's investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit.

ASSET-BACKED AND RELATED SECURITIES

Asset-backed securities are "pass-through" securities, meaning that principal and interest payments - net of expenses - made by the underlying borrowers on the underlying assets (such as mortgages and credit-card receivables) are passed through to the asset-backed security holders. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit-card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest the proceeds from prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in "Other Asset-Backed Securities" below.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

OTHER ASSET-BACKED SECURITIES. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities are subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support.

The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers' performance. In some circumstances, a servicer's or originator's mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, the Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see "Collateralized Debt Obligations ("CDOs")" below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles.

Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"); STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset -backed securities.

The Fund also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages.

IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

COLLATERALIZED DEBT OBLIGATIONS ("CDOs"). The Fund may invest in CDOs, which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portion is the residual, or "equity" tranche, which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the equity tranche due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, the Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

The Fund may acquire or hold below investment grade securities (that is, rated below BBB- by S&P or below Baa3 by Moody's, or determined by the Manager to be of comparable quality to securities so rated) ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund's investments in Below Investment Grade Securities are more dependent on the Manager's own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.

Securities in the lowest investment grade category (BBB or Baa) also have some speculative characteristics. See "Appendix B--Commercial Paper and Corporate Debt Ratings" for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

The Fund, when investing in "zero coupon" fixed income securities, accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness.

CURRENCY-INDEXED SECURITIES. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

INVERSE FLOATING OBLIGATIONS. Indexed securities in which the Fund may invest include so called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

INFLATION INDEXED BONDS. The Fund may invest in inflation indexed bonds. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index ("CPI") accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (or "TIPS") have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year's inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPs, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

TAX CONSEQUENCES OF INVESTING IN INDEXED SECURITIES. The Fund's investments in indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. As a result, the Fund may be required to sell assets to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and, therefore, to eliminate any tax liability at the Fund level. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Taxes" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities (e.g., through the Fund's brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund's custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

EMERGING COUNTRIES. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund's income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments (or, in the case of fixed income securities, interest) in emerging countries.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See "Taxes" below for further discussion of qualified dividend income.

CONVERTIBLE SECURITIES

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

EQUITY SECURITIES

Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer's goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities, as described in "Options and Futures" below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options, as described below in "Options and Futures." Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

OPTIONS AND FUTURES

The Fund may use options and futures for various purposes, including for hedging and investment purposes. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect the Fund's performance.

The Fund's ability to write and purchase call and put options is limited by the requirements for qualifying as a regulated investment company under the Internal Revenue Code.

OPTIONS ON SECURITIES AND INDICES. The Fund may purchase and sell put and call options on fixed income securities or other types of securities or indices in standardized exchanged-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

PURCHASING OPTIONS ON SECURITIES AND INDICES. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

WRITING OPTIONS ON SECURITIES AND INDICES. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

The Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund's income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option's exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC OPTIONS. The Fund may also invest in over-the-counter ("OTC") options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

CLOSING OPTIONS TRANSACTIONS. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option's expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, the Fund, if it has written an option, may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.

No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.

RISK FACTORS IN OPTIONS TRANSACTIONS. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in interest rates, and the remaining time to an option's expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.

The Fund's ability to use options as part of its investment program depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option's life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund's portfolio securities decline.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.

The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts -- Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" for a discussion of counterparty risk and other risks associated with investing in OTC options below.

The Fund's ability to engage in options transactions may be limited by tax considerations.

CURRENCY OPTIONS. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See "Foreign Currency Transactions" below for more information on the Fund's use of currency options.)

FUTURES. To the extent consistent with applicable law, the Fund may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), interest rates, securities indices, or currencies. Futures contracts on securities indices are referred to herein as "Index Futures."

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies, or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

INDEX FUTURES. The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

INTEREST RATE FUTURES. The Fund may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

CURRENCY FUTURES. The Fund may buy and sell futures contracts on currencies. (See "Foreign Currency Transactions" below for a description of the Fund's use of currency futures.)

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund's profit or loss on the transaction.

RISK FACTORS IN FUTURES AND FUTURES OPTIONS TRANSACTIONS. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security (e.g., U.S. Treasury bonds) is used to hedge a different security (e.g., a mortgage-backed security), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.

In the case of Index Futures, changes in the price of Index Futures may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Fund's ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or option on a futures contract position, and that the Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.

The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates, interest rates, and securities prices. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by the Fund, the Fund would realize a loss on the futures contract that is not offset by an increase in the value of its portfolio securities. As a result, the Fund's total return would be less than if it had not used the futures.

As discussed above, when purchasing or selling a futures contract, the Fund is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund's portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

The Fund's ability to engage in futures and options on futures transactions also may be limited by tax considerations.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES, FUTURES CONTRACTS, AND OPTIONS ON FUTURES CONTRACTS TRADED ON FOREIGN EXCHANGES. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate.

The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see "Risks of Foreign Investments" above).

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund's exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases.

The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See "Options and Futures -- Futures" above for more information on futures contracts and options on futures contracts).

The Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See "Options and Futures -- Options on Securities and Indices" above for more information on options).

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund may enter into swap contracts (or "swaps") for hedging and/or investment purposes. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using swap contracts and other two-party contracts.)

SWAP CONTRACTS. As described in "Uses of Derivatives" below, the Fund may use various different types of swaps, such as swaps on securities and securities indices, interest rate swaps, currency swaps, credit default swaps, and other types of available swap agreements. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount ("notional amount"), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties' obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund's exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund's investment objective and policies.

For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, the Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund's portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, a Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.

In addition, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, the Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. The Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk - the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see "Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" below). In addition, as a purchaser in a credit default swap, the Fund's investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.

The Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund's taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, the Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.

INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures - Risk Factors in Options Transactions" and " - Risk Factors in Futures and Futures Options Transactions" above. Interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

SWAPTIONS. An option on a swap agreement, also called a "swaption," is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The most significant factor in the performance of swaps, caps, floors and collars is the change in the value of the underlying price, rate, or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of the Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by the Fund, the Fund must be prepared to make such payments when due.

In addition, the Fund may only close out a swap, cap, floor, collar, or OTC option (including a swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, CERTAIN TYPES OF SWAP CONTRACTS AND RELATED INSTRUMENTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

REPURCHASE AGREEMENTS

The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller's defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights,
(ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

The Fund maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction on borrowings.

ILLIQUID SECURITIES, PRIVATE PLACEMENTS, AND RESTRICTED SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

As long as the Securities and Exchange Commission ("SEC") maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. If the Fund sells its securities in a registered offering, it may be deemed to be an "underwriter" for purposes of Section 11 of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

FIRM COMMITMENTS AND WHEN-ISSUED SECURITIES

The Fund may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, the Fund may enter into a firm commitment agreement when it invests in fixed income securities if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When the Fund purchases securities on a when-issued or delayed-delivery basis, it is required to maintain on its custodian's books and records cash, U.S. government securities. or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. The Fund generally does not earn income on the securities that it has committed to purchase until after delivery. The Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).

INVESTMENTS IN OTHER INVESTMENT COMPANIES OR OTHER POOLED INVESTMENTS

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer's net asset value.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC derivatives in implementing its investment program. It is intended to supplement the information included in the Private Placement Memorandum and the information provided in the "Fund Investments" and "Descriptions and Risks of Fund Investments" sections of this Statement of Additional Information. This overview, however, is not intended to be exhaustive and the Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memorandum.

In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund may use exchange-traded and OTC financial derivatives to implement its investment program. The specific types of derivatives the Fund may employ are outlined below. To a significant extent, specific market conditions may influence the Manager's choice of derivatives and derivatives strategies for the Fund.

COUNTERPARTY CREDITWORTHINESS. As discussed above, the Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by S&P or Moody's (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. See "Appendix B -- Commercial Paper and Corporate Debt Ratings" for an explanation of short-term debt ratings.

           USE OF DERIVATIVES (OTHER THAN FOREIGN CURRENCY DERIVATIVE
                           TRANSACTIONS) BY THE FUND

Types of Derivatives (other than Foreign Currency Derivative Transactions) That May be Used by the Fund

Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Futures contracts and related options on bonds as well as baskets or indices of securities Options on bonds and other securities
Swaptions
Structured notes

Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund

Hedging

Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers.

Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.

Investment

The Fund may use derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, if a foreign derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.

The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.

Risk Management

The Fund may use options, futures, and related options as well as swap contracts to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.

The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.

Other Uses

The Fund may employ additional derivatives strategies to help implement its investment strategies.

For instance, often the debt instruments in which the Fund invests are not available with precisely the duration or other interest rate terms that the Manager would prefer. In those cases, the Manager may decide to alter the interest rate exposure of those debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

In addition, the Fund may employ the foreign currency derivative transactions described below.

           USE OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Foreign Currency Derivative Transactions That May Be Employed by the Fund

Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not purchase securities on margin except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

(3) The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

(4) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(5) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(6) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

(7) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(8) The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

(9) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with
Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:

(1) The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

(2) The Fund may not make an investment for the purpose of gaining control of a company's management.

(3) The Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

(4) The Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust's Trustees without shareholder approval. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without shareholder approval.

                        DETERMINATION OF NET ASSET VALUE

The net asset value ("NAV") per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions and Taxes." The Fund maintains a policy in all cases to pay its shareholders, as dividends, substantially all net investment income, if any, and to distribute annually all net realized capital gains, if any, after offsetting any available capital loss carryovers. The Fund generally maintains a policy to make distributions at least annually, sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of investment company taxable income and capital gain net income. The Fund also may make unscheduled distributions of net income, short-term capital gains, and/or long-term capital gains prior to large shareholder redemptions from the Fund.

                                      TAXES

FUND STATUS

The Fund is treated as a separate taxable entity for federal income tax purposes. The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined below);

(b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and

(c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies ("underlying funds"), and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (as defined below). In the case of the Fund's investments in loan participations, the Fund shall treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership
(i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of paragraph (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below).

If the Fund were to fail to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted so to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although the Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the payment of excise tax amount deemed by the Fund to be de minimis). Certain derivatives give rise to ordinary income and loss. Where the Fund has a taxable year that begins in one calendar year and ends in the next calendar year, the Fund will be required to make this excise tax distribution during its taxable year. There is a risk that the Fund could recognize income prior to making this excise tax distribution and could recognize losses after making this distribution. As a result, an excise tax distribution could constitute a return of capital (see discussion below).

Capital losses in excess of capital gains ("Net Capital Losses") are not permitted to be deducted against other income. The Fund may carry Net Capital Losses forward for eight years. However, the Fund will not be able to utilize any Net Capital Losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such Net Capital Loss arose. All Net Capital Losses carried forward are treated as short term and will offset short-term capital gain before offsetting long-term capital gain in the year in which they are utilized. While the issuance or redemption of shares in the Fund will generally not affect the Fund's ability to use Net Capital Losses in succeeding taxable years, the Fund's ability to utilize Net Capital Losses may be limited as a result of certain (i) acquisitive reorganizations and (ii) shifts in the ownership of the Fund by a shareholder owning or treated as owning 5% or more of the stock of the Fund.

TAXATION OF FUND DISTRIBUTIONS AND SALES OF FUND SHARES

The Fund's shareholders will include other funds of the Trust. The following summary does not discuss the tax consequences to the shareholders of those other funds of distributions by those funds or of the sale of shares of those funds. Shareholders of those funds should consult the prospectuses and statements of additional information of those funds for a discussion of the tax consequences to them.

The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain if the shares have been held for more than one year and as short-term capital gain if the shares have been held for not more than one year. However, depending on a shareholder's percentage ownership in the Fund, a partial redemption of Fund shares could cause the shareholder to be treated as receiving a dividend, taxable as ordinary income in an amount equal to the full amount of the distribution, rather than capital gain income.

For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder may have owned shares in the Fund. Distributions of net capital gains from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable to shareholders as long-term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable to shareholders as ordinary income. Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. For taxable years beginning before January 1, 2011, "qualified dividend income" received by an individual will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property,
(iii) if the recipient elects to have the dividend income treated as investment interest, or (iv) if the dividend is received from a foreign corporation that is
(a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. In any event, if the qualified dividend income received by the Fund during any taxable year is 95% or more of its "gross income," then 100% of the Fund's dividends (other than Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

If the Fund receives dividends from an underlying fund, and the underlying fund designates such dividends as "qualified dividend income," then the Fund may, in turn, designate a portion of its distributions as "qualified dividend income" as well, provided the Fund meets the holding period and other requirements with respect to shares of the underlying fund.

Long-term capital gain rates applicable to most individuals have been temporarily reduced to 15% (with lower rates applying to taxpayers in the 10% and 15% rate brackets) for taxable years beginning before January 1, 2011.

Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A distribution paid to shareholders by the Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.

If the Fund makes a distribution to its shareholders in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of the shares.

Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the Fund as an investment through such plans.

The Fund generally intends to mail required information returns to shareholders prior to January 31 of each year. However, the Fund may apply with the Internal Revenue Service for an extension of the time in which the Fund is permitted to provide shareholders with information returns. As a result, a shareholder may receive an information return from the Fund after January 31.

BACKUP WITHHOLDING

Under the backup withholding rules, the Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted legislation, the backup withholding rates also apply to distributions that are properly designated as exempt-interest dividends. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's federal income tax return.

WITHHOLDING ON DISTRIBUTIONS TO FOREIGN INVESTORS

Dividend distributions (including distributions derived from short-term capital gains) are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership ("foreign shareholder"). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of Capital Gain Dividends paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. However, such distributions and sale proceeds may be subject to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the Fund is "effectively connected" with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, may also be subject to a branch profits tax. Again, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

Effective for taxable years of the Fund beginning before January 1, 2008, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign shareholder that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, that is within certain foreign countries that have inadequate information exchange with the United States, or to the extent the dividend is attributable to interest paid by a person that is a related person of an individual foreign shareholder and the foreign shareholder is a controlled foreign corporation) from U.S.-source interest income that would not be subject to U.S. federal income tax if earned directly by an individual foreign shareholder, to the extent such distributions are properly designated by the Fund (the "interest-related dividends"), and (ii) with respect to distributions (other than distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund (the "short-term capital gain dividends"). Depending on the circumstances, the Fund may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

The fact that the Fund may achieve its investment objective by investing in underlying funds will generally not adversely affect the Fund's ability to pass on to foreign shareholders the full benefit of the interest-related dividends and short-term capital gain dividends that it receives from its underlying investments in the funds, except possibly to the extent that (i) interest-related dividends received by the Fund are offset by deductions allocable to the Fund's qualified interest income or (ii) short-term capital gain dividends received by the Fund are offset by the Fund's net short- or long-term capital losses, in which case the amount of a distribution from the Fund to a foreign shareholder that is properly designated as either an interest-related dividend or a short-term capital gain dividend, respectively, may be less than the amount that such shareholder would have received had they invested directly in the underlying funds.

If a beneficial holder who is a foreign shareholder has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at ordinary income tax rates.

Special tax rules apply to distributions that a "qualified investment entity" (a "QIE") pays to foreign shareholders that are attributable to gain from the QIE's sale or exchange of "U.S. real property interests" (a "USPRI Distribution"). A Fund will be a QIE if it is both (i) a RIC and (ii) a "U.S. real property holding corporation" (determined without regard to certain exceptions, described below, for 5% holders of publicly traded classes of stock and for interests in domestically-controlled RICs and REITs). Under the Code, a "U.S. real property holding corporation" is any corporation that holds (or held during the previous five-year period) "U.S. real property interests" ("USRPIs") (defined as U.S. real property and interests (other than solely as a creditor) in "U.S. real property holding corporations") with an aggregate fair market value equal to 50% or more of the fair market value of the corporation's real property assets and other trade-or-business assets. A USRPI does not include (i) any class of stock of a corporation that is traded on an established securities market with respect to a person who holds no more than 5% of such class of stock at all times during the previous five-year period and
(ii) a RIC's interests in domestically controlled REITs and other RICs.

Where a foreign shareholder has owned more than 5% of a class of shares of a Fund that is a QIE during the one-year period preceding the date of the USRPI Distribution, the Fund will be required to withhold 35% of any USRPI Distribution paid to that shareholder and the foreign shareholder will have an obligation to file a U.S. tax return and pay tax. For all other foreign shareholders of a Fund that is a QIE, a USRPI Distribution will be treated as ordinary income (notwithstanding any designation by the Fund that such distribution is a Capital Gain Dividend) and the Fund will be required to withhold 30% (or lower applicable treaty rate) of such distribution (notwithstanding any designation by the Fund that such distribution is a short-term capital gain dividend). If a Fund that is a QIE makes a distribution to its foreign shareholders that is attributable to a USRPI Distribution received by the Fund from a "lower-tier" REIT or RIC that is a QIE, that distribution will retain its character as a USRPI Distribution when passed through to the foreign shareholder regardless of the Fund's percentage ownership of the "lower-tier" REIT or RIC.

Under U.S. federal tax law, a beneficial holder of shares who is a foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met, or (iii) the shares are USRPIs or the Capital Gain Dividends are USRPI Distributions.

Foreign shareholders in the Fund should consult their tax advisors with respect to the potential application of the above rules.

FOREIGN TAXES

The Fund's investments in foreign securities may be subject to foreign withholding taxes on dividends, interest, or capital gains which will decrease the Fund's yield. Foreign withholding taxes may be reduced under income tax treaties between the United States and certain foreign jurisdictions. Depending on the number of non-U.S. shareholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions. The Fund may, at times, have a significant number of non-U.S. investors.

If, at the end of the Fund's taxable year, more than 50% of the value of the total assets of the Fund is represented by direct investments in stock or securities of foreign corporations, the Fund may make an election with respect to the relevant Fund which allows shareholders whose income from the Fund is subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax return. In such a case, the amount of qualified foreign income taxes paid by the Fund would be treated as additional income to Fund shareholders from non-U.S. sources and as foreign taxes paid by Fund shareholders. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including a holding period requirement applied at both the Fund and shareholder level imposed by the Code). Shareholders of the Fund whose income from the Fund is not subject to U.S. taxation at the graduated rates applicable to U.S. citizens, residents or domestic corporations may receive substantially different tax treatment of distributions by the Fund, and may be disadvantaged as a result of the election described in this paragraph.

Under current law, the Fund cannot pass through to shareholders foreign tax credits borne in respect of foreign securities income earned by underlying funds. In general, the Fund may only elect to pass through to its shareholders foreign income taxes it pays provided that it directly holds more than 50% of its assets in foreign stock and securities at the close of its taxable year. Foreign securities held indirectly through an underlying fund do not contribute to this 50% threshold. Due to the complexity and uncertainty surrounding the appropriate U.S. treatment of some foreign country withholding taxes, the Fund may opt not to pass through to shareholders all or some of the foreign taxes paid by the Fund.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

Certain of the Fund's investments, including investments in asset-backed securities, assets "marked to the market" for federal income tax purposes, debt obligations issued or purchased at a discount, entities taxable as partnerships and so-called "indexed securities" (including inflation indexed bonds), may create taxable income in excess of the cash they generate. In such cases, the Fund may be required to sell assets (including when it is not advantageous to do so) to generate the cash necessary to distribute as dividends to its shareholders all of its income and gains and therefore to eliminate any tax liability at the Fund level.

The Fund's transactions in options, futures contracts, forward contracts, straddles, swaps, swaptions, and foreign currencies and hedging transactions may accelerate income, defer losses, cause adjustments in the holding periods of the Fund's securities and convert long-term capital gains into short-term capital gains and short-term capital losses into long-term capital losses. These transactions may affect the amount, timing, and character of distributions to shareholders.

The Fund's participation in repurchase agreements and loans of securities may affect the amount, timing and character of distributions to shareholders. With respect to any security subject to a repurchase agreement or a securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in "Foreign Taxes," above.

If the Fund invests in shares of underlying funds taxed as regulated investment companies, its distributable income and gains will normally consist, in part, of distributions from underlying funds and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund realizes net losses on its investments for a given taxable year, the Fund will not be able to recognize its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Fund does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Fund will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund). As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Fund will be required to distribute to shareholders may be greater than such amounts would have been had the Fund invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Fund (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the underlying funds.

Depending on the Fund's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Fund's redemption of shares of such underlying fund may cause the Fund to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund. This would be the case where the Fund holds a significant interest in an underlying fund and redeems only a small portion of such interest.

Special tax considerations apply if the Fund investments in investment companies taxed as partnerships. In general, the Fund will not recognize income earned by such an investment company until the close of the investment company's taxable year. However, the Fund will recognize such income as it is earned by the investment company for purposes of determining whether it is subject to the 4% excise tax. Therefore, if the Fund and such an investment company have different taxable years, the Fund may be compelled to make distributions in excess of the income recognized from such an investment company in order to avoid the imposition of the 4% excise tax. The Fund's receipt of a non-liquidating cash distribution from an investment company taxed as a partnership generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the Fund's adjusted basis in shares of such investment company before the distribution. A Fund that receives a liquidating cash distribution from an investment company taxable as a partnership will recognize capital gain or loss to the extent of the difference between the proceeds received by the Fund and the Fund's adjusted tax basis in shares of such investment company; however, the Fund will recognize ordinary income, rather than capital gain, to the extent that the Fund's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables.

The Fund's investments in certain PFICs could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, if the Fund is in a position to treat such a passive foreign investment company as a "qualified electing fund" ("QEF"), the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. Alternately, the Fund may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed for the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. A fund that indirectly invests in PFICs by virtue of the fund's investment in other investment companies may not make such elections; rather, the underlying investment companies directly investing in PFICs would decide whether to make such elections.

A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income" and dividends paid by REITs will generally not be eligible to be treated as "qualified dividend income."

LOSS OF REGULATED INVESTMENT COMPANY STATUS

If the Fund were to not qualify for taxation as a regulated investment company for any taxable year, the Fund's income would be taxed at the Fund level at regular corporate rates, and all distributions from earnings and profits, including distributions of net long-term capital gains and net tax-exempt income, generally would be taxable to shareholders as ordinary income. Such distributions generally would be eligible (i) to be treated as "qualified dividend income" in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a regulated investment company that is accorded special tax treatment, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest on such gains, and make certain substantial distributions.

TAX SHELTER REPORTING REGULATIONS

If a shareholder realizes a loss on disposition of the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies.

The foregoing discussion relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. The consequences under other tax laws may differ. This discussion has not addressed all aspects of taxation that may be relevant to particular shareholders in light of their own investment or tax circumstances, or to particular types of shareholders (including insurance companies, financial institutions or brokerage dealers, tax-exempt entities, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. This summary is based on the Internal Revenue Code of 1986, as amended, the regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                     NUMBER OF
 NAME, DATE OF BIRTH,                                            PRINCIPAL         PORTFOLIOS IN
        AND                                                     OCCUPATION(S)          FUND            OTHER
   POSITION(S) HELD                                             DURING PAST 5         COMPLEX       DIRECTORSHIPS
    WITH THE TRUST             LENGTH OF TIMES SERVED               YEARS             OVERSEEN          HELD
------------------------  --------------------------------  --------------------   -------------  ----------------
Donald W. Glazer, Esq.    Chairman of the Board of          Consultant --                50            None.
Chairman of the Board of  Trustees since March 2005; Lead   Business and Law(1);
Trustees                  Independent Trustee (September    Vice Chair (since
DOB:  07/26/1944          2004- March 2005); Trustee since  2002) and Secretary,
                          December 2000.                    Provant, Inc.
                                                            (provider of
                                                            personnel
                                                            performance
                                                            improvement services
                                                            and training
                                                            products); Author of
                                                            Legal Treatises.

Jay O. Light              Since May 1996.                   Dean (since April            50       Director of
Trustee                                                     2006), Acting Dean                    Harvard
DOB:  10/03/1941                                            (August 2005-April                    Management
                                                            2006), Senior                         Company, Inc.(2)
                                                            Associate Dean                        and Verde, Inc.;
                                                            (1998-2005), and                      Director of
                                                            Professor of                          Partners
                                                            Business                              HealthCare
                                                            Administration,                       System, Inc. and
                                                            Harvard Business                      Chair of its
                                                            School.                               Investment
                                                                                                  Committee.(3)

----------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2004 and December 31, 2005, these entities paid $373,499 and $489,128, respectively, in legal fees and disbursements to Goodwin.

(2)   Harvard Management Company, Inc. is a client of the Manager.

(3)   Partners HealthCare System, Inc. is a client of the Manager.

W. Nicholas Thorndike     Since March 2005.                 Director or trustee          50       Director of
Trustee                                                     of various                            Courier
DOB: 03/28/1933                                             corporations and                      Corporation (a
                                                            charitable                            book publisher
                                                            organizations,                        and
                                                            including Courier                     manufacturer);
                                                            Corporation (a book                   Member of the
                                                            publisher and                         Investment
                                                            manufacturer) (July                   Committee of
                                                            1989- present);                       Partners
                                                            Putnam Funds                          HealthCare
                                                            (December 1992- June                  System, Inc.(3)
                                                            2004); and
                                                            Providence Journal
                                                            (a newspaper
                                                            publisher) (December
                                                            1986- December 2003).

OFFICERS

                        POSITION(s) HELD
   NAME AND DATE              WITH                LENGTH             PRINCIPAL OCCUPATION(S)
      OF BIRTH             THE TRUST          OF TIME SERVED           DURING PAST 5 YEARS
---------------------  -------------------  -------------------  ---------------------------------
Scott Eston            President and Chief  President and Chief  Chief Financial Officer, Chief
DOB:  01/20/1956       Executive Officer    Executive Officer    Operating Officer and Member,
                                            since October 2002;  Grantham, Mayo, Van Otterloo &
                                            Vice President,      Co. LLC.
                                            August 1998 -
                                            October 2002.

Susan Randall Harbert  Treasurer            Treasurer since      Member, Grantham, Mayo, Van
DOB:  04/25/1957                            February 1998;       Otterloo & Co. LLC.
                                            Chief Financial
                                            Officer, February
                                            2000-March 2006.

Brent C. Arvidson      Assistant Treasurer  Since August 1998.   Senior Fund Administrator,
DOB:  06/26/1969                                                 Grantham, Mayo, Van Otterloo &
                                                                 Co. LLC.

Sheppard N. Burnett    Assistant Treasurer  Since September      Fund Administration Staff,
DOB: 10/24/1968                             2004.                Grantham, Mayo, Van Otterloo &
                                                                 Co. LLC (June 2004-present);
                                                                 Vice President, Director of
                                                                 Tax, Columbia Management Group
                                                                 (2002-2004) and Senior Tax
                                                                 Manager (2000-2002),
                                                                 PricewaterhouseCoopers LLP.

Michael E. Gillespie   Chief Compliance     Since March 2005.    Vice President of Compliance
DOB:  02/18/1958       Officer                                   (June 2004- February 2005) and
                                                                 Director of Domestic
                                                                 Compliance (March 2002- June
                                                                 2004), Fidelity Investments;
                                                                 Vice President and Senior
                                                                 Counsel, State Street Bank and
                                                                 Trust Company (May 1998- March
                                                                 2002).

Jason B. Harrison      Clerk                Since March 2006.    Legal Counsel, Grantham, Mayo,
DOB:  01/29/1977                                                 Van Otterloo & Co. LLC (since
                                                                 February 2006) and Attorney,
                                                                 Ropes & Gray LLP (September
                                                                 2002-February 2006).

David L. Bohan         Vice President and   Vice President       Legal Counsel, Grantham, Mayo,
DOB:  06/21/1964       Assistant Clerk      since March 2005;    Van Otterloo & Co. LLC
                                            Assistant Clerk      (September 2003- present);
                                            since March 2006;     Attorney, Goodwin Procter LLP
                                            Clerk, March         (September 1996- September 2003).
                                            2005-March 2006.

Julie L. Perniola      Vice President       Vice President,      Chief Compliance Officer,
DOB:  10/07/1970                            February,            Grantham, Mayo, Van Otterloo &
                                            2003-present;        Co. LLC.
                                            Anti-Money
                                            Laundering
                                            Compliance Officer,
                                            February
                                            2003-December 2004.

Cheryl Wakeham         Anti-Money           Anti-Money           Manager, Client Service
DOB: 10/29/1958        Laundering Officer   Laundering Officer   Administration, Grantham, Mayo,
                                            since December       Van Otterloo & Co. LLC.
                                            2004; Vice
                                            President, December
                                            2004-March 2006.

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the

Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2006, the Audit Committee held five meetings; the Pricing Committee held nine meetings; and the Governance Committee held four meetings.

The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund's securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund's securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2005.

                                                    AGGREGATE DOLLAR RANGE OF SHARES
                                                         DIRECTLY OWNED IN ALL
                                                   FUNDS OF THE TRUST (WHETHER OR NOT
                             DOLLAR RANGE OF        OFFERED IN THE PRIVATE PLACEMENT
                                  SHARES                      MEMORANDUM)
         NAME          DIRECTLY OWNED IN THE FUND         OVERSEEN BY TRUSTEE
---------------------  --------------------------  ----------------------------------
Donald W. Glazer                  None                       Over $100,000
Jay O. Light                      None                            None
W. Nicholas Thorndike             None                            None

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2005, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                       AGGREGATE DOLLAR RANGE OF SHARES
                                           INDIRECTLY OWNED IN ALL
                                      FUNDS OF THE TRUST (WHETHER OR NOT
                    DOLLAR RANGE OF    OFFERED IN THE PRIVATE PLACEMENT
                   SHARES INDIRECTLY             MEMORANDUM)
     NAME          OWNED IN THE FUND         OVERSEEN BY TRUSTEE
----------------   -----------------  ----------------------------------
Donald W. Glazer     Over $100,000              Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2005, in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                            NAME OF
       NAME OF NON-       OWNER(S) AND
       INTERESTED         RELATIONSHIP                                         TITLE OF
        TRUSTEE            TO TRUSTEE                  COMPANY                   CLASS           VALUE OF SECURITIES    % OF CLASS
----------------------    ------------       ---------------------------    ----------------     -------------------   -----------
Donald W. Glazer              Self             GMO Tax-Managed Absolute         Limited              $443,040(2)         4.13%(3)
                                                Return Fund, a private        partnership
                                              investment company managed    interest-Class C
                                                  by the Manager.(1)

                                               GMO Multi-Strategy Fund          Limited              $976,300(2)         0.14%(3)
                                                (Offshore), a private         partnership
                                              investment company managed    interest-Class A
                                                  by the Manager.(1)

                                                GMO Brazil Sustainable          Limited                 $0(2)              1.95%
                                              Forest Fund, LP, a private      partnership
                                              investment company managed        interest
                                             by Renewable Resources LLC,
                                                 an affiliate of the
                                                      Manager.(4)

                                                GMO Brazil Sustainable          Limited                 $0(2)              1.94%
                                                 Forest Fund 2, LP, a         partnership
                                              private investment company        interest
                                                 managed by Renewable
                                             Resources LLC, an affiliate
                                                  of the Manager.(4)

Jay O. Light                  N/A                        None                     N/A                    N/A                N/A

W. Nicholas Thorndike         N/A                        None                     N/A                    N/A                N/A

----------
(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2)   Securities valued as of December 31, 2005.

(3) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(4) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust's standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust, the Fund offered in the Private Placement Memorandum, or any Funds of the Trust not offered in the Private Placement Memorandum, during the fiscal year ended February 28, 2006:

                                                 AGGREGATE        PENSION OR RETIREMENT     ESTIMATED                TOTAL
                                                COMPENSATION       BENEFITS ACCRUED AS    ANNUAL BENEFITS        COMPENSATION
      NAME OF PERSON, POSITION                  FROM THE FUND     PART OF FUND EXPENSES   UPON RETIREMENT       FROM THE TRUST(1)
------------------------------------            -------------     ---------------------   ---------------       -----------------
Donald W. Glazer, Esq., Trustee                 $      16,400              N/A                  N/A             $     283,250(2)
Jay O. Light, Trustee                           $      12,900              N/A                  N/A             $     233,490(2)
W. Nicholas Thorndike, Trustee(1)               $       9,105              N/A                  N/A             $     179,484(2)

----------
(1)   Mr. Thorndike was elected as a Trustee in March 2005.

(2) Reflects actual direct compensation received during the fiscal year ended February 28, 2006 from Funds of the Trust that had commenced operations on or before February 28, 2006, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by various other Funds of the Trust not offered through the Private Placement Memorandum.

As of June 2, 2006, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

CODE OF ETHICS. The Trust and the Manager each have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code of Ethics. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

MANAGEMENT CONTRACT

As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading "Fees and expenses") through at least June 30, 2007.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund.

The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

Since the commencement of its operations, the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division, which is comprised of investment professionals associated with the Manager. The Fixed Income Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by Mr. Thomas Cooper and Mr. William Nemerever, the senior members of the Fixed Income Division, as of February 28, 2006.

     SENIOR MEMBERS   REGISTERED INVESTMENT COMPANIES     OTHER POOLED INVESTMENT VEHICLES      SEPARATE ACCOUNTS MANAGED
                         MANAGED (INCLUDING NON-GMO             MANAGED (WORLD-WIDE)                  (WORLD-WIDE)
                          MUTUAL FUND SUBADVISORY
                               RELATIONSHIPS)
-------------------   -------------------------------     ---------------------------------  --------------------------------
                        Number of   Total assets(1,2)       Number of       Total assets      Number of      Total assets
                       accounts(1)                          accounts                          accounts
                      ------------  -----------------     -----------    ------------------  ----------     -----------------
Thomas Cooper                14     $   8,592,200,010         9           $ 4,943,414,972       10          $ 1,314,114,041
William Nemerever

                       REGISTERED INVESTMENT COMPANIES     OTHER POOLED INVESTMENT VEHICLES      SEPARATE ACCOUNTS MANAGED
                        MANAGED FOR WHICH GMO RECEIVES      MANAGED (WORLD-WIDE) FOR WHICH      (WORLD-WIDE) FOR WHICH GMO
                      A PERFORMANCE-BASED FEE (INCLUDING     GMO RECEIVES A PERFORMANCE-     RECEIVES A PERFORMANCE-BASED FEE
                             NON-GMO MUTUAL FUND                      BASED FEE
                         SUBADVISORY RELATIONSHIPS)
                      -------------------------------     ---------------------------------  --------------------------------
                        Number of      Total assets         Number of      Total assets       Number of       Total assets
                        accounts                             accounts                         accounts
                      ------------  -----------------     -----------    ------------------  ----------     -----------------
Thomas Cooper                0      $               0           6          $ 2,356,568,894       7          $ 1,056,018,564
William Nemerever

----------
(1) Includes Funds of the Trust (including Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 28, 2006.

(2)   "Total assets" includes assets invested by other GMO Funds.

Because the senior members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior members and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

The senior members of the division are members (partners) of GMO. As of February 28, 2006, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

SENIOR MEMBER FUND OWNERSHIP. As of February 28, 2006, neither Mr. Cooper nor Mr. Nemerever had any direct beneficial ownership in the Fund. The following table sets forth the dollar range of each senior member's indirect beneficial share ownership in the Fund, as of February 28, 2006, by virtue of the senior member's direct ownership of shares of certain Funds of the Trust (not offered in the Private Placement Memorandum) that invest in the Fund:


              NAME OF SENIOR
                  MEMBER                     DOLLAR RANGE OF SHARES INDIRECTLY OWNED IN THE FUND
-------------------------------              ---------------------------------------------------
               Thomas Cooper                                 $50,001-$100,000
             William Nemerever                               $ 10,001-$50,000

CUSTODIAL ARRANGEMENTS AND FUND ACCOUNTING AGENT. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian and fund accounting agent on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

COUNSEL. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client's investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager's policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

BROKERAGE AND RESEARCH SERVICES. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer's inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm's ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.

Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include:
(i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night's close and any additional "impact" or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

The Trust paid, on behalf of the Fund, the following amounts in brokerage commissions during the three most recent fiscal years:

  March 1, 2003            March 1, 2004             March 1, 2005
     Through                  Through                   Through
February 29, 2004        February 28, 2005         February 28, 2006
-----------------        -----------------         -----------------
       --                       --                    $   9,853

During the fiscal year ended February 28, 2006, the Fund did not hold any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31 of each year.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, "Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund. In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust's Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with its day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

         NAME OF RECIPIENT                       PURPOSE OF DISCLOSURE
----------------------------------         ---------------------------------
Investors Bank & Trust Company             Custodial and securities lending
                                           services and compliance testing

PricewaterhouseCoopers LLP                 Independent registered public
                                           accounting firm

Institutional Shareholder Services         Corporate actions services

FactSet                                    Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

         NAME OF RECIPIENT                       PURPOSE OF DISCLOSURE
----------------------------------         ---------------------------------
Epstein & Associates, Inc.                 Software provider for  Code of
                                           Ethics monitoring system

Financial Models Company Inc.              Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of

Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a "series investment company" that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty series:
Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; and Inflation Indexed Plus Bond Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 2, 2006, the following shareholder held greater than 25% of the outstanding shares of the Fund:

       GMO Core Plus Bond Fund
       C/O GMO
       40 Rowes Wharf
       Boston, MA  02110

As of June 2, 2006, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Fund as of June 2, 2006:

              Name and Address                           % Ownership
-------------------------------------------              ----------
GMO Core Plus Bond Fund                                     38.5
C/O GMO
40 Rowes Wharf
Boston, MA  02110

              Name and Address                            %Ownership
-------------------------------------------               ----------
GMO Short-Duration Collateral Share Fund                     9.3
C/O GMO
40 Rowes Wharf
Boston, MA  02110

GMO Currency Hedged International Bond Fund                  8.0
C/O GMO
40 Rowes Wharf
Boston, MA  02110

GMO Domestic Bond Fund                                       6.7
C/O GMO
40 Rowes Wharf
Boston, MA  02110

GMO Inflation Indexed Bond Fund                              6.3
C/O GMO
40 Rowes Wharf
Boston, MA  02110

GMO International Bond Fund                                  5.6
C/O GMO
40 Rowes Wharf
Boston, MA  02110

                              FINANCIAL STATEMENTS

The Fund's audited financial statements for the fiscal year ended February 28, 2006 included in the Trust's Annual Reports and filed with the SEC pursuant to
Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Trust's Annual Reports (containing the Fund's audited financial statements) for the fiscal year ended February 28, 2006 were filed electronically with the SEC on Form N-CSR on May 8, 2006 (Accession No. 0001104659-06-032051).

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of beneficial interest of the Fund that is offered through the Private Placement Memorandum. The computation is based upon the net asset value and shares of beneficial interest outstanding as of the close of business on February 28, 2006.

Short-Duration Collateral Fund
------------------------------
 Net Assets at Value (Equivalent to $25.60 per share based on
175,028,944 shares of beneficial interest outstanding)                          $4,480,312,383

 Offering Price                                                                 $        25.60

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

      Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

      The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

      Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      Moody's. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I. STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II. STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III. REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV. DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I. INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II. PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III. PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV. CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V. RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI. REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII. DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective:  August 6, 2003

Appendix C

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1. AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3. SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5. POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6. MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7. REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix C

8. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix C

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix C

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix C

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix C

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2006

                        GMO SPECIAL PURPOSE HOLDING FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO SPECIAL PURPOSE HOLDING FUND (the "Fund") is a separate investment portfolio of GMO Trust (the "Trust"). The Trust is an open-end management investment company and operates as a "series investment company" that consists of separate series of investment portfolios, including the Fund. Other portfolios are offered pursuant to separate prospectuses. The Fund is presently closed to new subscriptions and additional investments from existing shareholders. The Fund's shares are held by other funds of GMO Trust ("GMO Funds") and certain other accredited investors.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

-------------------

      This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2006, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                  FUND SUMMARY

      This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund's investments and strategies is contained in the SAI. Except for policies identified in the SAI as "fundamental," the Fund's Board of Trustees ("Trustees") may change the Fund's investment objective or policies without shareholder approval. The Fund's investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") (see "Management of the Fund" below for a description of the Manager).

      INVESTMENT OBJECTIVE

      Total return.

      PRINCIPAL INVESTMENT STRATEGIES

      As of the date of this Private Placement Memorandum, the Fund's investments consist primarily of: (i) units of GMO SPV I, LLC ("SPV"), a special purpose vehicle that holds an interest in liquidating trusts (described below) related to certain defaulted asset-backed securities (the "NPF Securities") issued by NPF VI, Inc. and NPF XII, Inc. (the "Issuers"), (ii) claims against various parties arising out of the Fund's purchase of the NPF Securities, and
(iii) cash and cash items. The Fund expects that any new investments will be made primarily in cash, cash items, and high quality debt securities.

      As noted above, one of the Fund's principal investments is units of SPV, which in turn holds an interest in liquidating trusts related to the NPF Securities. In November 2002, National Century Financial Enterprises ("NCFE"), which organized and administered the Issuers and the NPF Securities, defaulted on its obligations with respect to the NPF Securities (health care asset-backed receivables). The NPF Securities had been acquired by the Fund prior to this default. NCFE and its affiliates are alleged to have violated the terms of the bonds' indentures by, among other things, purportedly spending cash collateral, accepting collateral other than permitted receivables, moving receivables between trusts to meet compliance tests and reimbursing health care providers for more than the value of receivables purchased. NCFE, its affiliated operations (including the Issuers), and many of the health care providers declared bankruptcy.

      In November 2002, the NPF Securities were transferred to SPV to facilitate the redemption of the NPF Securities in-kind, if necessary, to protect the interests of non-redeeming shareholders. In connection with the Fund's placement of the NPF Securities in SPV, the Fund assigned to SPV the right to any proceeds received in connection with any claims or actions against various parties arising out of the Fund's purchase of the NPF Securities (including those described below). The Fund's pro rata portion of the costs associated with the Fund's attempted recovery of losses associated with the NPF Securities will be borne by the Fund, subject to a priority reimbursement of such costs by SPV in the event SPV receives any proceeds in connection with any claims or actions.

      In 2003, the Fund joined with certain other holders of the NPF Securities in filing a lawsuit against certain parties related to the NCFE offerings, including the indenture trustees, underwriters, and certain other parties. In April 2004, a plan of liquidation was approved by the bankruptcy court with respect to NCFE and its affiliated operations (including the Issuers). Pursuant to such plan, SPV received cash distributions, which were distributed, less expenses, to holders of SPV, including the Fund. SPV also received interests in liquidating trusts, which it continues to hold. In July 2005 and April 2006, the Fund entered into settlement agreements with two of the defendants in the lawsuit and received (through its investment in SPV) cash settlements in connection therewith. Litigation against the remaining defendants continues at this time.

      As of June 14, 2006, the Fund's investment in the SPV represented approximately 86.8% of the Fund's net assets.

      The cash items and high quality debt securities in which the Fund may invest may include securities issued by the U.S. government and agencies thereof (including securities neither guaranteed nor insured by the U.S. government), bankers' acceptances, commercial paper, bank certificates of deposit, and money market mutual funds. The Fund is also permitted to invest in debt securities of any quality or type, including governmental and corporate and other private issuers.

      For purposes of this Private Placement Memorandum, the term "investment grade" refers to a rating of Baa3/BBB- or better given by Moody's Investors Services, Inc. ("Moody's")/Standard & Poor's ("S&P") to a particular fixed income security. In addition, in this Private Placement Memorandum, investment-grade fixed income securities that are given a rating of Aa/AA or better by Moody's/S&P are referred to as "high quality." Securities referred to as high quality include not only securities rated by Moody's and S&P, but also unrated securities determined by the Manager to have credit qualities comparable to securities rated by Moody's and/or S&P as high quality. In addition, the term "fixed income securities" includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. Additionally, for purposes of this Private Placement Memorandum, the term "bond" refers to any fixed income security (including a synthetic debt instrument) with an original maturity of one year or more.

      PRINCIPAL RISKS OF INVESTING IN THE FUND

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and an investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

      -    LITIGATION-RELATED RISK

      The ultimate amount of the Fund's recovery (through its investment in SPV) of losses on the defaulted NPF Securities and the total costs the Fund may incur with respect to its funding of litigation related to the NPF Securities is unknown at this time. Therefore, the Fund is subject to the risk that SPV may ultimately be unable to recover certain losses related to the NPF Securities. This could occur because an insufficient amount of money or other assets is (or has been) paid to SPV out of the bankruptcy estates of NCFE, its affiliated operations, and certain other related entities and/or is (or has been) paid to the Fund in connection with litigation related to the NPF Securities. In addition, any cash reserves of the Fund and any recovery by the Fund as a result of the litigation or bankruptcy claims may be used to offset costs with respect to the litigation rather than to recover losses on the defaulted NPF Securities. The Fund (through its investment in SPV) has received distributions out of the bankruptcy estate of NCFE and its affiliated operations, but it is uncertain whether or not more distributions may follow. In addition, the Fund (through its investment in SPV) has received cash settlements against certain defendants related to the NCFE offerings, but the litigation against the remaining defendants is not predictable, and the amount of time it may take to settle the remaining litigation is unknown at this time.

      -     LIQUIDITY RISK

      The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the Fund's ability to sell particular securities at an advantageous price. Liquidity risk may be particularly pronounced for the Fund due to the nature and size of its investment in the NPF Securities (through the SPV). The Fund may be exposed (through the SPV) to the NPF Securities for an indefinite period of time and may experience a substantial loss in the event the SPV sells the NPF Securities.

      -     NON-DIVERSIFICATION RISK

      Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a "diversified" investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means the Fund is allowed to invest in the securities of a relatively small number of issuers. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques are more pronounced than if the Fund were "diversified."

      -     MARKET RISK -- FIXED INCOME SECURITIES

      The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed income securities in which the Fund invests. The following summarizes certain general market risks associated with investments in fixed income securities.

      A principal risk of the Fund's investments in fixed income securities (including bonds, notes, and asset-backed securities) is that the value of those securities typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for fixed income securities with longer durations although it is present, but to a lesser extent, in securities with shorter durations.

      -     CREDIT RISK

      This is the risk that the issuer or guarantor of a fixed income security will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

      Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the securities will have their credit ratings downgraded or will default, thereby reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds).

      Credit risk is particularly pronounced for below investment grade securities (also known as "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Although offering the potential for higher investment returns, junk bonds are often less liquid than higher quality securities, the continuing ability of issuers of junk bonds to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions.

      -     MARKET DISRUPTION AND GEOPOLITICAL RISK

      The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, the Fund's exposure to a number of other risks described elsewhere in this section, including market risk, liquidity risk, and credit risk, can increase.

      The value of the Fund's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time.

      -     LARGE SHAREHOLDER RISK

      To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or other GMO Funds), the Fund will be subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the Fund, since the Fund may have to sell portfolio securities or other assets in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund's performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and could also increase transaction costs.

      -     MANAGEMENT RISK

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results.

FEES AND EXPENSES

            The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets):

Management fee.............................................................................     0.00%
Other operating expenses...................................................................     3.04%(1,2)
Total annual operating expenses............................................................     3.04%(1)
      Expense reimbursement................................................................     1.78%(1,3)
NET ANNUAL EXPENSES........................................................................     1.26%(1)

(1) The amounts indicated above are based on the combined direct operating expenses of the Fund and its majority owned investment in GMO SPV I, LLC for the fiscal year ended February 28, 2006.

(2) "Other operating expenses" have been restated to reflect current fees.

(3) The Manager has contractually agreed to reimburse the Fund through at least June 30, 2007 for its operating expenses (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not procured or provided by the Manager for the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense, and transfer taxes).

                             MANAGEMENT OF THE FUND

      GMO, 40 Rowes Wharf, Boston, Massachusetts 02110, provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2006, GMO managed on a worldwide basis more than $120 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

      Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract is included in the Fund's shareholder report for the period during which the Trustees approved such contract.

      GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund's portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.

      Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO's global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.

      The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.

      CUSTODIAN, FUND ACCOUNTING AGENT, AND TRANSFER AGENT

      Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116 serves as the Fund's custodian, fund accounting agent, and transfer agent.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value or "NAV" of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund's NAV per share for a class of shares is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

      The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition.

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

Shares of other open-end registered investment companies

      -     NAV at the time of valuation of shares of the Fund

"Fair Value" Pricing

      For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

      With respect to the Fund's use of "fair value" pricing, you should note the following:

      - A significant percentage of the Fund's assets are "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

      In addition, as noted above in "Principal investment strategies," the Fund has certain remaining lawsuits outstanding related to the defaulted NPF Securities. The outcome of such lawsuits is not predictable and any potential recoveries are not currently reflected in the net asset value of the Fund. To the extent additional recoveries are realized, such recoveries may be material to the net asset value of the Fund.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end.

      To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

      The Fund or GMO may suspend the posting of portfolio holdings or the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

                             HOW TO PURCHASE SHARES

      The Fund is generally closed to all new subscriptions and additional investments from existing shareholders. To the extent the Fund determines to accept new or additional subscriptions, it will do so only from "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      All investments are made at the net asset value per share next determined after a purchase order and payment for the investment are received by the Fund from each accredited investor. In other words, if your purchase order and payment are received prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If your purchase order and payment are received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day.

      There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

      Shares may be purchased (i) in cash; (ii) in exchange for securities subject to the determination by the Manager that the securities to be exchanged are acceptable; or (iii) by a combination of such securities and cash. Securities acceptable to the Manager as consideration for Fund shares will be valued as set forth under "Determination of Net Asset Value" as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights that are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by you from the issuer. Upon the exchange, you may realize a gain or loss for federal income tax purposes, depending upon your basis in the securities tendered. The Manager will not approve securities as acceptable consideration for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund;
(2) you represent and agree that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (3) the securities may be acquired under the investment restrictions applicable to the Fund.

      To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information in your GMO Trust Application. Additional identifying documentation also may be required. If the Fund is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

      Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      FREQUENT TRADING ACTIVITY. The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders.

      The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

                              HOW TO REDEEM SHARES

      You may redeem all or a portion of your investment on any day the NYSE is open for business. The redemption price of a share of the Fund is the net asset value per share next determined after the redemption request is received in proper form. In other words, if a redemption request is received in proper form prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If a redemption request is received in proper form after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day. The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      -     if the NYSE is closed on days other than weekends or holidays

      -     during periods when trading on the NYSE is restricted

      - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

      -     during any other period permitted by the SEC for your protection.

      Top Funds may redeem shares in the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

                             DISTRIBUTIONS AND TAXES

      The Fund will distribute proceeds and other cash receipts received from its underlying investments at the time such proceeds are received. In addition, the Fund's policy is to declare and pay distributions of its net income, if any, annually. The Fund also intends to distribute net gains, whether from the sale of securities held by the Fund for not more than one year (i.e., net short-term capital gains) or from the sale of securities held by the Fund for more than one year (i.e., net long-term capital gains), if any, at least annually.

      Distributions of net income may include (without limitation) income from securities, certain derivatives and other investments, regular dividends from other regulated investment companies and income allocations from partnerships, and net gains from foreign currency transactions. Short-term capital gain and long-term capital gain distributions may include (without limitation) amounts from the sale of securities and other investments, closing or offsetting of certain derivatives, and capital gains from investment companies and partnerships. Notwithstanding the foregoing, shareholders should see the description below for information regarding the tax character of distributions from the Fund to shareholders. All dividends and/or distributions are reinvested in additional shares of the Fund, at net asset value, unless a shareholder elects to receive cash. Shareholders may elect to receive cash by marking the appropriate boxes on the GMO Trust Applications or by writing to the Trust. No purchase premium is charged on reinvested dividends or distributions and/or allocations from the Fund to shareholders.

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.

      - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions, credits, and tax preferences of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

      - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

      - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (such as market discount).

      - Furthermore, any investment by the Fund in entities taxable as partnerships, asset-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

      - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax adviser about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS

             (For a share outstanding throughout the periods shown)

The financial highlights table is intended to help you understand the Fund's financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Information presented in the table includes the accounts of the Fund and, since its formation on November 18, 2002, its majority-owned investment in GMO SPV I, LLC. The consolidated financial statements include 100% of the assets and liabilities of GMO SPV I, LLC. All significant inter-fund accounts and transactions have been eliminated in consolidation.

This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

                                                                Period from
                                                             December 1, 2003
                                            Year Ended           through         Year Ended
                                           February 28,        February 29,     November 30,
                                           2005    2006           2004(a)           2003
                                         -------   -----     -----------------  -----------
Net asset value, beginning
        of period.....................   $ 15.51   $ 24.11       $  23.89          $  23.77
                                         -------    ------        -------          --------
Income from investment
   operations:
   Net investment
           income (loss)+.............     (0.08)     0.41           0.13              0.75
   Net realized and
           unrealized gain (loss).....      8.57      9.08           0.09             (0.63)
                                         -------    ------       --------          --------
   Total from investment operations...      8.49      9.49           0.22              0.12
                                         -------    ------       --------          --------
Less distributions to
   shareholders:
   From net investment
       income.........................        --     (0.74)            --                --
   From net realized
       gains..........................        --        --             --                --
   From cash
       distributions..................    (15.78)   (17.29)            --                --
   From return of capital.............        --     (0.06)            --                --
                                         -------    ------       --------          --------
   Total distributions................    (15.78)   (18.09)            --                --
                                         -------    ------       --------          --------
Net asset value, end of period........   $  8.22    $15.51       $  24.11          $  23.89
                                         =======    ======       ========          ========
Total Return(c).......................    124.75%    36.35%          0.92%**           0.50%
Ratios/Supplemental Data:
   Net assets, end of
       period (000's).................   $ 4,553    $8,595       $225,727          $224,113
   Net operating expenses
       to average daily net assets.         1.26%    (0.01)%         0.08%*            0.13%
   Interest expense to
       average daily net assets.......        --        --           0.04%*(e)           --(e)(f))
   Total net expenses to
       average daily net assets.....        1.26%    (0.01)%         0.12%*            0.13%
   Net investment income
       to average daily net assets..       (0.65%)    1.83%          0.49%*            3.11%
   Portfolio turnover rate............         0%        0%             4%**             80%
   Fees and expenses reimbursed
       by the Manager
       to average daily net assets          1.39%     0.67%          0.11%*            0.10%



                                          Period from
                                         March 1, 2002
                                             through                 Year Ended
                                          November 30,               February 28
                                             2002(b)            2002            2001
                                         -------------       ----------       ----------
Net asset value, beginning
        of period.....................      $  25.66         $    26.14       $    25.29
                                            --------         ----------       ----------
Income from investment
   operations:
   Net investment
           income (loss)+.............          0.73               1.29             1.83
   Net realized and
           unrealized gain (loss).....         (2.39)             (0.33)            0.07
                                            --------         ----------       ----------
   Total from investment operations...         (1.66)              0.96             1.90
                                            --------         ----------       ----------
Less distributions to
   shareholders:
   From net investment
       income.........................         (0.15)             (1.44)           (1.05)
   From net realized
       gains..........................         (0.08)                --               --
   From cash
       distributions..................            --                 --               --
   From return of capital.............            --                 --               --
                                            --------         ----------       ----------
   Total distributions................         (0.23)             (1.44)           (1.05)
                                            --------         ----------       ----------
Net asset value, end of period........         23.77              25.66            26.14
                                            ========         ==========       ==========
Total Return(c).......................         (6.53)%**           3.69%            7.61%
Ratios/Supplemental Data:
   Net assets, end of
       period (000's).................      $281,715         $1,440,711       $1,520,173
   Net operating expenses
       to average daily net assets.             0.01%*               -- (d)           -- (d)
   Interest expense to
       average daily net assets.......          0.03%(e)         0.05%(e)         0.20%(e)
   Total net expenses to
       average daily net assets.....            0.04%*             0.05%            0.20%
   Net investment income
       to average daily net assets..            3.76%*             4.91%            7.05%
   Portfolio turnover rate............           39%**               29%              39%
   Fees and expenses reimbursed
       by the Manager
       to average daily net assets             0.02%*              0.02%            0.02%



(a)   The Fund changed its fiscal year end from November 30 to February 28.

(b)   The Fund changed its fiscal year end from February 28 to November 30.

(c) The total return would have been lower had certain expenses not been reimbursed during the period shown.

(d) Net operating expenses as a percentage of average daily net assets were less than 0.01%.

(e) Interest expense incurred as a result of entering into reverse repurchase agreements is included in the Fund's net expenses. Income earned on investing proceeds from reverse repurchase agreements is included in interest income.

(f) Interest expense as a percentage of average daily net assets was less than 0.01%.

+      Computed using average shares outstanding throughout the period.

*      Annualized.

**     Not annualized.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

      The Fund's annual and semiannual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semiannual reports and the Fund's SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

      You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                       INVESTMENT COMPANY ACT FILE NO. 811-04347

                                    GMO TRUST

                        GMO Special Purpose Holding Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2006

This Statement of Additional Information is not a prospectus. It relates to the GMO Special Purpose Holding Fund Private Placement Memorandum dated June 28, 2006, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Special Purpose Holding Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum and the annual report to shareholders of the Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at
(617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES............................................      1
FUND INVESTMENTS..............................................................      1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS....................................      2
INVESTMENT RESTRICTIONS.......................................................      9
DETERMINATION OF NET ASSET VALUE..............................................     12
DISTRIBUTIONS.................................................................     12
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................................     12
MANAGEMENT OF THE TRUST.......................................................     26
INVESTMENT ADVISORY AND OTHER SERVICES........................................     33
PORTFOLIO TRANSACTIONS........................................................     37
PROXY VOTING POLICIES AND PROCEDURES..........................................     39
DISCLOSURE OF PORTFOLIO HOLDINGS..............................................     39
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES..............................     42
VOTING RIGHTS.................................................................     43
SHAREHOLDER AND TRUSTEE LIABILITY.............................................     44
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES..........................     45
FINANCIAL STATEMENTS..........................................................     46
APPENDIX A - SPECIMEN PRICE MAKE-UP SHEET.....................................    A-1
APPENDIX B - COMMERCIAL PAPER AND CORPORATE DEBT RATINGS......................    B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES............................    C-1

The Fund is a series of the Trust. The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments, provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing. As discussed in "Fund Summary -- Principal Investment Strategies" in the Private Placement Memorandum, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities.

      -     Units of GMO SPV I, LLC(1)

      -     Debt and Other Fixed Income Securities

      - Debt and Other Fixed Income Securities - Long and Medium Term Corporate & Government Bonds(2)

      - Debt and Other Fixed Income Securities - Short-Term Corporate & Government Bonds(2)

      -     Cash and Other High Quality Investments(3)

      -     Investments in Other Investment Companies or Other Pooled
            Investments

      -     Asset-Backed Securities, and Related Securities

      -     U.S. Government Securities and Foreign Government Securities

      -     Adjustable Rate Securities

      -     Below Investment Grade Securities

      -     Foreign Investments - Foreign Issuers(4)

      -     Foreign Investments - Foreign Issuers (Traded on U.S. Exchanges)(4)

----------
(1) For more information, see among other sections, "Fund Summary -- Principal Investment Strategies" and " -- Principal Risks of Investing in the Fund -- Litigation-Related Risk" in the Private Placement Memorandum.

(3) For more information, see, among other sections, "Descriptions and Risks of Fund Investments -- U.S. Government Securities and Foreign Government Securities" herein.

(3) For more information, see among other sections, "Fund Summary -- Principal Investment Strategies" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments -- Cash and Other High Quality Investments" herein.

(4) For more information, see, among other sections, "Principal Risks of investing in the Fund -- Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments -- Risks of Foreign Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. As discussed above, however, the Fund currently expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities.

Please refer to "Fund Summary -- Principal investment strategies" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of taxable capital gains when distributed to shareholders of the Fund. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Certain Federal Income Tax Considerations" in this Statement of Additional Information.

The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities."

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or "interest rate risk") relates to changes in a security's value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund generated from its investments in fixed income securities cannot be predicted with certainty.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund expects that any new Fund investments will be made primarily in cash, cash items, and high quality debt securities, as described in "Fund Summary -- Principal investment strategies" in the Private Placement Memorandum. In addition, the Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund's investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit.

INVESTMENTS IN OTHER INVESTMENT COMPANIES OR OTHER POOLED INVESTMENTS

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies, in particular money market funds. Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ASSET-BACKED AND RELATED SECURITIES

Asset-backed securities are "pass-through" securities, meaning that principal and interest payments - net of expenses - made by the underlying borrowers on the underlying assets (such as mortgages and credit-card receivables) are passed through to the asset-backed security holders. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit-card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in "Other Asset-Backed Securities" below.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

OTHER ASSET-BACKED SECURITIES. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities) or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities are subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support.

The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with the servicers' performance. In some circumstances, a servicer's or originator's mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, the Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see "Collateralized Debt Obligations ("CDOs")" below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOs"); STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis.

These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage or other asset-backed securities.

The Fund also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages. IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

COLLATERALIZED DEBT OBLIGATIONS ("CDOs"). The Fund may invest in CDOs, which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portion is the residual, or "equity," tranche, which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the equity tranche due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, the Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

The Fund may acquire or hold below investment grade securities (that is, rated below BBB- by S&P or below Baa3 by Moody's, or determined by the Manager to be of comparable quality to securities so rated) ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund's investments in Below Investment Grade Securities are more dependent on the Manager's own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.

Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See "Appendix B -- Commercial Paper and Corporate Debt Ratings" for more information concerning commercial paper and corporate debt ratings.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States. Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities (e.g., through the Fund's brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund's custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or liquid securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.)

(3) The Fund may not make short sales of securities or maintain a short position for the Fund's account unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short.

(4) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(5) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(6) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 100% of the Fund's total assets.

(7) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(8) The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

(9) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness," the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with
Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (3) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:

(1) The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

(2) The Fund may not make an investment for the purpose of gaining control of a company's management.

(3) The Fund may not pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund's total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities," as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust's Trustees without shareholder approval. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without shareholder approval.

The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

                        DETERMINATION OF NET ASSET VALUE

The net asset value ("NAV") per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions and Taxes." The Fund will distribute proceeds and other cash receipts received from its underlying investments at the time such proceeds are received.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

FUND STATUS

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

TAX DETERMINATIONS, REQUESTS FOR INFORMATION, ELECTIONS, AND TAX MATTERS PARTNER

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

TAXATION OF SHAREHOLDERS.

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

FUND ALLOCATIONS

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

DISTRIBUTIONS AND ADJUSTED BASIS

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

CHARACTER AND TIMING OF INCOME

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "wash sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code
Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses. In addition, if the Fund holds debt obligations with "original issue discount" ("OID"), the Fund (and therefore shareholders) must include amounts in income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may acquire debt obligations with "market discount," which would generally cause the Fund to treat a portion of any gain realized as interest income to the extent of previously accrued market discount.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

EFFECT OF STRADDLE AND WASH SALE RULES ON INVESTORS' SECURITIES POSITIONS

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a taxable distribution of securities either held directly or through the Fund, may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly through the Fund within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"AT RISK" RULES

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

LIMITATIONS ON DIVIDENDS RECEIVED DEDUCTION

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

LIMITATIONS ON SHAREHOLDER'S DEDUCTION OF INTEREST

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

LIMITATION ON SHAREHOLDER'S DEDUCTION OF INVESTMENT EXPENSES

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses (including the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether the Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund's trading practices.

ORGANIZATIONAL EXPENSES

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

PASSIVE ACTIVITY LOSS LIMITATIONS

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

SALE OR EXCHANGE OF PARTNERSHIP PROPERTY

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

ALTERNATIVE MINIMUM TAX

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

The Fund's investments, if any, in asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

FOREIGN CURRENCY GAINS

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

CERTAIN TAX CONSIDERATIONS RELATING TO CERTAIN FOREIGN INVESTMENTS

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. In particular, shareholder should be aware that it is not expected that the Fund and/or the shareholders will be entitled to claim reduced withholding rates on foreign taxes. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

CERTAIN REPORTING REQUIREMENTS

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers of cash by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. Certain other non-cash transfers by the Fund to non-U.S. corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the non-U.S. corporation. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-

U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's direct or indirect investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

TAX-EXEMPT SHAREHOLDERS

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. For example, to the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, therefore such a trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

TERMINATION OF THE FUND

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

BACKUP WITHHOLDING

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. TAX SHELTER RULES

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisers about their obligation to report or disclose to the IRS information about their investment in the Fund and participation in the Fund's income, gain, loss or deduction with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

TAX ELECTIONS

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

ELECTIVE AND MANDATORY BASIS ADJUSTMENT OF PARTNERSHIP PROPERTY

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal, to provide the Fund with certain information, including information regarding such Shareholder's adjusted basis in its interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

CERTAIN TAX CONSIDERATIONS FOR REGULATED INVESTMENT COMPANY SHAREHOLDERS

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (each, a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined in the Code section 851(h)) (the "Income Test");

(b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid -- generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4% excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. In general, income earned by the Fund will not be recognized by a RIC Shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC Shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC Shareholder can take advantage of certain safe harbors.

CERTAIN TAX CONSIDERATIONS FOR NON-U.S. INVESTORS

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to non-U.S. investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Fund. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

In general, the U.S. federal tax treatment of a non-U.S. investor depends on whether the Fund is determined to be engaged in a U.S. trade or business. If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation on a net basis (including, for some corporate non-U.S. investors, an additional 30% "branch profits" tax). In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account.

Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

NO TAX BENEFITS EXPECTED

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

ESTATE, STATE AND LOCAL TAXES

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

SUMMARY; LAWS SUBJECT TO CHANGE

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                             NUMBER
                                                                                               OF
                                                                                           PORTFOLIOS
                                                                                               IN
   NAME, DATE OF BIRTH,                                                PRINCIPAL              FUND           OTHER
   AND POSITION(S) HELD                  LENGTH OF                   OCCUPATION(S)          COMPLEX      DIRECTORSHIPS
      WITH THE TRUST                    TIME SERVED               DURING PAST 5 YEARS       OVERSEEN          HELD
------------------------     -------------------------------    -----------------------    ----------   ---------------
Donald W. Glazer, Esq.       Chairman of the Board of           Consultant -- Business         50            None.
Chairman of the Board of     Trustees since March 2005; Lead    and Law(1); Vice Chair
Trustees                     Independent Trustee (September     (since 2002) and
DOB: 07/26/1944              2004-March 2005); Trustee since    Secretary, Provant,
                             December 2000.                     Inc. (provider of
                                                                personnel performance
                                                                improvement services
                                                                and training products);
                                                                Author of Legal
                                                                Treatises.

Jay O. Light                 Since May 1996.                    Dean (since April              50         Director of
Trustee                                                         2006), Acting Dean                          Harvard
DOB: 10/03/1941                                                 (August 2005 - April                       Management
                                                                2006), Senior Associate                 Company, Inc.(2)
                                                                Dean (1998-2005), and                      and Verde,
                                                                Professor of Business                    Inc.; Director
                                                                Administration, Harvard                   of Partners
                                                                Business School.                           HealthCare

----------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2004 and December 31, 2005, these entities paid $373,499 and $489,128, respectively, in legal fees and disbursements to Goodwin.

(2)   Harvard Management Company, Inc. is a client of the Manager.

                                                                                                          System, Inc.
                                                                                                          and Chair of
                                                                                                         its Investment
                                                                                                          Committee.(3)

W. Nicholas Thorndike        Since March 2005.                  Director or trustee of         50         Director of
Trustee                                                         various corporations                        Courier
DOB: 03/28/1933                                                 and charitable                           Corporation (a
                                                                organizations,                           book publisher
                                                                including Courier                             and
                                                                Corporation (a book                      manufacturer);
                                                                publisher and                            Member of the
                                                                manufacturer) (July                        Investment
                                                                1989-present); Putnam                     Committee of
                                                                Funds (December                             Partners
                                                                1992-June 2004); and                       HealthCare
                                                                Providence Journal (a                    System, Inc.(3)
                                                                newspaper publisher)
                                                                (December 1986-December
                                                                2003).

OFFICERS

                              POSITION(S) HELD           LENGTH              PRINCIPAL OCCUPATION(S)
NAME AND DATE OF BIRTH         WITH THE TRUST        OF TIME SERVED            DURING PAST 5 YEARS
----------------------      -------------------   -------------------   --------------------------------
Scott Eston                 President and Chief   President and Chief   Chief Financial Officer, Chief
DOB: 01/20/1956             Executive Officer     Executive Officer     Operating Officer and Member,
                                                  since October 2002;   Grantham, Mayo, Van Otterloo &
                                                  Vice President,       Co. LLC.
                                                  August 1998 -
                                                  October 2002.

Susan Randall Harbert       Treasurer             Treasurer since       Member, Grantham, Mayo, Van
DOB: 04/25/1957                                   February 1998;        Otterloo & Co. LLC.
                                                  Chief Financial
                                                  Officer, February
                                                  2000 - March 2006.

Brent C. Arvidson           Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB: 06/26/1969                                                         Grantham, Mayo, Van Otterloo &
                                                                        Co. LLC.

Sheppard N. Burnett         Assistant Treasurer   Since September       Fund Administration Staff,
DOB: 10/24/1968                                   2004.                 Grantham, Mayo, Van Otterloo &
                                                                        Co. LLC (June 2004 -- present);
                                                                        Vice President, Director of Tax,
                                                                        Columbia Management Group
                                                                        (2002-2004) and Senior Tax
                                                                        Manager (2000-2002),
                                                                        PricewaterhouseCoopers LLP.

----------
(3)   Partners HealthCare System, Inc. is a client of the Manager.

Michael E. Gillespie        Chief Compliance      Since March 2005.     Vice President of Compliance
DOB: 02/18/1958             Officer                                     (June 2004-February 2005) and
                                                                        Director of Domestic Compliance
                                                                        (March 2002-June 2004), Fidelity
                                                                        Investments; Vice President and
                                                                        Senior Counsel, State Street
                                                                        Bank and Trust Company (May
                                                                        1998-March 2002).

Jason B. Harrison           Clerk                 Since March 2006.     Legal Counsel, Grantham, Mayo,
DOB: 01/29/1977                                                         Van Otterloo & Co. LLC (since
                                                                        February 2006) and Attorney,
                                                                        Ropes & Gray LLP (September 2002
                                                                        - February 2006).

David L. Bohan              Vice President and    Vice President        Legal Counsel, Grantham, Mayo,
DOB: 06/21/1964             Assistant Clerk       since March 2005;     Van Otterloo & Co. LLC
                                                  Assistant Clerk       (September 2003- present);
                                                  since March 2006;     Attorney, Goodwin Procter LLP
                                                  Clerk, March          (September 1996-September 2003).
                                                  2005-March 2006.

Julie L. Perniola           Vice President        Vice President,       Chief Compliance Officer,
DOB: 10/07/1970                                   February,             Grantham, Mayo, Van Otterloo &
                                                  2003-present;         Co. LLC.
                                                  Anti-Money
                                                  Laundering
                                                  Compliance Officer,
                                                  February 2003-
                                                  December 2004.

Cheryl Wakeham              Anti-Money            Anti-Money            Manager, Client Service
DOB: 10/29/1958             Laundering Officer    Laundering Officer    Administration, Grantham, Mayo,
                                                  since December        Van Otterloo & Co. LLC.
                                                  2004; Vice
                                                  President, December
                                                  2004-March 2006.

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2006, the Audit Committee held five meetings; the Pricing Committee held nine meetings; and the Governance Committee held four meetings.

The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund's securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund's securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2005.


                                                      AGGREGATE DOLLAR RANGE OF SHARES
                                                           DIRECTLY OWNED IN ALL
                                                     FUNDS OF THE TRUST (WHETHER OR NOT
                              DOLLAR RANGE OF         OFFERED IN THE PRIVATE PLACEMENT
                                  SHARES                        MEMORANDUM)
        NAME            DIRECTLY OWNED IN THE FUND           OVERSEEN BY TRUSTEE
---------------------   --------------------------   ----------------------------------
Donald W. Glazer                   None                        Over $100,000
Jay O. Light                       None                             None
W. Nicholas Thorndike              None                             None

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2005, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.


                                                      AGGREGATE DOLLAR RANGE OF SHARES
                                                          INDIRECTLY OWNED IN ALL
                                                        FUNDS OF THE TRUST (WHETHER
                               DOLLAR RANGE OF         OR NOT OFFERED IN THE PRIVATE
                         SHARES INDIRECTLY OWNED IN         PLACEMENT MEMORANDUM)
        NAME                      THE FUND                   OVERSEEN BY TRUSTEE
---------------------    --------------------------   --------------------------------
DONALD W. GLAZER                  $1-$10,000                 Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2005, in entities directly or indirectly controlling, controlled by, or under common control with the Manager.


                            NAME OF
     NAME OF NON-         OWNER(S) AND
      INTERESTED          RELATIONSHIP                                TITLE OF       VALUE OF
       TRUSTEE             TO TRUSTEE            COMPANY               CLASS        SECURITIES     % OF CLASS
----------------------    ------------    ---------------------    ------------    ------------    -----------
Donald W. Glazer              Self           GMO Tax-Managed         Limited        $443,040(2)      4.13%(3)
                                          Absolute Return Fund,    partnership
                                           a private investment     interest-
                                            company managed by       Class C
                                              the Manager.(1)

                                            GMO Multi-Strategy       Limited        $976,300(2)      0.14%(3)
                                            Fund (Offshore), a     partnership
                                            private investment      interest-
                                            company managed by       Class A
                                              the Manager.(1)

                                                GMO Brazil           Limited           $0(2)         1.95%
                                            Sustainable Forest     partnership
                                           Fund, LP, a private       interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC, an
                                             affiliate of the
                                                Manager.(4)

                                                GMO Brazil           Limited          $0(2)          1.94%
                                            Sustainable Forest     partnership
                                          Fund 2, LP, a private      interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC, an
                                             affiliate of the
                                                Manager.(4)

Jay O. Light                  N/A                  None                N/A             N/A            N/A

W. Nicholas Thorndike         N/A                  None                N/A             N/A            N/A

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2) Securities valued as of December 31, 2005.

(3) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(4) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust's standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust, the Fund offered in the Private Placement Memorandum, or any Funds of the Trust not offered in the Private Placement Memorandum during the fiscal year ended February 28, 2006:


                              AGGREGATE      PENSION OR RETIREMENT      ESTIMATED              TOTAL
                             COMPENSATION     BENEFITS ACCRUED AS     ANNUAL BENEFITS      COMPENSATION
NAME OF PERSON, POSITION    FROM THE FUND    PART OF FUND EXPENSES    UPON RETIREMENT    FROM THE TRUST(1)
------------------------    -------------    ---------------------    ---------------    -----------------
Donald W. Glazer, Esq.,         $1,533                 N/A                 N/A               $283,250(2)
Trustee
Jay O. Light, Trustee           $   26                 N/A                 N/A               $233,490(2)
W. Nicholas Thorndike(1),       $4,517                 N/A                 N/A               $179,484(2)
Trustee

(1) Mr. Thorndike was elected as a Trustee in March 2005.

(2) Reflects actual direct compensation received during the fiscal year ended February 28, 2006 from Funds of the Trust that had commenced operations on or before February 28, 2006, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by various Funds of the Trust not offered through the Private Placement Memorandum.

As of June 2, 2006, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

CODE OF ETHICS. The Trust and the Manager each have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code of Ethics. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

MANAGEMENT CONTRACT

As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions -- Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading "Fees and expenses") through at least June 30, 2007.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

Since the commencement of its operations, the Fund has paid no Management Fee to the Manager pursuant to the Management Contract.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division, which is comprised of investment professionals associated with the Manager. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by Mr. Thomas Cooper and Mr. William Nemerever, the senior members of the Fixed Income Division, as of February 28, 2006.


                        REGISTERED INVESTMENT COMPANIES
                       MANAGED (INCLUDING NON-GMO MUTUAL    OTHER POOLED INVESTMENT VEHICLES    SEPARATE ACCOUNTS MANAGED
                        FUND SUBADVISORY RELATIONSHIPS)            MANAGED (WORLD-WIDE)                (WORLD-WIDE)
                       ----------------------------------   --------------------------------    ----------------------------
                         Number of                            Number of                          Number of
 SENIOR MEMBERS         accounts(1)    Total assets(1)(2)     accounts       Total assets       accounts     Total assets
-------------------    -------------   ------------------   ------------    ----------------     ---------   --------------
Thomas Cooper                14         $  8,592,200,010          9         $  4,943,414,972        10       $1,314,114,041
William Nemerever


                         REGISTERED INVESTMENT COMPANIES
                        MANAGED FOR WHICH GMO RECEIVES A
                      PERFORMANCE-BASED FEE (INCLUDING NON-    OTHER POOLED INVESTMENT VEHICLES    SEPARATE ACCOUNTS MANAGED (WORLD-
                           GMO MUTUAL FUND SUBADVISORY        MANAGED (WORLD-WIDE) FOR WHICH GMO    WIDE) FOR WHICH GMO RECEIVES A
                                 RELATIONSHIPS)                RECEIVES A PERFORMANCE-BASED FEE          PERFORMANCE-BASED FEE
                      -------------------------------------   ----------------------------------   ---------------------------------
                        Number of                                Number of                           Number of
                        accounts           Total assets          accounts         Total assets       accounts         Total assets
-------------------   -------------    --------------------   --------------    ----------------   ------------    -----------------
Thomas Cooper               0                   $0                   6          $  2,356,568,894        7          $   1,056,018,564
William Nemerever

----------

(1) Includes Funds of the Trust (including Funds not offered in the Private Placement Memorandam) that had commenced operations on or before February 28, 2006.

(2) "Total assets" includes assets invested by other GMO Funds.

Because the senior members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior members and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

The senior members of the division are members (partners) of GMO. As of February 28, 2006, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

SENIOR MEMBER FUND OWNERSHIP. As of February 28, 2006, neither Mr. Cooper nor Mr. Nemerever had any direct beneficial ownership in the Fund. The following table sets forth the dollar range of each senior member's indirect beneficial share ownership in the Fund, as of February 28, 2006, by virtue of the senior member's direct ownership of shares of certain other Funds of the Trust (not offered in the Private Placement Memorandum) that invest in the Fund:

NAME OF SENIOR MEMBER        DOLLAR RANGE OF SHARES INDIRECTLY OWNED IN THE FUND
---------------------        ---------------------------------------------------
   Thomas Cooper                                 $1-$10,000
  William Nemerever                              $1-$10,000

CUSTODIAL ARRANGEMENTS AND FUND ACCOUNTING AGENT. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian and fund accounting agent on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various Securities and Exchange Commission filings.

COUNSEL. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client's investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager's policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

BROKERAGE AND RESEARCH SERVICES. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer's inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm's ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.

Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include:
(i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night's close and any additional "impact" or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

During the Fund's three most recently completed fiscal years, the Trust paid, on behalf of the Fund, the following amounts in brokerage commissions.

December 1, 2002       December 1,
    Through               2003          March 1, 2004   March 1, 2005
  November 30,           Through            Through        Through
     2003              February 29,      February 28,    February 28,
                         2004(1)             2005            2006
----------------   ------------------   -------------   -------------
     $13,432             $4,232               $0              $0

(1) The Fund changed its fiscal year end from November 30 to February 28/29.

The brokerage commissions paid by the Trust, on behalf of the Fund, with respect to the Fund's fiscal period ended February 29, 2004 and fiscal year ended November 30, 2003 were the result of the Fund's trading in futures contracts. The differences in brokerage commissions paid during those years relate to differences in the amount and frequency of the Fund's trading in futures contracts during those years. As a result of the Fund's change in investment objective and principal investment strategies, effective April 1, 2004, the Fund has not traded in futures contracts after such change, and does not currently intend to do so in the future.

During the fiscal year ended February 28, 2006, the Fund did not hold any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust's website at www.gmo.com and on the Securities and Exchange Commission's website at www.sec.gov no later than August 31 of each year.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, "Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust's Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

      - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

      - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

      - Exceptions to the disclosure policy authorized by senior management of GMO; and

      - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with its day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:


        NAME OF RECIPIENT                       PURPOSE OF DISCLOSURE
----------------------------------    ------------------------------------------
Investors Bank & Trust Company        Custodial and securities lending services
                                      and compliance testing

PricewaterhouseCoopers LLP            Independent registered public accounting
                                      firm

Institutional Shareholder Services    Corporate actions services

FactSet                               Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:


        NAME OF RECIPIENT                       PURPOSE OF DISCLOSURE
----------------------------------    ------------------------------------------
Epstein & Associates, Inc.            Software provider for Code of Ethics
                                      monitoring system

Financial Models Company Inc.         Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a "series investment company" that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The Fund commenced operations on December 31, 1999. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty series:
Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; and Inflation Indexed Plus Bond Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 2, 2006, the following shareholder held greater than 25% of the outstanding shares of the Fund:

      VERIB
      Attn:  Mutual Funds Operations
      P.O. Box 3198
      Pittsburgh, PA 15230-3198

As of June 2, 2006, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Fund as of June 2, 2006:

                    Name and Address                         % Ownership
--------------------------------------------------------     -----------
VERIB                                                            29.1
Attn:  Mutual Funds Operations
P.O. Box 3198
Pittsburgh, PA  15230-3198

GMO Core Plus Bond Fund                                          16.9
C/O GMO
40 Rowes Wharf
Boston, MA  02110

The Chase Manhattan Bank as Directed Trustee for the IBM         15.7
Personal Pension Plan Trust
1133 Westchester
White Plains, NY  10604-3505

JP Morgan Chase Bank, as Trustee of the General Motors            8.9
Employees Global Group Pension Trust
Attn:  Mr. Donald Johnson
4 Chase Metrotech Center
Brooklyn, NY  11245

GMO Global Bond Fund                                              8.3
C/O GMO
40 Rowes Wharf
Boston, MA  02110

GMO International Bond Fund                                       6.8
C/O GMO
40 Rowes Wharf
Boston, MA  02110

                              FINANCIAL STATEMENTS

The Fund's audited financial statements for the fiscal year ended February 28, 2006 included in the Trust's Annual Reports and filed with the SEC pursuant to
Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Trust's Annual Reports (containing the Fund's audited financial statements) for the fiscal year ended February 28, 2006 were filed electronically with the SEC on Form N-CSR on May 8, 2006 (Accession No. 0001104659-06-032051).

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of beneficial interest of the Fund that is offered through the Private Placement Memorandum. The computation is based upon the net asset value and shares of beneficial interest outstanding as of the close of business on February 28, 2006.

Special Purpose Holding Fund
   Net Assets at Value (Equivalent to $8.22 per share based on
        554,071 shares of beneficial interest outstanding) ......     $4,552,535
   Offering Price ...............................................          $8.22

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix B

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Moody's. The following is a summary of the ratings used by Moody's, Inc. for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix B

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

      1.    An application for rating was not received or accepted.

      2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

      3.    There is lack of essential data pertaining to the issue or issuer.

      4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.    STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.   STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III.  REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.   DISCLOSURE

The following disclosure shall be provided:

      A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

      B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

      C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

Appendix C

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")
                      PROXY VOTING POLICIES AND PROCEDURES

I.    INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.   PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

      (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

      (2)   ensure that proxies are voted and submitted in a timely manner;

      (3)   handle other administrative functions of proxy voting;

      (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

      (5)   maintain records of votes cast; and

      (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies

Appendix C

and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III.  PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

      1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

      2.    Overseeing the proxy voting process; and

      3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.   CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

Appendix C

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

      1. GMO has a business relationship or potential relationship with the issuer;

      2. GMO has a business relationship with the proponent of the proxy proposal; or

      3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.    RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

      (1) a copy of these policies and procedures which shall be made available to clients, upon request;

      (2)   a record of each vote cast (which ISS maintains on GMO's behalf);
            and

      (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.   REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII.  DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective:  August 6, 2003

Appendix C

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.    AUDITORS

Vote for proposals to ratify auditors, unless any of the following apply:

      - An auditor has a financial interest in or association with the company, and is therefore not independent

      -     Fees for non-audit services are excessive, or

      - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.    BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a case-by-case basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

Appendix C

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.    SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting

Appendix C

policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.    PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.    POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.    MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.    REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

Appendix C

8.    CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

      - It is intended for financing purposes with minimal or no dilution to current shareholders

      - It is not designed to preserve the voting power of an insider or significant shareholder

9.    EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a case-by-case basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

      -     Historic trading patterns

      -     Rationale for the repricing

      -     Value-for-value exchange

      -     Option vesting

Appendix C

      -     Term of the option

      -     Exercise price

      -     Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

      -     Purchase price is at least 85 percent of fair market value

      -     Offering period is 27 months or less, and

      -     Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.   SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

Appendix C

              Concise Summary of ISS Global Proxy Voting Guidelines

      Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

      - there are concerns about the accounts presented or audit procedures used; or

      - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

      - there are serious concerns about the accounts presented or the audit procedures used;

      -     the auditors are being changed without explanation; or

      - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

      - there are serious concerns about the statutory reports presented or the audit procedures used;

      - questions exist concerning any of the statutory auditors being appointed; or

      - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

      - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

      -     the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Appendix C

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

      - there are clear concerns about the past performance of the company or the board; or

      -     the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed)

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Appendix C

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

      - there are serious questions about actions of the board or management for the year in question; or

      -     legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

      - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

      - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Appendix C

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Appendix C

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

      -     clear evidence of past abuse of the authority is available; or

      -     the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

      - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

      - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

Appendix C

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2006

                       GMO WORLD OPPORTUNITY OVERLAY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO WORLD OPPORTUNITY OVERLAY FUND (the "Fund") is a separate investment portfolio of GMO Trust (the "Trust"). The Trust is an open-end management investment company and operates as a "series investment company" that consists of separate series of investment portfolios, including the Fund. Other portfolios are offered pursuant to separate prospectuses. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust ("GMO Funds") and certain other accredited investors.


                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

      This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2006, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                  FUND SUMMARY

      This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund's investments and strategies is contained in the SAI. Except for policies identified in the SAI as "fundamental," the Fund's Board of Trustees ("Trustees") may change the Fund's investment objective or policies without shareholder approval. The Fund's investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") (see "Management of the Fund" below for a description of the Manager).

      INVESTMENT OBJECTIVE

      Total return in excess of its benchmark.

      PRINCIPAL INVESTMENT STRATEGIES

      The Fund's investment program has two principal components. One component of the Fund's investment program involves the use of derivatives, primarily interest rate swap contracts, to seek to exploit misvaluations in world interest rates and to add value relative to the Fund's benchmark. The other component of the Fund's investment program involves making direct investments primarily in high quality U.S. and foreign fixed income securities, in particular asset-backed securities, to gain exposure to the Fund's benchmark (and to securities with similar characteristics to those in the benchmark) and to generate a core return.

      The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world interest rate markets. Based on such estimate, the Fund establishes its derivative positions, for example, purchasing interest rate exposure at specific maturities on the yield curve in countries it perceives as undervalued and selling interest rate exposure at the same maturities in countries it perceives as overvalued. In addition, the Fund may purchase interest rate exposure on yield curve maturities that it perceives as inexpensive and sell interest rate exposure on the same yield curve maturities that it perceives as expensive.

      Derivative positions taken by the Fund are implemented primarily through interest rate swap contracts, but the Fund may use other exchange-traded and over-the-counter ("OTC") derivatives, including other types of swap contracts, options on swaps (or "swaptions"), futures, options on futures, and other types of options. As a result of its derivatives positions, the Fund typically will have a net notional value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark.

      A substantial portion of the Fund's high quality fixed income securities holdings may consist of asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into repurchase agreements. Fixed income securities in which the Fund may invest include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). The Fund's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features. From time to time, the Fund may acquire or hold fixed income securities that are rated below investment grade.

      In selecting fixed income securities for the Fund's portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.

      WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERM "INVEST" INCLUDES BOTH DIRECT INVESTING AND INDIRECT INVESTING AND THE TERM "INVESTMENTS" INCLUDES BOTH DIRECT INVESTMENTS AND INDIRECT INVESTMENTS. FOR INSTANCE, THE FUND MAY INVEST INDIRECTLY OR MAKE INDIRECT INVESTMENTS BY INVESTING IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET. In addition, the term "fixed income securities" includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and
(ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. For purposes of this Private Placement Memorandum, the term "bond" refers to any fixed income security (including a synthetic debt instrument) with an original maturity of one year or more.

      In addition, for purposes of this Private Placement Memorandum, the term "investment grade" refers to a rating of Baa3/BBB- or better given by Moody's Investors Service, Inc. ("Moody's")/Standard & Poor's Ratings Services ("S&P") to a particular fixed income security, and the term "below investment grade" refers to any rating below Baa3/BBB- given by Moody's/S&P to a particular fixed income security. Securities rated below investment grade are also known as "junk bonds." In addition, in this Private Placement Memorandum, investment grade securities that are given a rating of Aa/AA or better by Moody's/S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and S&P, but also unrated securities determined by the Manager to have credit qualities comparable to securities rated by Moody's and/or S&P as investment grade, below investment grade, or high quality.

      The Fund is treated as a partnership for federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income that is passed through by the Fund to its shareholders.

      BENCHMARK

      The Fund's benchmark is the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month euro-dollar deposits.

      PRINCIPAL RISKS OF INVESTING IN THE FUND

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund's portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and in investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.

      -     MANAGEMENT RISK

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its investment objective. The Manager applies models and strategies to identify and exploit differences in relative interest rates in various markets around the world. However, there can be no assurance that the Manager will achieve the desired results (e.g., the Manager may not be successful in identifying misvaluations in world interest rates) and the nature of the risks assumed as a result of the Fund's derivative positions and other investments may cause the Fund to incur significant losses. In addition, the Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause its performance to differ from that of its benchmark. In those cases, the Fund's performance will depend on the ability of the Manager to choose securities and other assets that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

      -     DERIVATIVES RISK

      The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including hedging, and, in particular, will use derivatives related to interest rates as a substitute for direct investment in bonds. The Fund also may use derivatives as a way to adjust its exposure to various markets and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.

      The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can only be closed out with the other party to the contract, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the contract with the counterparty or may be able to obtain the other party's consent to assign the contract to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

      Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

      Suitable derivatives may not be available in all circumstances. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk exposure.

      Derivatives risk is particularly pronounced for the Fund because it makes substantial use of derivatives, in particular interest rate swaps, to implement its investment program. Swap contracts and other OTC derivatives, in particular, can be difficult to value, are highly susceptible to liquidity risk (see "Liquidity Risk" below) and credit and counterparty risk (see "Credit and Counterparty Risk" below), and are subject to documentation risks. From time to time, the Fund may invest in credit default swaps, which involve one party paying another party for the right to receive a specified return in the event of a default by a third party (e.g., a corporate (including asset-backed security) or sovereign issuer) on a particular obligation, involve special risks because they generally only require payment in the event of an actual default (as opposed to a credit downgrade or other indication of financial difficulty). In addition, when as an alternative to purchasing bonds directly, the Fund uses credit default swaps to obtain synthetic long exposure to a debt instrument, the Fund is exposed to the risk that it will be required to pay the notional value of the swap contract in the event of default. There can be no assurance that the Fund's use of derivatives will be effective or will have the desired results.

      -     LEVERAGING RISK

      The Fund's use of reverse repurchase agreements and other derivatives may cause its portfolio to be leveraged. Leverage may increase the Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

      The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of its derivative positions. As a result, the Fund's net long exposure typically will have a net notional value in excess of its net assets.

      -     MARKET RISK -- FIXED INCOME SECURITIES AND RELATED DERIVATIVES

      The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed income securities in which the Fund invests. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

      A principal risk of the Fund's investments in fixed income securities (including bonds, notes, synthetic debt instruments, and asset-backed securities) is that the value of those securities typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for funds investing in fixed income securities with longer durations, although it is present, but to a lesser extent, in the Fund's investments in shorter duration fixed income securities.

      An additional type of market risk exists for the Fund because a substantial portion of its fixed income securities holdings may consist of asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations"). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The underlying obligations, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest the prepayments at as high a yield as the asset-backed security. Asset-backed securities also may be collateralized by the fees earned by service providers.

      The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The risks associated with asset-backed securities are particularly pronounced for the Fund because a substantial portion of the Fund's holdings of fixed income securities may consist of asset-backed securities. The Fund also may be subject to certain risks related to investing in asset-backed securities backed by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Focused Investment Risk" below for a discussion of these risks.

      To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, it will be exposed to additional market risk.

      -     CREDIT AND COUNTERPARTY RISK

      This is the risk that the counterparty to an OTC derivatives contract, the issuer or guarantor of a fixed income security, or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

      Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded or will default, thereby reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit-card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See "Market Risk - Fixed Income Securities" above for a discussion of these risks.

      Credit risk is particularly pronounced for below investment grade securities (also known as "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Although offering the potential for higher investment returns, junk bonds are often less liquid than higher quality securities, the continuing ability of their issuers to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. From time to time, the Fund may directly or indirectly acquire or hold below investment grade securities. At such times, it will be subject to these risks.

      In addition, the Fund is exposed to counterparty risk because it uses OTC derivatives, in particular interest rate swaps, in implementing its investment program. It will also be exposed to counterparty risk to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund frequently have durations longer than six months (and, in many cases, a number of years). In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps (see also "Focused Investment Risk" below).

      -     LIQUIDITY RISK

      The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the Fund's ability to sell particular securities or close out derivative positions at an advantageous price. Because the Fund's principal investment strategies involve the use of derivatives, (in particular OTC derivatives) it has increased exposure to liquidity risk. Derivatives (in particular OTC derivatives) are more likely to be fair valued (see "Determination of Net Asset Value" below). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

      -     FOCUSED INVESTMENT RISK

      Industry diversification can reduce overall risk, and concentration of investments in industries with high positive correlations to one another can increase overall risk. Therefore, a fund whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

      A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is pronounced for the Fund because it makes significant use of swaps contracts and other OTC derivative instruments. Because a swap contract and other types of OTC derivative instruments involve an agreement between two parties, the Fund is exposed to the credit of the contract counterparties, many of which will be part of the financial services sector or related industries. Therefore, events that affect the financial services sector or related industries generally may affect the counterparties with whom the Fund has derivatives contracts, and may have a significant adverse effect on the Fund. The Fund may be further subject to these risks because of its exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Market Risk -- Fixed Income Securities" above for further discussion of the risks associated with asset-backed securities.

      -     NON-DIVERSIFICATION RISK

      Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a "diversified" investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with its investment strategies or techniques may be more pronounced than if the Fund were "diversified."

      -     FOREIGN INVESTMENT RISK

      Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may change more rapidly and to a greater degree than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.

      -     MARKET DISRUPTION AND GEOPOLITICAL RISK

      The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, the Fund's exposure to a number of other risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.

      The value of the Fund's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time. For example, a disruption may cause the Fund's derivative counterparties to discontinue offering derivatives on certain underlying reference rates, securities, or indices or to offer such products on a more limited basis.

      -     LARGE SHAREHOLDER RISK

      To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or other GMO Funds), the Fund will be subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the Fund, since the Fund may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund's performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and could also increase transaction costs.

FEES AND EXPENSES

      The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets):

Management fee.......................   0.00%
Other expenses.......................   0.03%(1)
Total annual operating expenses......   0.03%
        Expense reimbursement........   0.03%(2)
NET ANNUAL EXPENSES..................   0.00%(3)

(1) "Other expenses" have been restated to reflect current fees.

(2) The Manager has contractually agreed to reimburse the Fund for Fund expenses through at least June 30, 2007 (excluding fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not procured or provided by the Manager for the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities-lending fees and expenses, interest expense and transfer taxes).

(3) "Net annual expenses" (as restated) were less than 0.01%.

                             MANAGEMENT OF THE FUND

      GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2006, GMO managed on a worldwide basis more than $120 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

      Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs. The Manager does not charge the Fund a management fee for management and administrative services provided to the Fund.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract is included in the Fund's shareholder report for the period during which the Trustees approved such contract.

      GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund's portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.

      Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO's global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.

      The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.

      CUSTODIAN, FUND ACCOUNTING AGENT, AND TRANSFER AGENT

      Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, fund accounting agent, and transfer agent.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value or "NAV" of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund's NAV per share for a class of shares is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

      The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

Shares of other open-end registered investment companies

      -     NAV at the time of valuation of shares of the Fund

"Fair Value" Pricing

      For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

      With respect to the Fund's use of "fair value" pricing, you should note the following:

            - A significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

      The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end.

      To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

      The Fund or GMO may suspend the posting of portfolio holdings, or the Fund may modify the disclosure policy without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

                             HOW TO PURCHASE SHARES

      Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at
(617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

      PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

      -     The name of the Fund being purchased;

      -     The dollar amount of the shares to be purchased;

      - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      -     Payment in full (by check, wire, or securities).

            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

      If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If the purchase request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day.

      To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

      The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

      There is no minimum initial or subsequent investment in the Fund.

      Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

      Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

      Funding Your Investment. You may purchase shares:

      -     with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
   Further credit: GMO World Opportunity Overlay Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

        By U.S. Postal Service:            By Overnight Courier:
     Investors Bank & Trust Company     Investors Bank & Trust Company
       GMO Transfer Agent MFD 23      GMO Transfer Agent MFD 23
              P.O. Box 642            200 Clarendon Street, 16th Floor
         Boston, MA 02117-0642              Boston, MA 02116

      -     in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund

            - securities will be valued as set forth under "Determination of Net Asset Value"

      -     by a combination of cash and securities

      FREQUENT TRADING ACTIVITY. The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to certain other GMO Funds and their shareholders. Frequent trading strategies may be disruptive to the efficient management of such funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund because the nature of its investments make the Fund less susceptible to the effects of market timing.

                              HOW TO REDEEM SHARES

      You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

      REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

      -     The name of the Fund being redeemed;

      - The number of shares or the dollar amount of the shares to be redeemed;

      - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      - Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO.

      If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

      The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

      If a redemption is paid in cash:

      - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

      - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

      If a redemption is paid with securities, it is important for you to note:

      - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

      - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

      - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

      - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      -     if the NYSE is closed on days other than weekends or holidays

      -     during periods when trading on the NYSE is restricted

      - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

      -     during any other period permitted by the SEC for your protection.

      Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or any class.

      Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      Submitting Your Redemption Request. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares -- Submitting Your Purchase Order Form." Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

                             DISTRIBUTIONS AND TAXES

      The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. Shareholders should see the description below for information regarding the tax character of distributions and/or allocations, if any, from the Fund to shareholders.

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.

      - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions, credits and tax preferences of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

      - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

      - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (such as market discount).

      - Furthermore, the Fund's investment in entities taxable as partnerships, asset-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, foreign currencies, and foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

      - The Fund's use of derivatives and any securities lending activities may increase the amount of taxable income recognized by its shareholders.

      - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                              FINANCIAL HIGHLIGHTS
                (For a share outstanding throughout each period)

      The financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO WORLD OPPORTUNITY OVERLAY FUND


                                                                                                          Period from
                                                                                                       November 22, 2004
                                                                                                         (commencement of
                                                                                                          operations)
                                                                                      Year Ended            through
                                                                                   February 28, 2006   February 28, 2005
                                                                                   -----------------   -----------------
Net asset value, beginning of period............................................      $    25.17           $  25.00
                                                                                      ----------           --------
Income (loss) from investment operations:
        Net investment income (loss)+ ..........................................            0.96               0.15
        Net realized and unrealized gain (loss).................................           (0.90)              0.02
                                                                                      ----------           --------
             Total from investment operations...................................            0.06               0.17
                                                                                      ----------           --------
Net asset value, end of period..................................................      $    25.23           $  25.17
                                                                                      ----------           --------
Total Return (a)................................................................            0.24%              0.68%**
Ratios/Supplemental Data:
        Net assets, end of period (000's).......................................      $1,012,277           $582,279
        Net expenses to average daily net assets................................            0.00%(b)           0.01%*
        Net investment income to average daily net assets.......................            3.84%              2.21%*
        Portfolio turnover rate.................................................              31%                 8%**
        Fees and expenses reimbursed by the Manager to average daily net assets.            0.03%              0.06%*

(a) The total returns would have been lower had certain expenses not been reimbursed during the periods shown.

(b) Net expenses were less 0.01%.

+  Calculated using average shares outstanding throughout the period.

* Annualized.

** Not annualized.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

      The Fund's annual and semiannual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semiannual reports and the Fund's SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

      You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.

                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (CALL COLLECT)
                              1-617-439-4192 (FAX)
                                   SHS@GMO.COM
                           WEBSITE: HTTP://WWW.GMO.COM

                                       INVESTMENT COMPANY ACT FILE NO. 811-04347

                                    GMO TRUST

                       GMO World Opportunity Overlay Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2006

This Statement of Additional Information is not a prospectus. It relates to the GMO World Opportunity Overlay Fund Private Placement Memorandum dated June 28, 2006, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO World Opportunity Overlay Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum and the annual report to shareholders of the Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at
(617) 346-7646.

                                TABLE OF CONTENTS

INVESTMENT OBJECTIVES AND POLICIES.......................................     1
FUND INVESTMENTS.........................................................     1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS...............................     2
USES OF DERIVATIVES......................................................    29
INVESTMENT RESTRICTIONS..................................................    32
DETERMINATION OF NET ASSET VALUE.........................................    34
DISTRIBUTIONS............................................................    35
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................    35
MANAGEMENT OF THE TRUST..................................................    48
INVESTMENT ADVISORY AND OTHER SERVICES...................................    56
PORTFOLIO TRANSACTIONS...................................................    60
PROXY VOTING POLICIES AND PROCEDURES.....................................    62
DISCLOSURE OF PORTFOLIO HOLDINGS.........................................    62
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.........................    64
VOTING RIGHTS............................................................    66
SHAREHOLDER AND TRUSTEE LIABILITY........................................    67
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES.....................    67
FINANCIAL STATEMENTS.....................................................    68
APPENDIX A - SPECIMEN PRICE MAKE-UP SHEET................................   A-1
APPENDIX B - COMMERCIAL PAPER AND CORPORATE DEBT RATINGS.................   B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES.......................   C-1

The Fund is a series of the Trust. The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this Statement of Additional Information, the term "invest" includes both direct investing and indirect investing and the term "investments" includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make.

     -    Swap Contracts and Other Two-Party Contracts

     -    Options and Futures

     -    Debt and Other Fixed Income Securities

     - Debt and Other Fixed Income Securities - Long-and Medium-Term Corporate & Government Bonds(1)

     - Debt and Other Fixed Income Securities - Short-Term Corporate & Government Bonds(1)

     -    Asset-Backed and Related Securities

     -    Cash and Other High Quality Investments

     -    U.S. Government Securities and Foreign Government Securities

     -    Adjustable Rate Securities

     -    Below Investment Grade Securities

     -    Zero Coupon Securities

     -    Indexed Securities

     -    Structured Notes

     -    Foreign Investments - Foreign Issuers(2)

     -    Foreign Investments - Foreign Issuers (Traded on U.S. Exchanges) (2)

     -    Foreign Investments - Emerging Countries(2)

     -    Securities Lending

     -    Convertible Securities

     -    Equity Securities

     -    Warrants and Rights

     -    Foreign Currency Transactions

     -    Repurchase Agreements

     -    Illiquid Securities, Private Placements, and Restricted Securities

     -    Investments in Other Investment Companies or Other Pooled Investments

     -    Reverse Repurchase Agreements and Dollar Roll Agreements

(1) For more information, see, among other sections, "Descriptions and Risks of Fund Investments - U.S. Government Securities and Foreign Government Securities" herein.

(2) For more information, see, among other sections, "Principal risks of investing in the Fund - Foreign Investment Risk" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments - Risks of Foreign Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. UNLESS OTHERWISE NOTED HEREIN, ANY REFERENCES TO INVESTMENTS MADE BY THE FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS).

Please refer to "Fund Summary" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when ultimately distributed to shareholders of the other Funds of the Trust investing in the Fund. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Certain Federal Income Tax Considerations" in this Statement of Additional Information for more information.

The historical portfolio turnover rate for the Fund is shown under the heading "Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund makes use of swaps contracts (or "swaps"), in particular interest rate swaps, and other two-party contracts to implement its investment program, including for investment and hedging purposes. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using swap contracts and other two-party contracts.)

SWAP CONTRACTS. As described in "Uses of Derivatives" below, the Fund may use various different types of swaps, such as interest rate swaps, swaps on securities and securities indices, currency swaps, credit default swaps, and other types of available swap agreements. Swap contracts (or "swaps") are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount ("notional amount"), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties' obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund's exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund's investment objective and policies.

In particular, the Fund enters into interest rate swap to exploit misvaluations in world interest rates and to add value relative to the Fund's benchmark. In the case of an interest rate swap, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. To the extent the floating rate exceeds or falls short of the offsetting fixed rate obligation of the Fund, the Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively. The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, the Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.

In addition, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, the Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. The Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk - the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see "Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" below). In addition, as a purchaser in a credit default swap, the Fund's investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.

The Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund's taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, the Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.

INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures - Risk Factors in Options Transactions" and "- Risk Factors in Futures and Futures Options Transactions" below. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

SWAPTIONS. An option on a swap agreement, also called a "swaption," is an over-the-counter ("OTC") option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The most significant factor in the performance of swaps, caps, floors, and collars is the change in the value of the underlying price, rate, or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of the Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by the Fund, the Fund must be prepared to make such payments when due.

In addition, the Fund may only close out a swap, cap, floor, collar, or OTC option (which are also discussed in "Options and Futures" below) (including a swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

OPTIONS AND FUTURES

The Fund may use options and futures for the same or similar purposes as swaps and other two-party contracts (as described above). (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect the Fund's performance.

OPTIONS ON SECURITIES AND INDICES. The Fund may purchase and sell put and call options on fixed income securities or other types of securities or indices in standardized exchanged-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

Purchasing Options on Securities and Indices. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities and Indices. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or securities index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

The Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund's income with minimal capital risk.

However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option's exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC OPTIONS. A Fund may also invest in over-the-counter ("OTC") options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

CLOSING OPTIONS TRANSACTIONS. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option's expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, the Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.

No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.

RISK FACTORS IN OPTIONS TRANSACTIONS. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in interest rates and the remaining time to an option's expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.

The Fund's ability to use options as part of their investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option's life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund's portfolio securities decline.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.

The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts -- Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" for a discussion of counterparty risk and other risks associated with investing in OTC options above.

The Fund's ability to engage in options transactions may be limited by tax considerations.

CURRENCY OPTIONS. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See "Foreign Currency Transactions" below for more information on the Fund's use of currency options.)

FUTURES. To the extent consistent with applicable law, the Fund may invest in futures contracts on, among other things, interest rates, financial instruments (such as a U.S. government security or other fixed income security), securities indices or currencies. Futures contracts on securities indices are referred to herein as "Index Futures."

Certain futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying securities, currencies or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade - known as "contract markets" - approved by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. Certain Funds may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See "Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges" below.)

INTEREST RATE FUTURES. The Fund may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

INDEX FUTURES. The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.

CURRENCY FUTURES. The Fund may buy and sell futures contracts on currencies. (See "Foreign Currency Transactions" below for a description of the Fund's use of currency futures.)

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund's profit or loss on the transaction.

RISK FACTORS IN FUTURES AND FUTURES OPTIONS TRANSACTIONS. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities is used to hedge a single security, a futures contract on one security (e.g., U.S. Treasury bonds) is used to hedge a different security (e.g., a mortgage-backed security), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.

In the case of Index Futures, changes in the price of Index Futures may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Fund's ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or option on a futures contract position, and that the Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.

The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates, interest rates, and securities prices within a given time frame.. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by the Fund, the Fund would realize a loss on the futures contract that is not offset by an increase in the value of its portfolio securities. As a result, the Fund's total return would be less than if it had not used the futures.

As discussed above, when purchasing or selling a futures contract, the Fund is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund's portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

The Fund's ability to engage in futures and options on futures transactions also may be limited by tax considerations.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES, FUTURES CONTRACTS, AND OPTIONS ON FUTURES CONTRACTS TRADED ON FOREIGN EXCHANGES. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see "Risks of Foreign Investments" below).

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, AND CERTAIN TYPES OF SWAP CONTRACTS AND RELATED INSTRUMENTS. The Fund has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See "Adjustable Rate Securities" and "Indexed Securities" below.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or "interest rate risk") relates to changes in a security's value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund generated from its investments in fixed income securities cannot be predicted with certainty. In addition, to the extent the Fund invests a portion of its assets in indexed securities, the future income of the Fund will be affected by changes in those securities' indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

ASSET-BACKED AND RELATED SECURITIES

Asset-backed securities are "pass-through" securities, meaning that principal and interest payments - net of expenses - made by the underlying borrowers on the underlying assets (such as mortgages and credit-card receivables) are passed through to the asset-backed security holders. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit- card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in "Other Asset-Backed Securities" below.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

OTHER ASSET-BACKED SECURITIES. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities are subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support.

The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers' performance. In some circumstances, a servicer's or originator's mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, the Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see "Collateralized Debt Obligations ("CDOs")" below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"); STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset-backed securities.

The Fund also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages.

IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

COLLATERALIZED DEBT OBLIGATIONS ("CDOS"). The Fund may invest in CDOs, which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portion is the residual, or "equity," tranche which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the equity tranche due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, the Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund's investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or-sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

BELOW INVESTMENT GRADE SECURITIES

The Fund may acquire or hold below investment grade securities (that is, rated below BBB- by S&P or below Baa3 by Moody's, or determined by the Manager to be of comparable quality to securities so rated) ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund's investments in Below Investment Grade Securities are more dependent on the Manager's own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.

Securities in the lowest investment grade category (BBB or Baa) also have some speculative characteristics. See "Appendix B - Commercial Paper and Corporate Debt Ratings" for more information concerning commercial paper and corporate debt ratings.

ZERO COUPON SECURITIES

The Fund, when investing in "zero coupon" fixed income securities, accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness.

CURRENCY-INDEXED SECURITIES. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

INVERSE FLOATING OBLIGATIONS. Indexed securities in which the Fund may invest include so called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

INFLATION INDEXED BONDS. The Fund may invest in inflation indexed bonds. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index ("CPI") accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (or "TIPS") have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year's inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPs, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

TAX CONSEQUENCES OF INVESTING IN INDEXED SECURITIES. The Fund's investments in indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Certain Federal Income Tax Considerations" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities (e.g., through the Fund's brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund's custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

EMERGING COUNTRIES. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund's income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to such qualified dividend income.

CONVERTIBLE SECURITIES

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

EQUITY SECURITIES

Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer's goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund will typically use warrants and rights in a manner similar to its use of options on securities, as described in "Options and Futures" above. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options as described above in "Options and Futures." Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund's exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases.

The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See "Options and Futures - Futures" above for more information on futures contracts and options on futures contracts).

The Fund may also purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See "Options and Futures - Options on Securities and Indices" above for more information on options).

REPURCHASE AGREEMENTS

The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller's defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights,
(ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.

ILLIQUID SECURITIES, PRIVATE PLACEMENTS, AND RESTRICTED SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

As long as the Securities and Exchange Commission ("SEC") maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. If the Fund sells its securities in a registered offering, it may be deemed to be an "underwriter" for purposes of Section 11 of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

INVESTMENTS IN OTHER INVESTMENT COMPANIES OR OTHER POOLED INVESTMENTS

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer's net asset value.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

The Fund maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under the reverse repurchase agreements and dollar roll agreements into which it enters. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction on borrowings.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC derivatives in implementing its investment program. It is intended to supplement the information included in the Private Placement Memorandum and the information provided in the "Fund Investments" and "Descriptions and Risks of Fund Investments" sections of this Statement of Additional Information. This overview, however, is not intended to be exhaustive and the Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memorandum.

In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund uses exchange-traded and OTC financial derivatives, in particular interest rate swaps, as an integral part of its investment program (as described in "Principal investment strategies" in the Fund's Private Placement Memorandum). The specific types of derivatives the Fund may employ are outlined in more detail below. To a significant extent, specific market conditions influence the Manager's choice of derivatives and derivative strategies for the Fund.

COUNTERPARTY CREDITWORTHINESS. As discussed above, the Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by S&P or Moody's (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. See "Appendix B--Commercial Paper and Corporate Debt Ratings" for an explanation of short-term debt ratings.

USE OF DERIVATIVES (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS) BY THE FUND

Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund

Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, and credit default swaps
Swaptions
Futures contracts and related options on bonds as well as baskets or indices of securities
Options on bonds and other securities
Structured notes

Uses of Derivatives (other than foreign currency derivative transactions) by the Fund

Investment

Instead of investing directly in fixed income securities, the Fund uses derivatives, primarily interest rate swaps, to exploit misvaluations in world interest rates and to add value relative to the Fund's benchmark. The Fund also may uses other types of derivatives for investment purposes, including other types of swap contracts, futures contracts, related options, and swaptions, instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, the Fund may use credit default swaps for investment purposes. In those cases, it will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.

If a foreign derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.

Hedging

Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by a corporate (including asset-backed security) or sovereign issuer of fixed income securities.

Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts while the Fund disposes of securities in an orderly fashion.


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

Risk Management

The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries or issuers. From time to time, derivatives may be used prior to actual sales and purchases.

The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.

Other Uses

The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, often the debt instruments in which the Fund invests are not available with precisely the duration or other interest rate terms that the Manager would prefer. In those cases, the Manager may decide to alter the interest rate exposure of those debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

In addition, the Fund may employ the foreign currency derivative transactions described below.

           USE OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Foreign Currency Derivative Transactions That May Be Employed by the Fund Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

Risk Management

Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund's investment in securities denominated in that currency.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

(5) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(6) The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.

(7) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness", the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with
Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:

(1) The Fund may not buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

(2) The Fund may not make an investment for the purpose of gaining control of a company's management.

(3) The Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities" as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust's Trustees without shareholder approval. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without shareholder approval.

The Fund typically will have exposure to a number of countries throughout the world, including exposure to the interest rate markets of those countries through the use of futures contracts, swap contracts, and other types of derivatives.

                        DETERMINATION OF NET ASSET VALUE

The net asset value ("NAV") per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions and Taxes." It is the Fund's policy to declare and pay any distributions in the sole discretion of the Trustees.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state, or federal laws.

FUND STATUS

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

TAX DETERMINATIONS, REQUESTS FOR INFORMATION, ELECTIONS, AND TAX MATTERS PARTNER

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

TAXATION OF SHAREHOLDERS

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

FUND ALLOCATIONS

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

DISTRIBUTIONS AND ADJUSTED BASIS

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "At Risk' Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

CHARACTER AND TIMING OF INCOME

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments and hedging transactions, may result in the Fund being subject to special tax rules including "Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "wash sale" rules, "straddle" rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code
Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses. In addition, if the Fund holds debt obligations with "original issue discount" ("OID"), the Fund (and therefore shareholders) must include amounts in income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may acquire debt obligations with "market discount," which would generally cause the Fund to treat a portion of any gain realized as interest income to the extent of previously accrued market discount.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

EFFECT OF STRADDLE AND WASH SALE RULES ON INVESTORS' SECURITIES POSITIONS

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a taxable distribution of securities either held directly or through the Fund, may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly through the Fund within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"AT RISK" RULES

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

LIMITATIONS ON DIVIDENDS RECEIVED DEDUCTION

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

LIMITATIONS ON SHAREHOLDER'S DEDUCTION OF INTEREST

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

LIMITATION ON SHAREHOLDER'S DEDUCTION OF INVESTMENT EXPENSES

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses (including the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether the Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund's trading practices.

ORGANIZATIONAL EXPENSES

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

PASSIVE ACTIVITY LOSS LIMITATIONS

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

SALE OR EXCHANGE OF PARTNERSHIP PROPERTY

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

ALTERNATIVE MINIMUM TAX

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

The Fund's investments, if any, in asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

FOREIGN CURRENCY GAINS

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

CERTAIN TAX CONSIDERATIONS RELATING TO CERTAIN FOREIGN INVESTMENTS

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. In particular, shareholders should be aware that it is not expected that the Fund and/or the shareholders will be entitled to claim reduced withholding rates on foreign taxes. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the

Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

CERTAIN REPORTING REQUIREMENTS

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers of cash by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. Certain other non-cash transfers by the Fund to non-U.S. corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the non-U.S. corporation. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's direct or indirect investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

TAX-EXEMPT SHAREHOLDERS

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. For example, to the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, therefore such a trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

TERMINATION OF THE FUND

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

BACKUP WITHHOLDING

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. TAX SHELTER RULES

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter

Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisers about their obligation to report or disclose to the IRS information about their investment in the Fund and participation in the Fund's income, gain, loss or deduction with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

TAX ELECTIONS

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

ELECTIVE AND MANDATORY BASIS ADJUSTMENT OF PARTNERSHIP PROPERTY

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal, to provide the Fund with certain information, including information regarding such Shareholder's adjusted basis in its interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

CERTAIN TAX CONSIDERATIONS FOR REGULATED INVESTMENT COMPANY SHAREHOLDERS

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (each, a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined in the Code section 851(h)) (the "Income Test");

(b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid--generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4% excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. In general, income earned by the Fund will not be recognized by a RIC Shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC Shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC Shareholder can take advantage of certain safe harbors.

CERTAIN TAX CONSIDERATIONS FOR NON-U.S. INVESTORS

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to non-U.S. investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Fund. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

In general, the U.S. federal tax treatment of a non-U.S. investor depends upon whether the Fund is determined to be engaged in a U.S. trade or business. If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation on a net basis (including, for some corporate non-U.S. investors, an additional 30% "branch profits" tax). In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

NO TAX BENEFITS EXPECTED

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

ESTATE, STATE AND LOCAL TAXES

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

SUMMARY; LAWS SUBJECT TO CHANGE

This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                       NUMBER OF
  NAME, DATE OF BIRTH,                                                               PORTFOLIOS IN         OTHER
  AND POSITION(S) HELD                                    PRINCIPAL OCCUPATION(S)     FUND COMPLEX     DIRECTORSHIPS
     WITH THE TRUST           LENGTH OF TIME SERVED         DURING PAST 5 YEARS         OVERSEEN           HELD
  --------------------        ---------------------       -----------------------    -------------     -------------
Donald W. Glazer, Esq.     Chairman of the Board of     Consultant--Business and           50              None.
Chairman of the Board of   Trustees since March 2005;   Law(1); Vice Chair (since
Trustees                   Lead Independent Trustee     2002) and Secretary,
DOB: 07/26/1944            (September 2004- March       Provant, Inc. (provider of
                           2005); Trustee since         personnel performance
                           December 2000.               improvement services and
                                                        training products); Author
                                                        of Legal Treatises.

Jay O. Light               Since May 1996.              Dean (since April 2006),           50           Director of
Trustee                                                 Acting Dean (August                               Harvard
DOB: 10/03/1941                                         2005-April 2006), Senior                        Management
                                                        Associate Dean                               Company, Inc.(2)
                                                        (1998-2005), and Professor                   and Verde, Inc.;
                                                        of Business                                     Director of
                                                        Administration, Harvard                          Partners
                                                        Business School.                                HealthCare
                                                                                                     System, Inc. and
                                                                                                       Chair of its
                                                                                                        Investment
                                                                                                     Committee.(3)

W. Nicholas Thorndike      Since March 2005.            Director or trustee of             50           Director of
Trustee                                                 various corporations and                          Courier
DOB: 03/28/1933                                         charitable organizations,                     Corporation (a
                                                        including Courier                             book publisher
                                                        Corporation (a book                                 and
                                                        publisher and                                 manufacturer);
                                                        manufacturer) (July 1989-                      Member of the
                                                        present); Putnam Funds                          Investment
                                                        (December 1992- June                           Committee of
                                                        2004); and Providence                            Partners
                                                        Journal (a newspaper                            HealthCare
                                                        publisher) (December 1986-                    System, Inc.(3)
                                                        December 2003).

----------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2004 and December 31, 2005, these entities paid $373,499 and $489,128, respectively, in legal fees and disbursements to Goodwin.

(2)  Harvard Management Company, Inc. is a client of the Manager.

(3)  Partners HealthCare System, Inc. is a client of the Manager.

OFFICERS

                          POSITION(S) HELD
    NAME AND DATE               WITH                 LENGTH              PRINCIPAL OCCUPATION(S)
       OF BIRTH              THE TRUST           OF TIME SERVED            DURING PAST 5 YEARS
    -------------         ----------------       --------------          -----------------------
Scott Eston             President and Chief   President and Chief   Chief Financial Officer, Chief
DOB: 01/20/1956         Executive Officer     Executive Officer     Operating Officer and Member,
                                              since October 2002;   Grantham, Mayo, Van Otterloo &
                                              Vice President,       Co. LLC.
                                              August 1998 -
                                              October 2002.

Susan Randall Harbert   Treasurer             Treasurer since       Member, Grantham, Mayo, Van
DOB: 04/25/1957                               February 1998;        Otterloo & Co. LLC.
                                              Chief Financial
                                              Officer, February
                                              2000-March 2006.

Brent C. Arvidson       Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB: 06/26/1969                                                     Grantham, Mayo, Van Otterloo &
                                                                    Co. LLC.

Sheppard N. Burnett     Assistant Treasurer   Since September       Fund Administration Staff,
DOB: 10/24/1968                               2004.                 Grantham, Mayo, Van Otterloo &
                                                                    Co. LLC (June 2004-present);
                                                                    Vice President, Director of Tax,
                                                                    Columbia Management Group
                                                                    (2002-2004) and Senior Tax
                                                                    Manager (2000-2002),
                                                                    PricewaterhouseCoopers LLP.

Michael E. Gillespie    Chief Compliance      Since March 2005.     Vice President of Compliance
DOB: 02/18/1958         Officer                                     (June 2004- February 2005) and
                                                                    Director of Domestic Compliance
                                                                    (March 2002- June 2004),
                                                                    Fidelity Investments; Vice
                                                                    President and Senior Counsel,
                                                                    State Street Bank and Trust
                                                                    Company (May 1998- March 2002).

Jason B. Harrison       Clerk                 Since March 2006.     Legal Counsel, Grantham, Mayo,
DOB: 01/29/1977                                                     Van Otterloo & Co. LLC (since
                                                                    February 2006) and Attorney,
                                                                    Ropes & Gray LLP (September
                                                                    2002-February 2006).

David L. Bohan          Vice President and    Vice President        Legal Counsel, Grantham, Mayo,
DOB: 06/21/1964         Assistant Clerk       since March 2005;     Van Otterloo & Co. LLC
                                              Assistant Clerk       (September 2003- present);
                                              since March 2006;     Attorney, Goodwin Procter LLP
                                              Clerk, March 2005 -   (September 1996- September
                                              March 2006.           2003).

Julie L. Perniola       Vice President        Vice President,       Chief Compliance Officer,

DOB: 10/07/1970                               February,             Grantham, Mayo, Van Otterloo &
                                              2003-present;         Co. LLC.
                                              Anti-Money
                                              Laundering
                                              Compliance Officer,
                                              February
                                              2003-December 2004.

Cheryl Wakeham          Anti-Money            Anti-Money            Manager, Client Service
DOB: 10/29/1958         Laundering Officer    Laundering Officer    Administration, Grantham, Mayo,
                                              since December        Van Otterloo & Co. LLC.
                                              2004; Vice
                                              President, December
                                              2004-March 2006.

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2006, the Audit Committee held five meetings; the Pricing Committee held nine meetings; and the Governance Committee held four meetings.

The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund's securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund's securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2005.

                                            AGGREGATE DOLLAR RANGE OF SHARES
                                                  DIRECTLY OWNED IN ALL
                                             FUNDS OF THE TRUST (WHETHER OR
                         DOLLAR RANGE OF       NOT OFFERED IN THE PRIVATE
                         SHARES DIRECTLY         PLACEMENT MEMORANDUM)
         NAME           OWNED IN THE FUND         OVERSEEN BY TRUSTEE
---------------------   -----------------   --------------------------------
Donald W. Glazer              None                   Over $100,000
Jay O. Light                  None                        None
W. Nicholas Thorndike         None                        None

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2005, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                              AGGREGATE DOLLAR RANGE OF SHARES
                                                  INDIRECTLY OWNED IN ALL
                                             FUNDS OF THE TRUST (WHETHER OR NOT
                       DOLLAR RANGE OF       OFFERED IN THE PRIVATE PLACEMENT
                   SHARES INDIRECTLY OWNED              MEMORANDUM)
      NAME               IN THE FUND                OVERSEEN BY TRUSTEE
----------------   -----------------------   ----------------------------------
Donald W. Glazer       $10,001 - $50,000               Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2005, in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                          NAME OF
       NAME OF          OWNER(S) AND
    NON-INTERESTED      RELATIONSHIP                          TITLE OF     VALUE OF
       TRUSTEE           TO TRUSTEE        COMPANY             CLASS      SECURITIES   % OF CLASS
---------------------   ------------   ------------------   -----------   ----------   ----------
Donald W. Glazer           Self          GMO Tax-Managed      Limited     $443,040(2)   4.13%(3)
                                         Absolute Return    partnership
                                         Fund, a private    interest -
                                           investment        Class C
                                         company managed
                                       by the Manager.(1)

                          NAME OF
       NAME OF          OWNER(S) AND
    NON-INTERESTED      RELATIONSHIP                        TITLE OF       VALUE OF
       TRUSTEE           TO TRUSTEE        COMPANY            CLASS       SECURITIES   % OF CLASS
---------------------   ------------   ------------------   -----------   ----------   ----------
                                               GMO            Limited     $976,300(2)   0.14%(3)
                                         Multi-Strategy     partnership
                                        Fund (Offshore),    interest -
                                            a private          Class A
                                           investment
                                         company managed
                                       by the Manager.(1)

                                           GMO Brazil         Limited     $      0(2)   1.95%
                                           Sustainable      partnership
                                        Forest Fund, LP,      interest
                                           a private
                                           investment
                                        company managed
                                          by Renewable
                                       Resources LLC, an
                                        affiliate of the
                                         Manager.(4)

                                           GMO Brazil         Limited     $      0(2)   1.94%
                                          Sustainable       partnership
                                         Forest Fund 2,       interest
                                         LP, a private
                                           investment
                                        company managed
                                          by Renewable
                                       Resources LLC, an
                                        affiliate of the
                                          Manager.(4)

Jay O. Light                 N/A              None              N/A           N/A          N/A

W. Nicholas Thorndike        N/A              None              N/A           N/A          N/A

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2)  Securities valued as of December 31, 2005.

(3) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(4) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust's standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust, the Fund offered in the Private Placement Memorandum, or any Funds of the Trust not offered in the Private Placement Memorandum, during the fiscal year ended February 28, 2006:

                             AGGREGATE       PENSION OR RETIREMENT    ESTIMATED ANNUAL
                            COMPENSATION   BENEFITS ACCRUED AS PART     BENEFITS UPON    TOTAL COMPENSATION
NAME OF PERSON, POSITION   FROM THE FUND       OF FUND EXPENSES          RETIREMENT        FROM THE TRUST
------------------------   -------------   ------------------------   ----------------   ------------------
Donald W. Glazer, Esq.,        $3,435                 N/A                     N/A            $283,250(2)
Trustee

Jay O. Light, Trustee          $2,693                 N/A                     N/A            $233,490(2)

W. Nicholas                    $2,050                 N/A                     N/A            $179,484(2)
Thorndike(1), Trustee

(1)  Mr. Thorndike was elected as a Trustee in March 2005.

(2) Reflects actual direct compensation received during the fiscal year ended February 28, 2006 from Funds of the Trust that had commenced operations on or before February 28, 2006, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by various other Funds of the Trust not offered through the Private Placement Memorandum.

As of June 2, 2006, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

CODE OF ETHICS. The Trust and the Manager each have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code of Ethics. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.

                     INVESTMENT ADVISORY AND OTHER SERVICES

MANAGEMENT CONTRACT

As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Manager does not charge the Fund any management or service fees. In addition, the Manager has contractually agreed to reimburse the Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading "Fees and expenses") through at least June 30, 2007.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund.

The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division, which is comprised of investment professionals associated with the Manager. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by Mr. Thomas Cooper and Mr. William Nemerever, the senior members of the Fixed Income Division, as of February 28, 2006.

                        REGISTERED INVESTMENT
                    COMPANIES MANAGED (INCLUDING
                         NON-GMO MUTUAL FUND          OTHER POOLED INVESTMENT           SEPARATE ACCOUNTS
                     SUBADVISORY RELATIONSHIPS)    VEHICLES MANAGED (WORLD-WIDE)      MANAGED (WORLD-WIDE)
                    ----------------------------   -----------------------------   --------------------------
                     Number of        Total            Number                      Number of
SENIOR MEMBERS      accounts(1)     assets(1,2)     of accounts    Total assets     accounts    Total assets
--------------      -----------   --------------    -----------   --------------   ---------   --------------
Thomas Cooper            14       $8,592,200,010         9        $4,943,414,972       10      $1,314,114,041
William Nemerever

                         REGISTERED
                    INVESTMENT COMPANIES
                      MANAGED FOR WHICH
                       GMO RECEIVES A
                      PERFORMANCE-BASED           OTHER POOLED
                       FEE (INCLUDING          INVESTMENT VEHICLES           SEPARATE ACCOUNTS
                     NON-GMO MUTUAL FUND      MANAGED (WORLD-WIDE)         MANAGED (WORLD-WIDE)
                         SUBADVISORY         FOR WHICH GMO RECEIVES       FOR WHICH GMO RECEIVES
                       RELATIONSHIPS)        A PERFORMANCE-BASED FEE      A PERFORMANCE-BASED FEE
                    --------------------   --------------------------   --------------------------
                     Number of    Total    Number of                    Number of
                      accounts   assets     accounts    Total assets     accounts    Total assets
                     ---------   ------    ---------   --------------   ---------   --------------
Thomas Cooper            0         $0          6       $2,356,568,894       7       $1,056,018,564
William Nemerever

----------
(1) Includes Funds of the Trust (including Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 28, 2006.

(2)  "Total assets" includes assets invested by other GMO Funds.

Because the senior members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior members and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

The senior members of the division are members (partners) of GMO. As of February 28, 2006, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

SENIOR MEMBER FUND OWNERSHIP. As of February 28, 2006, neither Mr. Cooper nor Mr. Nemerever had any direct beneficial ownership in the Fund. The following table sets forth the dollar range of each senior member's indirect beneficial share ownership in the Fund, as of February 28, 2006, by virtue of the senior member's direct ownership of shares of certain other Funds of the Trust (not offered in the Private Placement Memorandum) that invest in the Fund:

NAME OF SENIOR MEMBER   DOLLAR RANGE OF SHARES INDIRECTLY OWNED IN THE FUND
---------------------   ---------------------------------------------------
Thomas Cooper                                $1-$10,000
William Nemerever                            $1-$10,000

CUSTODIAL ARRANGEMENTS AND FUND ACCOUNTING AGENT. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian and fund accounting agent on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.

COUNSEL. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client's investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager's policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

BROKERAGE AND RESEARCH SERVICES. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer's inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm's ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.

Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include:
(i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night's close and any additional "impact" or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

The Trust paid, on behalf of the Fund, the following amounts in brokerage commission since the Fund commenced operations:

Commencement of Operations     March 1, 2005
    (November 22, 2004)           Through
 Through February 28, 2005   February 28, 2006
--------------------------   -----------------
         $115,777                $438,265

During the fiscal year ended February 28, 2006, the Fund did not hold any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust's website at www.gmo.com and on the SEC's website at www.sec.gov no later than August 31 of each year.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, "Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust's Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

     - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

     - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

     - Exceptions to the disclosure policy authorized by senior management of GMO; and

     - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with its day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

          NAME OF RECIPIENT                     PURPOSE OF DISCLOSURE
          -----------------                     ---------------------
Investors Bank & Trust Company       Custodial and securities lending services
                                     and compliance testing

PricewaterhouseCoopers LLP           Independent registered public accounting firm

Institutional Shareholder Services   Corporate actions services

FactSet                              Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

       NAME OF RECIPIENT                         PURPOSE OF DISCLOSURE
       -----------------                         ---------------------
Epstein & Associates, Inc.      Software provider for Code of Ethics monitoring system

Financial Models Company Inc.   Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a "series investment company" that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The Fund commenced operations on November 22, 2004. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty series:
Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; and Inflation Indexed Plus Bond Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 2, 2006, the following shareholder held greater than 25% of the outstanding shares of the Fund:

     GMO Core Plus Bond Fund
     C/O GMO
     40 Rowes Wharf
     Boston, MA 02110

As of June 2, 2006, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Fund as of June 2, 2006:

                    Name and Address                       % Ownership
                    ----------------                       -----------
GMO Core Plus Bond Fund                                        52.5
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Currency Hedged International Bond Fund                    10.9
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO International Bond Fund                                     8.3
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Strategic Fixed Income Fund                                 7.0
C/O GMO
40 Rowes Wharf
Boston, MA 02110

The Chase Manhattan Bank as Directed Trustee for the IBM        5.5
Personal Pension Plan Trust
1133 Westchester
White Plains, NY 10604-3505

GMO Inflation Indexed Plus Bond Fund                            5.1
C/O GMO
40 Rowes Wharf
Boston, MA 02110

VERIB                                                           5.0
Attn: Mutual Funds Operations
P.O. Box 3198
Pittsburgh, PA 15230-3198

                              FINANCIAL STATEMENTS

The Fund's audited financial statements for the fiscal year ended February 28, 2006 included in the Trust's Annual Reports and filed with the SEC pursuant to
Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Trust's Annual Reports (containing the Fund's audited financial statements) for the fiscal year ended February 28, 2006 were filed electronically with the SEC on Form N-CSR on May 8, 2006 (Accession No. 0001104659-06-032051).

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of beneficial interest of the Fund that is offered through the Private Placement Memorandum. The computation is based upon the net asset value and shares of beneficial interest outstanding as of the close of business on February 28, 2006.

World Opportunity Overlay Fund
   Net Assets at Value (Equivalent to $25.23 per share based
   on 40,125,390 shares of beneficial interest outstanding)    $1,012,227,390
   Offering Price                                              $        25.23

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Moody's. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

     1.   An application for rating was not received or accepted.

     2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

     3.   There is lack of essential data pertaining to the issue or issuer.

     4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.   STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.  STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III. REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.  DISCLOSURE

The following disclosure shall be provided:

     A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

     B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

     C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.   INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.  PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

     (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

     (2)  ensure that proxies are voted and submitted in a timely manner;

     (3)  handle other administrative functions of proxy voting;

     (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

     (5)  maintain records of votes cast; and

     (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time. Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III. PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

     1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

     2.   Overseeing the proxy voting process; and

     3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.  CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or
(b) seek instructions from its clients.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

     1. GMO has a business relationship or potential relationship with the issuer;

     2. GMO has a business relationship with the proponent of the proxy proposal; or

     3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.   RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

     (1) a copy of these policies and procedures which shall be made available to clients, upon request;

     (2)  a record of each vote cast (which ISS maintains on GMO's behalf); and

     (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.  REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII. DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.   AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

     - An auditor has a financial interest in or association with the company, and is therefore not independent

     -    Fees for non-audit services are excessive, or

     - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.   BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.   SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.   PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.   POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.   MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.   REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.   CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

     - It is intended for financing purposes with minimal or no dilution to current shareholders

     - It is not designed to preserve the voting power of an insider or significant shareholder

9.   EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

     -    Historic trading patterns

     -    Rationale for the repricing

     -    Value-for-value exchange

     -    Option vesting

     -    Term of the option

     -    Exercise price

     -    Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

     -    Purchase price is at least 85 percent of fair market value

     -    Offering period is 27 months or less, and

     -    Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.  SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

              Concise Summary of ISS Global Proxy Voting Guidelines

     Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

     - there are concerns about the accounts presented or audit procedures used; or

     - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

     - there are serious concerns about the accounts presented or the audit procedures used;

     -    the auditors are being changed without explanation; or

     - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

     - there are serious concerns about the statutory reports presented or the audit procedures used;

     - questions exist concerning any of the statutory auditors being appointed; or

     - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

     - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

     -    the payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

     - there are clear concerns about the past performance of the company or the board; or

     -    the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

     - there are serious questions about actions of the board or management for the year in question; or

     -    legal action is being taken against the board by other shareholders.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

     - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

     - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

     -    clear evidence of past abuse of the authority is available; or

     -    the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

     - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

     - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                          PRIVATE PLACEMENT MEMORANDUM

                                  JUNE 28, 2006

                     GMO ALTERNATIVE ASSET OPPORTUNITY FUND
                   40 Rowes Wharf, Boston, Massachusetts 02110

      The GMO ALTERNATIVE ASSET OPPORTUNITY FUND (the "Fund") is a separate investment portfolio of GMO Trust (the "Trust"). The Trust is an open-end management investment company and operates as a "series investment company" that consists of separate series of investment portfolios, including the Fund. Other portfolios are offered pursuant to separate prospectuses. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust ("GMO Funds") and certain other accredited investors.

                               INVESTMENT MANAGER
                     Grantham, Mayo, Van Otterloo & Co. LLC

---------------------------

      This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated June 28, 2006, as revised from time to time ("SAI"), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.

      NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                                  FUND SUMMARY

      This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund's investments and strategies is contained in the SAI. Except for policies identified in the SAI as "fundamental," the Fund's Board of Trustees ("Trustees") may change the Fund's investment objective or policies without shareholder approval. The Fund's investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO") (see "Management of the Fund" below for a description of the Manager).

      INVESTMENT OBJECTIVE

      Total return in excess of its benchmark.

      PRINCIPAL INVESTMENT STRATEGIES

      The Fund seeks indirect exposure to investment returns of commodities and, from time to time, other alternative asset classes (e.g., currencies). In pursuing its objective, the Fund typically has exposure to both long and short positions in commodities. "Commodities" include a range of assets with tangible properties, including oil, natural gas, agricultural products (e.g., wheat, corn, and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar).

      The Fund's investment program has two primary components. One component is intended to gain indirect exposure to the commodity markets through the Fund's investments in a wholly owned subsidiary company (as discussed below), which, in turn, invests in various commodity-related derivatives. This first component normally has two subcomponents. One subcomponent typically consists of investments in swap contracts on broad-based commodities indices. The purpose of these investments is to gain and manage exposure to the Dow Jones-AIG Commodity Index, the commodity component of the Fund's benchmark. The second subcomponent primarily consists of taking active long or short positions in commodity futures contracts to seek to add value relative to the Dow Jones-AIG Commodity Index. The Fund also may seek to add value by taking active positions in other exchange-traded and over-the-counter ("OTC") commodity-related derivatives, including options on commodity futures. In taking these active positions, the Manager applies two basic principles: (i) commodity prices exhibit trends and
(ii) commodity prices exhibit mean reversion. The Fund also may use directly or indirectly through its wholly owned subsidiary a wide variety of other exchange-traded and OTC derivatives that are not linked to the value of a commodity or other commodity-related instrument (including financial futures, options, and swap contracts).

      The Manager uses proprietary models to identify trends in commodity prices. The factors considered and models used by the Manager may change over time.

      The second component of the Fund's investment program consists of direct and indirect investments in high quality U.S. and foreign fixed income securities. The primary purpose of these investments is to gain exposure to the JPMorgan 3 Month Cash Index, the fixed income component of the Fund's benchmark (and to securities with similar characteristics to those in the Index), and to generate a core return. Normally, the Fund gains exposure to fixed income securities indirectly by investing in GMO Short-Duration Collateral Fund ("SDCF"), another series of GMO Trust offered through a separate private placement memorandum. The Fund typically invests a significant portion of its assets in SDCF. SDCF primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers (see "Investment in Other GMO Fund Offered through Separate Private Placement Memorandum" below for a more detailed description of SDCF's investment objective and strategies).

      A substantial portion of the Fund's direct and indirect (through SDCF) investments in fixed income securities may consist of asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may (directly or indirectly through SDCF) invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements. Fixed income securities in which the Fund may invest include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). The Fund's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features. From time to time, the Fund may acquire or hold directly or indirectly through SDCF fixed income securities that are rated below investment grade.

      In addition to its commodity-related investments, from time to time, the Fund may invest a portion of its assets in a range of currency-related investments, including currency futures, forwards, and options.

      The Fund does not invest directly in commodities and commodity-related derivatives. Instead, to gain exposure to commodities and certain other assets, the Fund invests in a wholly owned subsidiary company, as noted above. GMO serves as the investment manager to this company but does not receive any additional management or other fees for such services. The company invests primarily in commodity-related derivatives and high quality fixed income securities.

      The Fund is treated as a partnership for federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund's investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as "unrelated business taxable income" ("UBTI") and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others. High turnover rates may adversely affect the Fund's performance by generating additional expenses and may result in additional taxable income that is passed through by the Fund to its shareholders.

      WHEN USED IN THIS PRIVATE PLACEMENT MEMORANDUM, THE TERM "INVEST" INCLUDES BOTH DIRECT INVESTING AND INDIRECT INVESTING AND THE TERM "INVESTMENTS" INCLUDES BOTH DIRECT INVESTMENTS AND INDIRECT INVESTMENTS. FOR INSTANCE, THE FUND MAY INVEST INDIRECTLY OR MAKE INDIRECT INVESTMENTS BY INVESTING IN DERIVATIVES AND SYNTHETIC INSTRUMENTS WITH ECONOMIC CHARACTERISTICS SIMILAR TO THE UNDERLYING ASSET. In addition, the term "fixed income securities" includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and
(ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. For purposes of this Private Placement Memorandum, the term "bond" refers to any fixed income security (including a synthetic debt instrument) with an original maturity of one year or more.

      In addition, for purposes of this Private Placement Memorandum, the term "investment grade" refers to a rating of Baa3/BBB- or better given by Moody's Investors Service, Inc. ("Moody's")/Standard & Poor's Ratings Services ("S&P") to a particular fixed income security, and the term "below investment grade" refers to any rating below Baa3/BBB- given by Moody's/S&P to a particular fixed income security. Securities rated below investment grade are also known as "junk bonds." In addition, in this Private Placement Memorandum, investment grade securities that are given a rating of Aa/AA or better by Moody's/S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and S&P, but also unrated securities determined by the Manager to have credit qualities comparable to securities rated by Moody's and/or S&P as investment grade, below investment grade; or high quality, as applicable.

      BENCHMARK

      The Fund's benchmark is a composite of the Dow Jones-AIG Commodity Index and the JPMorgan 3 Month Cash Index. The Dow Jones-AIG Commodity Index and JPMorgan 3 Month Cash Index each represent 50% of the composite benchmark. In constructing the Fund's portfolio, the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark.

      PRINCIPAL RISKS OF INVESTING IN THE FUND

      The value of an investment in the Fund changes with the value of the Fund's investments. Many factors can affect this value, and you may lose money by investing in the Fund. The Fund's performance may be extremely volatile, and therefore the Fund should only be considered as part of a diversified portfolio of other assets and should not be your sole or primary investment. You should be willing to assume the risk of potentially significant short-term fluctuations in the value of the Fund's shares. Factors that may affect the portfolio as a whole are called "principal risks" and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments.

      The Fund is exposed to all the risks to which SDCF and its wholly owned subsidiary are exposed. Therefore, unless otherwise noted herein, the principal risks summarized below include both direct and indirect principal risks of the Fund, and as indicated above, references in this section to investments made by the Fund include those made both directly by the Fund and indirectly by the Fund through SDCF or its subsidiary.

      - MANAGEMENT RISK

      The Fund is subject to management risk because it relies on the Manager's ability to pursue its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, taking long or short positions in a particular type of derivative when it is least advantageous to do so. Management risk may be particularly pronounced for the Fund because the Manager does not seek to match the Fund's portfolio composition to that of its benchmark, and the Fund's portfolio composition may differ significantly from that of its benchmark. To the extent the Fund invests in securities and other assets not included in its benchmark and/or engages in strategies that cause the Fund's performance to differ from that of its benchmark, its performance will depend on the ability of the Manager to choose securities and other assets that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

      - COMMODITIES RISK

      Because of the Fund's indirect exposure to the global commodity markets, the value of its shares is affected by factors particular to the commodity markets and may fluctuate more than the value of shares of a fund with a broader range of investments. Commodity prices can be extremely volatile and are affected by a wide range of factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, international economic, political, and regulatory developments, and developments affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, and tariffs.

      The value of the Fund's investments in commodity-related derivatives may fluctuate more than the relevant underlying commodity or commodities or commodity index. See "Derivatives Risk" below for a discussion of certain specific risks of the Fund's derivatives investments, including commodity-related derivatives.

      - DERIVATIVES RISK

      The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying assets, reference rates, or indices. Derivatives may relate to commodities and commodity indices, as well as securities, interest rates, currencies or currency exchange rates, and related indices. The Fund may use derivatives for many purposes, including hedging, and, in particular, will use commodity-related derivatives as a substitute for direct investment in commodities. The Fund also may use derivatives as a way to adjust its exposure to various securities, markets, and currencies without actually having to sell existing investments and make new investments. This generally is done when the adjustment is expected to be relatively temporary or in anticipation of selling Fund assets and making new investments over time. The SAI contains a description of the various derivatives the Fund may utilize.

      The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets, including commodities. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivatives contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can only be closed out with the other party to the contract, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the contract with the counterparty or may be able to obtain the other party's consent to assign the contract to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivatives contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund's risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

      Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.

      Suitable derivatives may not be available in all circumstances. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk exposure.

      Derivatives risk is particularly pronounced for the Fund. A basic component of the Fund's principal investment strategies involves using derivatives, in particular commodity swap contracts, commodity futures, and other exchange-traded and OTC commodity-related derivatives, to gain indirect exposure to the investment returns of commodities that trade in the commodity markets. Swap contracts and other OTC derivatives, in particular, can be difficult to value, are highly susceptible to liquidity risk (see "Liquidity Risk" below) and credit and counterparty risk (see "Credit and Counterparty Risk" below), and are subject to documentation risks. In addition, see "Commodities Risk" above for a discussion of certain risks specific to commodity-related derivatives. There can be no assurance that the Fund's use of derivatives will be effective or will have the desired results.

      - CREDIT AND COUNTERPARTY RISK

      This is the risk that the issuer or guarantor of a fixed income security, the counterparty to an OTC derivatives contract, or a borrower of the Fund's securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.

      Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded or will default, thereby reducing the value of the Fund's portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae"), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit-card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See "Market Risk - Fixed Income Securities" below for a discussion of these risks.

      Credit risk is particularly pronounced for below investment grade securities (also known as "junk bonds"), which are fixed income securities rated lower than Baa3 by Moody's or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Although offering the potential for higher investment returns, junk bonds are often less liquid than higher quality securities, the continuing ability of their issuers to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. From time to time, the Fund may directly or indirectly acquire or hold below investment grade securities. At such times, it will be subject to these risks.

      In addition, the Fund is exposed to counterparty risk because it uses OTC derivatives, in particular commodity swaps, in implementing its investment program. It will also be exposed to counterparty risk to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund may have durations longer than six months. In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps.


      - MARKET RISK - FIXED INCOME SECURITIES

      The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed income securities in which the Fund invests. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.

      A principal risk of the Fund's investments in fixed income securities (including bonds, notes, synthetic debt instruments, and asset-backed securities) is that the value of those securities typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called "interest rate risk," is generally greater for funds investing in fixed income securities with longer durations, although it is present, but to a lesser extent, in the Fund's investment in SDCF.

      An additional type of market risk exists for the Fund because it may have substantial exposure to asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations"). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The underlying obligations, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest prepayments at as high a yield as the asset-backed security. Asset-backed securities also may be collateralized by the fees earned by service providers.

      The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets as well as costs and delays. The risks associated with asset-backed securities are particularly pronounced for the Fund because it may have substantial exposure to asset-backed securities. The Fund also may be subject to certain risks related to investing in asset-backed securities backed by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Focused Investment Risk" below for a discussion of these risks.

      To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, it will be exposed to additional market risk.

      - LEVERAGING RISK

      The Fund's use of reverse repurchase agreements and other derivatives may cause its portfolio to be leveraged. Leverage may increase the Fund's portfolio losses when the value of its investments declines. The Fund's portfolio may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.

      The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of the derivatives positions it directly or indirectly takes. As a result, the Fund's net long exposure may exceed 100% of its net assets.

      - LIQUIDITY RISK

      The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, or legal restrictions limit the Fund's ability to sell particular securities or close out derivative positions at an advantageous price. Because the Fund's principal investment strategies involve the use of derivatives (in particular OTC derivatives), it has increased exposure to liquidity risk. Derivatives (in particular OTC derivatives) are more likely to be fair valued (see "Determination of Net Asset Value" below). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

      - NON-DIVERSIFICATION RISK

      Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a "diversified" investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"). This means that the Fund is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with the Fund's investment strategies or techniques may be more pronounced than if the Fund were "diversified." In addition, the Fund may invest without limitation in shares of SDCF, which also is a non-diversified investment company within the meaning of the 1940 Act. Please refer to "Investment in GMO Fund Offered Through Separate Private Placement Memorandum" below for information regarding certain risks and other information relating to the SDCF.

      - FOCUSED INVESTMENT RISK

      Industry diversification can reduce overall risk, and concentration of investments in industries with high positive correlations to one another can increase overall risk. Therefore, a fund whose investments are focused in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments. A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political or other developments. The Fund is subject to these risks because it seeks indirect exposure to various types of commodities, which may include oil, natural gas, agriculture, precious metals, industrial metals, and softs, as an integral part of its investment program. The Fund may be further subject to these risks because of its exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See "Commodities Risk" above for a discussion of the risks of commodities and related investments and "Market Risk -- Fixed Income Securities" above for further discussion of the risks associated with asset-backed securities.

      - MARKET DISRUPTION AND GEOPOLITICAL RISK

      The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war with Iraq and its aftermath have had a substantial effect on economies and securities markets in the U.S. and worldwide, and the nature, scope, and duration of the war and the continuing occupation of Iraq cannot be predicted with any certainty. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, the Fund's exposure to a number of other risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.

      The value of the Fund's investments may be adversely affected as a result of acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time. For example, a disruption may cause the Fund's derivative counterparties to discontinue offering derivatives on certain underlying commodities, securities, reference rates, or indices or to offer such products on a more limited basis.

      - LARGE SHAREHOLDER RISK

      To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or asset allocation funds), the Fund will be subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the Fund, since the Fund may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund's performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and could also increase transaction costs. To the extent SDCF has large shareholders, the Fund will also be indirectly subject to this risk.

FEES AND EXPENSES

      The table below shows the expected cost of investing in the Fund.

ANNUAL FUND OPERATING EXPENSES
(expenses that are paid from Fund assets as a percentage of average daily net assets):

Management fee...................................................     0.45%
Shareholder service fee..........................................     0.15%
Other expenses...................................................     0.18%(1,2)
Total annual operating expenses..................................     0.78%(1)
           Expense reimbursement.................................     0.16%(1,3)
Net annual expenses..............................................     0.62%(1)

(1) The amounts indicated above are annualized and are based on the combined direct operating expenses of the Fund and its subsidiary for the fiscal year ended February 28, 2006.

(2) "Other expenses" have been restated to reflect current fees, and reflect the net indirect expenses associated with the Fund's investments in SDCF. Indirect expenses include interest expense that may be incurred by SDCF in entering into reverse repurchase agreements. For the fiscal year ended February 28, 2006, the Fund's total indirect net expenses (before addition of interest expense and as restated) and indirect interest expense were less than 0.01% and 0.01%, respectively (as annualized). Actual indirect expenses will vary depending on the percentage of the Fund's portfolio invested in SDCF.

(3) The Manager has contractually agreed to reimburse the Fund for certain Fund expenses through at least June 30, 2007 to the extent the Fund's total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not procured or provided by the Manager for the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities lending fees and expenses, interest expense and transfer taxes) exceed 0.45% of the Fund's average daily net assets.

                             MANAGEMENT OF THE FUND

      GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of May 31, 2006, GMO managed on a worldwide basis more than $120 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.

      Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund's business affairs.

      The Fund pays the Manager a shareholder service fee for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

      As of the date of this Private Placement Memorandum, the Fund has not operated for a full fiscal year, but pays the Manager as compensation for management services rendered an annual fee equal to 0.45% of the Fund's average daily net assets.

      A discussion of the basis for the Trustees' approval of the Fund's investment advisory contract is included in the Fund's shareholder report for the period during which the Trustees approved such contract.

      GMO's Fixed Income Division is responsible for day-to-day management of the Fund. The Division's investment professionals work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

      William Nemerever and Thomas Cooper are the senior members and co-directors of the Fixed Income Division. Each has been a senior member of the Division since 1993. As senior members and co-directors, Mr. Nemerever and Mr. Cooper jointly allocate responsibility for portions of the Fund's portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.

      Mr. Nemerever and Mr. Cooper have been jointly responsible for overseeing the portfolio management of GMO's global fixed income portfolios since 1993. In general, Mr. Nemerever focuses on investment strategy, while Mr. Cooper focuses on instrument selection.

      The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage, and their ownership of the Fund.

      CUSTODIAN, FUND ACCOUNTING AGENT, AND TRANSFER AGENT

      Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund's custodian, fund accounting agent, and transfer agent. IBT provides similar services with respect to the Fund's wholly owned subsidiary.

                        DETERMINATION OF NET ASSET VALUE

      The net asset value or "NAV" of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund's NAV per share for a class of shares is determined by dividing the total value of the Fund's portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.

      The value of the Fund's investments is generally determined as follows:

Exchange-listed securities

      -     Last sale price or

      -     Official closing price or

      - Most recent bid price (if no reported sale or official closing price) or

      - Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)

      -     Most recent quoted bid price

Certain debt obligations (if less than sixty days remain until maturity)

      - Amortized cost (unless circumstances dictate otherwise; for example, if the issuer's creditworthiness has become impaired)

All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)

      - Closing bid supplied by a primary pricing source chosen by the Manager

Options written by the Fund

      -     Most recent ask price

Shares of other GMO Funds and other open-end registered investment companies

      -     NAV at the time of valuation of shares of the Fund

"Fair Value" Pricing

      For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund's investments will be valued at "fair value," as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.

      With respect to the Fund's use of "fair value" pricing, you should note the following:

            - A significant percentage of the Fund's assets may be "fair valued." The value of assets that are "fair valued" is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining "fair value" are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund's net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.

      The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

      The Manager evaluates primary pricing sources on an ongoing basis, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund's shares may change significantly on days when you cannot redeem your shares in the Fund.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

      The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund's portfolio holdings as of each month's end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO ("potential shareholders"), and their consultants or agents through a secured link on GMO's website approximately five days after month end. Shareholders, potential shareholders, and their consultants or agents also will be able to access the portfolio holdings of SDCF when that information becomes available each month on GMO's website.

      To access this information on GMO's website
(http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

      The Fund or GMO may suspend the posting of portfolio holdings, or the Fund may modify the disclosure policy, without notice to shareholders. Once posted, the Fund's portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.

                             HOW TO PURCHASE SHARES

      Currently, shares of the Fund are principally available for purchase by other GMO Funds and certain other accredited investors. All investors must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

      You may purchase the Fund's shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at
(617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.

      PURCHASE POLICIES. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:

      -     The name of the Fund being purchased;

      -     The dollar amount of the shares to be purchased;

      - The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      -     Payment in full (by check, wire, or securities).

            - If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.

      If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If the purchase request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day.

      To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.

      The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.

      There is no minimum initial or subsequent investment in the Fund.

      Funds advised or sub-advised by GMO ("Top Funds") may purchase shares of the Fund after the close of regular trading on the NYSE (the "Cut-off Time") and receive the current day's price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.


      SUBMITTING YOUR PURCHASE ORDER FORM. Completed purchase order forms can be submitted by MAIL or by FACSIMILE to the Trust at:

                                    GMO Trust
                   c/o Grantham, Mayo, Van Otterloo & Co. LLC
                                 40 Rowes Wharf
                           Boston, Massachusetts 02110
                            Facsimile: (617) 439-4192
                         Attention: Shareholder Services

      Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are "received" by the Trust when actually delivered to the Trust.

      FUNDING YOUR INVESTMENT. You may purchase shares:

      -     with cash (via wire transfer or check)

            - BY WIRE. Instruct your bank to wire the amount of your investment to:

              Investors Bank & Trust Company, Boston, Massachusetts
                                ABA#: 011-001-438
                              Attn: Transfer Agent
                     Credit: GMO Deposit Account 55555-4444
 Further credit: GMO Alternative Asset Opportunity Fund/Account name and number

            - BY CHECK. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

            By U.S. Postal Service:             By Overnight Courier:
         Investors Bank & Trust Company    Investors Bank & Trust Company
           GMO Transfer Agent MFD 23          GMO Transfer Agent MFD 23
                  P.O. Box 642            200 Clarendon Street, 16th Floor
             Boston, MA 02117-0642              Boston, MA 02116

      -     in exchange for securities acceptable to the Manager

            - securities must be approved by the Manager prior to transfer to the Fund

            - securities will be valued as set forth under "Determination of Net Asset Value"

      -     by a combination of cash and securities

      FREQUENT TRADING ACTIVITY. The Fund will not honor requests for purchases or exchanges by shareholders who it identifies as engaging in frequent trading strategies, including market timing. Frequent trading strategies are generally strategies that involve repeated exchanges and/or purchases and redemptions (or redemptions and purchases) within a short period of time. Frequent trading strategies may be disruptive to the efficient management of the Fund, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to the Fund and its shareholders. Notwithstanding the foregoing, SDCF (another GMO Trust fund in which the Fund may invest, which is offered through a separate private placement memorandum) does not limit frequent trading because the nature of its investments makes that Fund less susceptible to the effects of market timing.

      The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to the Fund and its shareholders. There is no assurance that these policies and procedures will be effective in all instances. The Fund does not automatically redeem shares that are the subject of a rejected exchange request.

                              HOW TO REDEEM SHARES

      You may redeem the Fund's shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.

      REDEMPTION POLICIES. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:

      -     The name of the Fund being redeemed;

      - The number of shares or the dollar amount of the shares to be redeemed;

      - The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

      - Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

      - The signature of an authorized signatory as identified in the GMO Trust Application; and

      - Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO.

      If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.

      The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.

      If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.

      If a redemption is paid in cash:

      - payment will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed

            - designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form

      - upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).

      If a redemption is paid with securities, it is important for you to note:

      - securities used to redeem Fund shares will be valued as set forth under "Determination of Net Asset Value"

      - securities distributed by the Fund will be selected by the Manager in light of the Fund's objective and may not represent a pro rata distribution of each security held in the Fund's portfolio

      - you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

      - in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.

      The Fund may suspend the right of redemption and may postpone payment for more than seven days:

      -     if the NYSE is closed on days other than weekends or holidays

      -     during periods when trading on the NYSE is restricted

      - during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

      -     during any other period permitted by the SEC for your protection.

      Pursuant to the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees currently have not determined a minimum amount or a maximum percentage for the Fund or any class.

      Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day's price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day's Cut-off Time.

      SUBMITTING YOUR REDEMPTION REQUEST. Redemption requests can be submitted by MAIL or by FACSIMILE to the Trust at the address/facsimile number set forth under "How to Purchase Shares - Submitting Your Purchase Order Form."

Redemption requests submitted by mail are "received" by the Trust when actually delivered to the Trust. Call the Trust at (617)346-7646 or send an e-mail to SHS@GMO.com to CONFIRM RECEIPT of redemption requests.

                             DISTRIBUTIONS AND TAXES

      The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. Shareholders should see the description below for information regarding the tax character of distributions and/or allocations, if any, from the Fund to shareholders.

      The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund's shareholders are expected to be principally other funds of the Trust, which are regulated investment companies ("RICs") as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.

      - The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions, credits and tax preferences of the Fund will be made in accordance with the economics of the Fund as determined in the Fund's discretion.

      - The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund's taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

      - Distributions will be made as determined in the Fund's discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder's adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder's shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder's tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund's ordinary receivables (such as market discount).

      - In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources ("good income"). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to shareholders that are RICs. The Fund's investment in a wholly owned subsidiary company is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it could generate "bad income" (i.e., non-qualifying income) for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

      - Furthermore, the Fund's investment in the subsidiary, entities taxable as partnerships, asset-backed securities, debt obligations issued or purchased at a discount, assets "marked to the market" for federal income tax purposes, foreign currencies, and foreign securities may increase or accelerate the recognition of income by

            Fund shareholders, including recognition of taxable income in excess of the cash generated by such investments.

      - The Fund's use of derivatives and any securities lending activities may increase the amount of taxable income recognized by its shareholders.

      - An allocable share of a tax-exempt shareholder's income will likely be "unrelated business taxable income" ("UBTI") to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

      - The subsidiary may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of the subsidiary's taxable income is expected to be includible in the Fund's income at the end of its tax year, whether or not distributed, and all of such income is expected to be ordinary.

      The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (For a share outstanding throughout the period shown)

The consolidated financial highlights table is intended to help you understand the Fund's financial performance for the period of the Fund's operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). Information presented in the table includes the accounts of the Fund and its wholly owned subsidiary GMO Alternative Asset SPC Ltd. The consolidated financial highlights include 100% of the assets and liabilities of GMO Alternative Asset SPC Ltd. All significant fund accounts and transactions have been eliminated in consolidation.

This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the Fund's financial statements, is included in the Trust's Annual Report, which is incorporated by reference in the SAI and available upon request.

GMO ALTERNATIVE ASSET OPPORTUNITY FUND

                                                                                    Period from
                                                                                   April 11, 2005
                                                                                  (commencement of
                                                                                   operations) to
                                                                                  February 28, 2006
                                                                                  -----------------
Net asset value, beginning of period............................................      $  25.00
                                                                                      --------
Income (loss) from investment operations:
        Net investment income (loss) (a) .......................................          0.73+
        Net realized and unrealized gain (loss).................................          0.90
                                                                                      --------
             Total from investment operations...................................          1.63
                                                                                      --------
Net asset value, end of period..................................................      $  26.63
                                                                                      --------
Total Return (b)................................................................          6.52%**
Ratios/Supplemental Data:
        Net assets, end of period (000's).......................................      $181,947
        Net expenses to average daily net assets(c).............................          0.61%*
        Net investment income to average daily net assets(a)....................          3.12%*
        Portfolio turnover rate.................................................            13%**
        Fees and expenses reimbursed by the Manager to average daily net assets.          0.15%*

(a) Net investment income is affected by the timing of the declaration of dividends by underlying fund(s) in which the Fund invests.

(b) Total return would have been lower had certain expenses not been reimbursed during the period shown.

(c) Net expenses exclude expenses incurred indirectly through investment in underlying fund(s).

+ Calculated using average shares outstanding throughout the period.

* Annualized.

** Not annualized.

             INVESTMENT IN GMO FUND OFFERED THROUGH SEPARATE PRIVATE
                              PLACEMENT MEMORANDUM

      GMO SHORT-DURATION COLLATERAL FUND. GMO Short-Duration Collateral Fund ("SDCF"), a portfolio of the Trust, is offered through a separate private placement memorandum. Shares of SDCF are not publicly offered and are principally available only to other GMO Funds and certain other accredited investors. SDCF is managed by GMO, and is intended to provide an efficient means for other GMO Funds (i) to achieve exposure to assets they might otherwise acquire directly, (ii) to invest cash held by those Funds, and/or (iii) to generate a cash-like return for those Funds.

      SDCF does not pay any investment management or shareholder service fees to the Manager. In addition, the Manager has agreed to reimburse SDCF for Fund expenses through at least June 30, 2007 (excluding fees and expenses of the independent trustees of the Trust, fees and expenses for legal services not procured or provided by the Manager for the Trust, compensation and expenses of the Trust's Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs, hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities-lending fees and expenses, interest expense, and transfer taxes).

      SDCF's investment objective is total return in excess of its benchmark, the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month euro-dollar deposits. SDCF is a non-diversified investment company within the meaning of the 1940 Act.

      SDCF seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into reverse repurchase agreements and repurchase agreements. SDCF's fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-kind features. From time to time, SDCF may acquire or hold fixed income securities that are rated below investment grade. SDCF also may use exchange-traded and over-the-counter ("OTC") derivatives, including swap contracts, futures, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts.

      In selecting fixed income securities for SDCF's portfolio, the Manager employs fundamental investment techniques and quantitative models to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.

      Under normal circumstances, the Manager expects that SDCF's dollar-weighted average portfolio duration will be 365 days or less. SDCF may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives. SDCF's dollar-weighted average portfolio maturity may be substantially longer than SDCF"s dollar-weighted average portfolio duration.

      To the extent the Fund invests in SDCF, it is subject to the risks associated with an investment in fixed income securities and related derivatives. The principal risks of an investment in SDCF include

Liquidity Risk, Credit and Counterparty Risk, Focused Investment Risk, Market Risk - Fixed Income Securities, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, and Management Risk. Shareholders of the Fund are indirectly exposed to these risks, in addition to all risks associated with their investment in the Fund.

                                    GMO TRUST

                             ADDITIONAL INFORMATION

      The Fund's annual and semiannual reports to shareholders contain additional information about the Fund's investments. The Fund's annual report contains a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's annual and semiannual reports and the Fund's SAI are available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO's website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.

      You can review and copy the Private Placement Memorandum, SAI, and reports at the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

      Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.


                              SHAREHOLDER INQUIRIES

                       Shareholders may request additional
                    information from and direct inquiries to:
                             Shareholder Services at
                     Grantham, Mayo, Van Otterloo & Co. LLC,
                        40 Rowes Wharf, Boston, MA 02110
                          1-617-346-7646 (call collect)
                              1-617-439-4192 (fax)
                                   SHS@GMO.com
                           website: http://www.gmo.com





                                       INVESTMENT COMPANY ACT FILE NO. 811-04347

                                    GMO TRUST

                     GMO Alternative Asset Opportunity Fund

                       STATEMENT OF ADDITIONAL INFORMATION

                                  June 28, 2006

This Statement of Additional Information is not a prospectus. It relates to the GMO Alternative Asset Opportunity Fund Private Placement Memorandum dated June 28, 2006, as amended from time to time thereafter (the "Private Placement Memorandum"), and should be read in conjunction therewith. The GMO Alternative Asset Opportunity Fund (the "Fund") is a series of GMO Trust (the "Trust"). Information from the Private Placement Memorandum and the annual report to shareholders of the Fund is incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at
(617) 346-7646.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INVESTMENT OBJECTIVES AND POLICIES.......................................      1
FUND INVESTMENTS.........................................................      1
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS...............................      2
USES OF DERIVATIVES......................................................     34
INVESTMENT RESTRICTIONS..................................................     37
DETERMINATION OF NET ASSET VALUE.........................................     40
DISTRIBUTIONS............................................................     40
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................     40
PERFORMANCE OBJECTIVE....................................................     56
MANAGEMENT OF THE TRUST..................................................     56
INVESTMENT ADVISORY AND OTHER SERVICES...................................     63
PORTFOLIO TRANSACTIONS...................................................     68
PROXY VOTING POLICIES AND PROCEDURES.....................................     70
DISCLOSURE OF PORTFOLIO HOLDINGS.........................................     70
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES.........................     72
VOTING RIGHTS............................................................     74
SHAREHOLDER AND TRUSTEE LIABILITY........................................     75
BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES.....................     76
FINANCIAL STATEMENTS.....................................................     76
APPENDIX A -- SPECIMEN PRICE MAKE-UP SHEET...............................    A-1
APPENDIX B -- COMMERCIAL PAPER AND CORPORATE DEBT RATINGS................    B-1
APPENDIX C -- PROXY VOTING POLICIES AND PROCEDURES.......................    C-1

The Fund is a series of the Trust. The Trust is a "series investment company" that consists of separate series of investment portfolios (the "Series"), each of which is represented by a separate series of shares of beneficial interest. Each Series' manager is Grantham, Mayo, Van Otterloo & Co. LLC (the "Manager" or "GMO"). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.

                       INVESTMENT OBJECTIVES AND POLICIES

The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in the Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.

                                FUND INVESTMENTS

The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund's investment objective and policies and the Fund's investment restrictions do not expressly prohibit it from so doing.

Investors should note that, when used in this Statement of Additional Information, the term "invest" includes both direct investing and indirect investing and the term "investments" includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in GMO Short-Duration Collateral Fund ("SDCF"), another Series offered through a separate private placement memorandum, or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make.

     -    Commodity-Related Investments

     -    Swap Contracts and Other Two-Party Contracts

     -    Options and Futures

     -    Warrants and Rights

     -    Debt and Other Fixed Income Securities

     - Debt and Other Fixed Income Securities - Long-and Medium-Term Corporate & Government Bonds(1)

     - Debt and Other Fixed Income Securities - Short-Term Corporate & Government Bonds(1)

     -    Asset-Backed and Related Securities

     -    Cash and Other High Quality Investments

     -    U.S. Government Securities and Foreign Government Securities

     -    Below Investment Grade Securities

     -    Adjustable Rate Securities

     -    Zero Coupon Securities

     -    Indexed Securities

     -    Structured Notes

     -    Foreign Investments - Foreign Issuers(2)

     -    Foreign Investments - Foreign Issuers (Traded on U.S. Exchanges)(2)

     -    Foreign Investments - Emerging Countries(2)

     -    Securities Lending

     -    Depository Receipts

     -    Convertible Securities

     -    Equity Securities

     -    Foreign Currency Transactions

     -    Repurchase Agreements

     -    Reverse Repurchase Agreements and Dollar Roll Agreements

     -    Illiquid Securities, Private Placements, and Restricted Securities

     -    Firm Commitments and When-Issued Securities

     -    Real Estate Investment Trusts

     -    Investments in Other Investment Companies or Other Pooled Investments

     -    Investments in Wholly Owned Subsidiary

     -    Investments in Other Investment Companies - Shares of Other GMO Trust
          Funds

(1) For more information, see, among other sections, "Descriptions and Risks of Fund Investments--U.S. Government Securities and Foreign Government Securities" herein.

(2) For more information, see, among other sections, "Descriptions and Risks of Fund Investments--Risks of Foreign Investments" herein.

                   DESCRIPTIONS AND RISKS OF FUND INVESTMENTS

The following is a description of investment practices in which the Fund may engage and the risks associated with their use. The Fund may invest in other Funds of the Trust as disclosed in the Private Placement Memorandum, and is indirectly exposed to the investment practices of the Funds in which it invests (the "underlying Funds"), and is therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH THE FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY THE FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH INVESTMENTS IN THE UNDERLYING FUNDS OR THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS). Please refer to "Fund Summary" in the Private Placement Memorandum and "Descriptions and Risks of Fund Investments" in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

PORTFOLIO TURNOVER

Based on the Manager's assessment of market conditions, the Manager may trade the Fund's investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when ultimately distributed to shareholders of the other Funds of the Trust investing in the Fund. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Certain Federal Income Tax Considerations" in this Statement of Additional Information for more information.

The historical portfolio turnover rate for the Fund is shown under the heading "Consolidated Financial Highlights" in the Private Placement Memorandum.

NON-DIVERSIFIED PORTFOLIO

As stated in the Private Placement Memorandum, the Fund is a "non-diversified" fund under the Investment Company Act of 1940, as amended (the "1940 Act"), and as such is not required to satisfy the requirements for "diversified" funds, which require that at least 75% of the value of a fund's total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund's total assets and not more than 10% of the outstanding voting securities of any single issuer.

As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.

COMMODITY-RELATED INVESTMENTS

As noted in the "Principal investment strategies" section of the Private Placement Memorandum, the Fund seeks indirect exposure to investment returns of commodities, including a range of assets with tangible properties, such as oil, natural gas, agricultural products (e.g., wheat, corn and livestock), precious metals (e.g., gold and silver), industrial metals (e.g., copper), and softs (e.g., cocoa, coffee, and sugar). The Fund obtains such exposure by investing in shares of a wholly owned subsidiary company, which, in turn, primarily invests in commodity-related derivatives (as defined below). GMO serves as the investment manager to the subsidiary but does not receive any additional management or other fees for such services.

Commodity prices can be extremely volatile and may be directly or indirectly affected by many factors, including changes in overall market movements, real or perceived inflationary trends, commodity index volatility, changes in interest rates or currency exchange rates, population growth and changing demographics, and factors affecting a particular industry or commodity, such as drought, floods, or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. In addition, some commodities are subject to limited pricing flexibility because of supply and demand factors, and others are subject to broad price fluctuations as a result of the volatility of prices for certain raw materials and the instability of supplies of other materials.

Actions of and changes in governments, and political and economic instability in commodity-producing and -exporting countries may affect the production and marketing of commodities. In addition, commodity-related industries throughout the world are subject to greater political, environmental, and other governmental regulation than many other industries. Changes in government policies and the need for regulatory approvals may adversely affect the products and services of companies in the commodities industries. For example, the exploration, development, and distribution of coal, oil, and gas in the United States are subject to significant federal and state regulation, which may affect rates of return on coal, oil, and gas and the kinds of services that the federal and state governments may offer to companies in those industries. In addition, compliance with environmental and other safety regulations has caused many companies in commodity-related industries to incur production delays and significant costs. Government regulation may also impede the development of new technologies. The effect of future regulations affecting commodity-related industries cannot be predicted.

As noted above, the Fund achieves exposure to commodities through its wholly owned subsidiary, which, in turn, invests in derivatives whose values are based on the value of a commodity, commodity index, or other readily-measurable economic variables dependent upon changes in the value of commodities or the commodities markets ("commodity-related derivatives"). The value of commodity-related derivatives fluctuates based on changes in the values of the underlying commodity, commodity index, futures contract, or other economic variable to which they are related. Additionally, economic leverage will increase the volatility of these instruments as they may increase or decrease in value more quickly than the underlying commodity or other relevant economic variable. See "Options and Futures," "Structured Notes," "Swap Contracts and Other Two-Party Contracts," and "Uses of Derivatives" below for more information on the Fund's investments in commodity-related derivatives, including commodity swap agreements, commodity futures contracts, and options on commodity futures contracts.

SWAP CONTRACTS AND OTHER TWO-PARTY CONTRACTS

The Fund uses swap contracts (or "swaps") on broad-based commodity indices ("commodity swaps") and other related two-party contracts to implement its investment program, including for investment and hedging purposes. As described above, the Fund uses commodity swaps and other commodity-related two-party contracts indirectly through its wholly owned subsidiary. In addition, certain of the Fund's exposure to financial swap contracts and other related two-party contracts may be obtained indirectly through its investment in SDCF. (See "Uses of Derivatives" below for more information regarding the various derivatives strategies the Fund may directly or indirectly employ using swap contracts and other two-party contracts.)

SWAP CONTRACTS. As described in "Uses of Derivatives" below, the Fund may directly or indirectly use various different types of swaps, such as commodity swaps, swaps on securities and securities indices, interest rate swaps, currency swaps, credit default swaps, and other types of available swap agreements, depending on the Fund's investment objective and policies. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount ("notional amount"), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties' obligations are netted, with only the net amount paid by one party to the other.

Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund's exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund's investment objective and policies.

In particular, the Fund indirectly (through its wholly owned subsidiary) enters into commodity swaps on one or more broad-based commodities indices (e.g., the Dow Jones-AIG Commodity Index). In addition, the Fund may indirectly enter into commodity swaps on individual commodities or baskets of commodities. If the Fund indirectly enters into a commodity swap contract through its wholly owned subsidiary (long or short), the Fund's net asset value will fluctuate with changes in the value of the commodity index, basket of commodities, or individual commodity on which the commodity swap is based. The fluctuation will be the same as if the Fund had purchased the notional amount of commodities comprising the index, commodities comprising the basket, or individual commodity, as the case may be.

In addition, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.

In addition, the Fund may enter into an interest rate swap in order to protect against declines in the value of the certain of the Fund's fixed income investments. In this case, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund's portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, the Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.

In addition, the Fund may indirectly (through SDCF) use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, the Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. The Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk
- the risk
that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see "Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" below). In addition, as a purchaser in a credit default swap, the Fund's investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.

The Fund also may indirectly (through SDCF) use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund's taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, the Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.

CONTRACTS FOR DIFFERENCES. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of commodities or securities. Often, one or both baskets will be an established commodities or securities index. The Fund's return will be based on changes in value of theoretical long futures positions in the commodities or securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the commodities or securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of commodities or securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss -- even in circumstances when the commodities or securities in both the long and short baskets appreciate in value.

INTEREST RATE CAPS, FLOORS, AND COLLARS. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See "Options and Futures - Risk Factors in Options Transactions" and "- Risk Factors in Futures and Futures Options Transactions" below. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.

SWAPTIONS. An option on a swap agreement, also called a "swaption," is an over-the-counter ("OTC") option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.

RISK FACTORS IN SWAP CONTRACTS, OTC OPTIONS, AND OTHER TWO-PARTY CONTRACTS. The most significant factor in the performance of swaps, contracts for differences, caps, floors, and collars is the change in the value of the underlying price, rate or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of the Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by the Fund, the Fund must be prepared to make such payments when due.

In addition, the Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (which are also discussed in "Options and Futures" below) (including a swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.

The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") (or, if unrated, have comparable credit ratings, as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital.

OPTIONS AND FUTURES

The Fund uses commodity future contracts to implement its investment program, including for investment and hedging purposes. As described above, the Fund uses commodity futures contracts and other related commodity-related derivatives indirectly through its wholly owned subsidiary. In addition, certain of the Fund's exposure to financial options and futures may be obtained indirectly through its investment in SDCF. The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities or commodities prices, or currency exchange rates may adversely affect the Fund's performance. (See "Uses of Derivatives" below for more information regarding the various derivative strategies the Fund may directly or indirectly employ using options, futures, and related instruments.)

OPTIONS ON SECURITIES AND INDICES. The Fund may purchase and sell put and call options on fixed income securities or other types of securities or indices in standardized exchanged-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.

Purchasing Options on Securities and Indices. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by a Fund to be profitable, the market price of the underlying security or index must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.

Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.

Writing Options on Securities and Indices. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund's return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.

The Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund's income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option's exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.

The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.

OTC OPTIONS. The Fund may also invest in OTC options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

CLOSING OPTIONS TRANSACTIONS. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option's expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, the Fund that has written an option may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.

No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.

RISK FACTORS IN OPTIONS TRANSACTIONS. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in interest rates, and the remaining time to an option's expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.

The Fund's ability to use options as part of their investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option's life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund's portfolio securities decline.

An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange ("Exchange"), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.

The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, other Funds of the Trust, the Manager, and other clients of the Manager may constitute such a group. These limits restrict the Fund's ability to purchase or sell options on a particular security.

An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See "Swap Contracts and Other Two-Party Contracts - Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts" for a discussion of counterparty risk and other risks associated with investing in OTC options above.

The Fund's ability to engage in options transactions may be limited by tax considerations.

CURRENCY OPTIONS. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See "Foreign Currency Transactions" below for more information on the Funds' use of currency options.)

FUTURES. To the extent consistent with applicable law, the Fund may invest in futures contracts with respect to, but not limited to, commodities and commodity indices, financial instruments, securities indices, currencies and interest rates. In particular, as noted above, the Fund gains indirect exposure to futures contracts on various commodities or commodity indices ("commodity futures") and options on commodity futures through its wholly owned subsidiary's investments in commodity futures contracts. A futures contract on a commodity is an agreement between two parties in which one party agrees to purchase a commodity, such as an energy, agricultural, or metal commodity, from the other party at a later date at a price and quantity agreed upon when the contract is made.

Commodity futures and certain other types of futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying commodity, security, or other asset). For instance, the sale of futures contracts on commodities or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying commodity or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying commodity or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made. While commodity futures on individual commodities are physically settled, the Manager intends to close out those futures contracts before the settlement date without the making or taking of delivery.

Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, futures on securities indices ("Index Futures") are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made. Futures contracts on commodities indices are also cash settled.

The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.

Although some futures contracts call for making or taking delivery of the underlying commodities, securities, currencies or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, commodity, underlying financial instrument, currency, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade - known as "contract markets" - approved by the Commodity Futures Trading Commission ("CFTC"), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. The Fund may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See "Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges" below.)

OPTIONS ON FUTURES CONTRACTS. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.

The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying or commodities or securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See "Foreign Currency Transactions" below for a description of the Fund's use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund's profit or loss on the transaction.

INDEX FUTURES. The Fund's purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures. Futures on commodities indices operate in a manner similar to Index Futures.

INTEREST RATE FUTURES. The Fund may also engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.

CURRENCY FUTURES. The Fund may buy and sell futures contracts on currencies. (See "Foreign Currency Transactions" below for a description of the Fund's use of currency futures.)

RISK FACTORS IN FUTURES AND FUTURES OPTIONS TRANSACTIONS. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, commodity, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security or commodity, a futures contract on one security (e.g., U.S. Treasury bonds) or commodity (e.g., gold) is used to hedge a different security (e.g., a mortgage-backed security) or commodity (e.g., copper), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.

In the case of Index Futures and commodity futures on commodity indices, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.

The Fund's ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or option on a futures contract position, and the Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures or commodity futures on commodities indices may be closed out only by purchasing a futures contract on the exchange on which the Index Futures or commodity futures, as applicable, are traded.

The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates, interest rates, and securities or commodity prices within a given time frame. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by the Fund, the Fund would realize a loss on the futures contract that is not offset by an increase in the value of its portfolio securities. As a result, the Fund's total return would be less than if it had not used the futures.

As discussed above, when purchasing or selling a futures contract, the Fund is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or commodity or other instrument at a set price on a future date, the Fund's net asset value will fluctuate with the value of the security or other instrument or commodity as if it were held by the Fund. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.

The Fund's ability to engage in futures and options on futures transactions also may be limited by tax considerations.

ADDITIONAL RISK ASSOCIATED WITH COMMODITY FUTURES TRANSACTIONS. Several additional risks are associated with transactions in commodity futures contracts.

Storage Costs. The price of a commodity futures contract reflects the storage costs of purchasing its underlying commodity, including the time value of money invested in the commodity. To the extent that the storage costs change, the value of the futures contracts may change proportionately.

Reinvestment Risk. In the commodity futures markets, producers of an underlying commodity may sell futures contracts to lock in the price of the commodity at delivery. To induce speculators to purchase the other side (the long side) of the contract, the commodity producer generally must sell the futures contract at a lower price than the expected futures spot price. Conversely, if most purchasers of the underlying commodity purchase futures contracts to hedge against a rise in commodity prices, then speculators will only sell the contract at a higher price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected futures spot price. As a result, when the Fund's wholly owned subsidiary reinvests the proceeds from a maturing contract, it may purchase a new futures contract at a higher or lower price than the expected futures spot prices of the maturing contract or choose to pursue other investments.

Additional Economic Factors. The value of the commodities underlying commodity futures contracts may be subject to additional economic and non-economic factors, such as drought, floods or other weather conditions, livestock disease, trade embargoes, competition from substitute products, transportation bottlenecks or shortages, fluctuations in supply and demand, tariffs, and international economic, political, and regulatory developments. Thus, the Fund's wholly owned subsidiary's investments may be subject to greater volatility than those of a fund with a broad range of investment alternatives. See "Commodity-Related Investments" above for additional discussion of risk factors relating to commodities and related investments, including commodity futures contracts.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES, FUTURES CONTRACTS, AND OPTIONS ON FUTURES CONTRACTS TRADED ON FOREIGN EXCHANGES. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see "Risks of Foreign Investments" below).

ADDITIONAL REGULATORY LIMITATIONS ON THE USE OF FUTURES AND RELATED OPTIONS, INTEREST RATE FLOORS, CAPS AND COLLARS, AND CERTAIN TYPES OF SWAP CONTRACTS AND RELATED INSTRUMENTS. The Manager has advised the Fund that the Trust has claimed an exclusion from the definition of "commodity pool operator" under the Commodity Exchange Act and that the Fund, therefore, is not subject to registration or regulation as a pool operator under that Act. In addition, the Manager, who is registered with the CFTC as a "commodity pool operator" and a "commodity trading adviser," has advised the Fund's wholly owned subsidiary and the Fund that the Manager has claimed an exemption with respect to the subsidiary from certain requirements of Part 4 of the Commodity Exchange Act with respect to offerings to "qualified eligible persons," as that term is defined in Rule 4.7 of that Act. Pursuant to the exemption under Rule 4.7 in connection with accounts of qualified eligible persons, no brochure or account document relating to the subsidiary is required to be, nor has been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a trading program or upon the adequacy or accuracy of commodity trading adviser disclosure. Consequently, the CFTC has not reviewed or approved the subsidiary's trading program or this or any other brochure or account document.

WARRANTS AND RIGHTS

The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities as described in "Options and Futures" above. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund's ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

DEBT AND OTHER FIXED INCOME SECURITIES GENERALLY

Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as "fixed income securities." Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See "Adjustable Rate Securities" and "Indexed Securities" below.

Holders of fixed income securities are exposed to both market and credit risk. Market risk (or "interest rate risk") relates to changes in a security's value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.

Because interest rates vary, the future income of the Fund generated from its investments in fixed income securities cannot be predicted with certainty. In addition, to the extent the Fund invests a portion of its assets in indexed securities, the future income of the Fund will be affected by changes in those securities' indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

ASSET-BACKED AND RELATED SECURITIES

Asset-backed securities are "pass-through" securities, meaning that principal and interest payments - net of expenses - made by the underlying borrowers on the underlying assets (such as mortgages and credit-card receivables) are passed through to the asset-backed security holders. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit-card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below. As noted in the Private Placement Memorandum, the Fund may invest in these securities directly or indirectly through SDCF.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Banks ("FHLBs")), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan's scheduled maturity date. Unscheduled prepayments of underlying mortgage loans will result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.

Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in "Other Asset-Backed Securities" below.

Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in "Adjustable Rate Securities" below.

OTHER ASSET-BACKED SECURITIES. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities are subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.

Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities' credit support.

The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers' performance. In some circumstances, a servicer's or originator's mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.

Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, the Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see "Collateralized Debt Obligations ("CDOs")" below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.

In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"); STRIPS AND RESIDUALS. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association ("Ginnie Mae") and their income streams, and which also may include whole mortgage loans and private mortgage bonds.

CMOs are issued in multiple classes, often referred to as "tranches." Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the "Collateral"). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.

CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage-or other asset -backed securities.

The Fund also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer's management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer's debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.

CMOs also include certificates representing undivided interests in payments of interest-only or principal-only ("IO/PO Strips") on the underlying mortgages.

IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.

COLLATERALIZED DEBT OBLIGATIONS ("CDOS"). The Fund may invest in CDOs, which include collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of high risk, below investment-grade fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade or equivalent unrated loans.

For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portion is the residual, or "equity," tranche, which bears some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the equity tranche, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the equity tranche due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.

The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, the Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

CASH AND OTHER HIGH QUALITY INVESTMENTS

The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund's investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers' acceptances, commercial paper, and bank certificates of deposit.

U.S. GOVERNMENT SECURITIES AND FOREIGN GOVERNMENT SECURITIES

U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by Freddie Mac, Fannie Mae, and FHLBs). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.

Supra-national agencies are agencies whose member nations make capital contributions to support the agencies' activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.

As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.

In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

BELOW INVESTMENT GRADE SECURITIES

The Fund may acquire or hold below investment grade securities (that is, rated below BBB- by S&P or below Baa3 by Moody's, or determined by the Manager to be of comparable quality to securities so rated) ("Below Investment Grade Securities") (commonly referred to as "junk bonds"). Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund's investments in Below Investment Grade Securities are more dependent on the Manager's own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.

Securities in the lowest investment grade category (BBB or Baa) also have some speculative characteristics. See "Appendix B - Commercial Paper and Corporate Debt Ratings" for more information concerning commercial paper and corporate debt ratings.

ADJUSTABLE RATE SECURITIES

Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer's creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.

ZERO COUPON SECURITIES

The Fund, when investing in "zero coupon" fixed income securities, accrues interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.

INDEXED SECURITIES

Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.

The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer's creditworthiness.

CURRENCY-INDEXED SECURITIES. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.

INVERSE FLOATING OBLIGATIONS. Indexed securities in which the Fund may invest include so called "inverse floating obligations" or "residual interest bonds" on which the interest rates typically decline as short-term interest rates increase and increase as short-term interest rates decline. Inverse floating obligations have the effect of investment leverage, since they will generally increase or decrease in value in response to changes in interest rates at a rate that is a multiple of the rate at which fixed-rate long-term securities increase or decrease in value in response to such changes. As a result, the market values of inverse floating obligations generally will be more volatile than the market values of fixed-rate securities.

INFLATION INDEXED BONDS. The Fund may invest in inflation indexed bonds. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index ("CPI") accruals as part of a semiannual coupon.

Inflation indexed securities issued by the U.S. Treasury (or "TIPS") have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year's inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPs, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.

Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).

The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers ("CPI-U"), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.

Coupon payments received by the Fund from inflation indexed bonds are included in the Fund's gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.

TAX CONSEQUENCES OF INVESTING IN INDEXED SECURITIES. The Fund's investments in indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. See "Distributions and Taxes" in the Private Placement Memorandum and "Distributions" and "Certain Federal Income Tax Considerations" in this Statement of Additional Information.

STRUCTURED NOTES

Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the "reference") or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.

RISKS OF FOREIGN INVESTMENTS

GENERAL. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities (e.g., through the Fund's brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund's custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

EMERGING COUNTRIES. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.

Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries also may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.

Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund's income from investments in securities or debt instruments of emerging country issuers.

Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.

SECURITIES LENDING

The Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund's earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.

Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund's ability to vote on such matters. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.

The Fund's securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income.

DEPOSITORY RECEIPTS

The Fund may invest in American Depositary Receipts (ADRs), Global Depository Receipts (GDRs), and European Depository Receipts (EDRs) (collectively, "Depository Receipts"). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world.

CONVERTIBLE SECURITIES

A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.

EQUITY SECURITIES

Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage and reduced demand for the issuer's goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.

The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of the Fund and the Fund's performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.

Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund's exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases.

The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See "Options and Futures - Futures" above for more information on futures contracts and options on futures contracts).

The Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See "Options and Futures - Options on Securities and Indices" above for more information on options).

REPURCHASE AGREEMENTS

The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller's defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights,
(ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS

The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.

Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

The Fund maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund's fundamental investment restriction on borrowings.

ILLIQUID SECURITIES, PRIVATE PLACEMENTS, AND RESTRICTED SECURITIES

The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.

A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.

As long as the Securities and Exchange Commission ("SEC") maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

PRIVATE PLACEMENTS AND RESTRICTED INVESTMENTS. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer's financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.

While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually "restricted securities" or are "not readily marketable." Restricted securities cannot be sold without being registered under the Securities Act of 1933, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. If the Fund sells its securities in a registered offering, it may be deemed to be an "underwriter" for purposes of Section 11 of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.

At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund's net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.

FIRM COMMITMENTS AND WHEN-ISSUED SECURITIES

The Fund may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, the Fund may enter into a firm commitment agreement when it invests in fixed income securities if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When the Fund purchases securities on a when-issued or delayed-delivery basis, it is required to maintain on its custodian's books and records cash, U.S. government securities. or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund's when-issued or delayed-delivery commitments. The Fund generally does not earn income on the securities that it has committed to purchase until after delivery. The Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).

REAL ESTATE INVESTMENT TRUSTS ("REITS")

REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Fund may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs.

In general, the value of a REIT's shares changes in light of factors affecting the real estate industry. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The value of real estate also may be affected by changes in interest rates, and social and economic trends. REITs are also subject to the risk of poor performance by the REIT's manager, defaults by borrowers, self-liquidation, adverse changes in the tax laws, and the risk of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986 and/or to maintain exempt status under the 1940 Act. See "Certain Federal Income Tax Considerations" below for a discussion of special tax considerations relating to the Fund's investment in REITs.

INVESTMENTS IN OTHER INVESTMENT COMPANIES OR OTHER POOLED INVESTMENTS

Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including money market funds and exchange-traded funds ("ETFs")). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company's fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.

ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts ("UITs") but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts ("SPDRs") and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF's net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer's net asset value.

The Fund may also invest without limitation in SDCF, another series of the Trust offered through a separate private placement memorandum. This investment is not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but is instead made in reliance on an SEC exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent the Fund invests in SDCF, shareholders of the Fund will not directly bear any of the operating fees and expenses of SDCF, but will indirectly bear a proportionate share of this Fund's operating fees and expenses.

INVESTMENTS IN WHOLLY OWNED SUBSIDIARY

The Fund invests in GMO Alternative Asset Opportunity SPC Ltd., a wholly owned subsidiary company. As described in the Private Placement Memorandum, the company invests primarily in swap contracts on commodities indices, commodities futures contracts, and other commodity-related derivatives, and in high quality fixed income securities. The Fund is indirectly exposed to the risks of its subsidiary's investments. See "Options and Futures" above and "Uses of Derivatives" below.

GMO serves as the investment manager to the Fund's subsidiary, but does not receive any additional management or other fees in respect of such services. In addition, Investors Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the subsidiary's custodian, transfer agent, and fund accounting agent. Pursuant to the subsidiary's organizational documents, in certain circumstances, the subsidiary has an obligation to indemnify its officers, directors, and certain other parties.

                               USES OF DERIVATIVES

                            INTRODUCTION AND OVERVIEW

This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC financial and commodity-related derivatives in implementing its investment program. It is intended to supplement the information included in the Private Placement Memorandum and the information provided in the "Fund Investments" and "Descriptions and Risks of Fund Investments" sections of this Statement of Additional Information.

As indicated in the Private Placement Memorandum and in this Statement of Additional Information, the Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through its investment in its wholly owned subsidiary company or in SDCF. In particular, as described above, the Fund seeks exposure to commodities-related derivatives indirectly through its investment its wholly owned subsidiary. This overview, however, is not intended to be exhaustive and the Fund may directly or indirectly use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memorandum.

In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.

FUNCTION OF DERIVATIVES IN THE FUND. The Fund uses exchange-traded and OTC commodity-related and financial derivatives, in particular commodity swaps and commodity future contracts, as an integral part of its investment program (as described in "Principal investment strategies" in the Fund's Private Placement Memorandum). The specific types of derivatives the Fund may employ are outlined in more detail below. To a significant extent, specific market conditions influence the Manager's choice of derivatives and derivatives strategies for the Fund.

COUNTERPARTY CREDITWORTHINESS. As discussed above, the Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by S&P or Moody's (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody's. See "Appendix B--Commercial Paper and Corporate Debt Ratings" for an explanation of short-term debt ratings.

USE OF DERIVATIVES (OTHER THAN FOREIGN CURRENCY DERIVATIVE TRANSACTIONS) BY THE
                                      FUND

Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund

Futures contracts and related options on commodities as well as baskets or indices of commodities

Swap contracts, including commodity swaps, interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, and contracts for differences

Financial futures contracts and related options on bonds as well as baskets or indices of securities

Options on bonds and other securities

Swaptions

Structured notes

Warrants and rights

Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund

Investment

In particular, the Fund uses commodity swaps and commodity futures contracts for investment purposes, instead of investing directly in the commodity markets. The Fund uses swaps on broad-based commodity indices, in particular the Dow Jones-AIG Commodity Index, to gain and manage exposure to the commodity component of the Fund's benchmark. The Fund also takes active long or short positions primarily in commodity futures contracts to add value relative to the commodity component of the Fund's benchmark. The Fund also may take active long or short positions in other exchange-traded and OTC commodity-related derivatives, including options on commodity futures.

The Fund may use derivatives (including futures contracts, related options, swap contracts, and long and short swaptions) instead of investing directly in fixed income securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive. In addition, if a foreign derivative position is non-U.S. dollar denominated, a foreign currency forward may be used in conjunction with a long derivative position to achieve the effect of investing directly.

The Fund also may indirectly use (through SDCF) credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.

Risk Management

The Fund may use commodity futures, related options, and commodity swap contracts to achieve what the Manager believes to be the optimal exposure to individual commodities. From time to time, derivatives may be used prior to actual sales and purchases. For example, if the Fund holds a large proportion of a certain type of commodity and the Manager believes that another commodity will outperform such commodity, the Fund might use a short futures contract on an appropriate index (to synthetically "sell" a portion of the Fund's portfolio) in combination with a long futures contract on another index (to synthetically "buy" exposure to that index). Long and short commodity swap contracts and contracts for differences also may be used for these purposes. Commodities derivatives used to effect synthetic sales and purchases will generally be unwound as actual portfolio securities are sold and purchased.

The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets. The Manager seeks to manage the exposure of the Fund relative to its benchmark.

Hedging

The Fund may use futures, related options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may take an active long or short position in a particular commodity to hedge against the Fund's short or long exposure to such commodity. In addition, the Fund may indirectly use (through SDCF) credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers.

Other Uses

The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, often the debt instruments in which the Fund invests are not available with precisely the duration or other interest rate terms that the Manager would prefer. In those cases, the Manager may decide to alter the interest rate exposure of those debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.

In addition, the Fund may employ the foreign currency derivative transactions described below.

           USE OF FOREIGN CURRENCY DERIVATIVE TRANSACTIONS BY THE FUND

Foreign Currency Derivative Transactions That May Be Employed by the Fund

Buying and selling spot currencies

Forward foreign currency contracts

Currency futures contracts and related options

Options on currencies

Currency swap contracts

Uses of Foreign Currency Derivative Transactions by the Fund

Hedging

Traditional Hedging: The Fund may use derivatives - generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.

Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may "lock in" the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.

Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.

Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.

Investment

The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.

                             INVESTMENT RESTRICTIONS

Fundamental Restrictions:

The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:

(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; (iii) the Fund may enter into transactions that are technically borrowings under the

1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund's custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions; and (iv) the Fund may participate in any other type of transaction permitted or not prohibited under the 1940 Act.

Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund's custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.

(2) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.

(3) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.

(4) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund's total assets.

(5) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(6) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements, and standby commitment agreements fall within the functional meaning of the term "evidence of indebtedness," the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund's custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with
Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.

(7) The Fund may not purchase commodities, except that the Fund may purchase and sell commodity contracts or any type of commodity-related derivatives (including, without limitation, all types of commodity-related swaps, futures contracts, forward contracts and options contracts).

Non-Fundamental Restrictions:

The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:

(1) The Fund may not make investments for the purpose of gaining control of a company's management. This restriction shall not apply with respect to the Fund's investments in one or more wholly owned subsidiaries.

(2) The Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, "illiquid securities" may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.

For purposes of determining compliance with the Fund's policy not to concentrate investments in a particular industry, futures contracts will be valued at current market value (not notional value).

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

The phrase "shareholder approval," as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrase "vote of a majority of the outstanding voting securities" as used herein with respect to the Fund, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust's Trustees without shareholder approval. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without shareholder approval.

                        DETERMINATION OF NET ASSET VALUE

The net asset value ("NAV") per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange ("NYSE"), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to "Determination of Net Asset Value" in the Private Placement Memorandum for additional information.

                                  DISTRIBUTIONS

The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. The Private Placement Memorandum describes the distribution policies of the Fund under the heading "Distributions and Taxes." It is the Fund's policy to declare and pay any distributions in the sole discretion of the Trustees.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the "Service" or "IRS") rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund's shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund's operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder's individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state or federal laws.

FUND STATUS

For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a "publicly traded partnership."

TAX DETERMINATIONS, REQUESTS FOR INFORMATION, ELECTIONS, AND TAX MATTERS PARTNER

The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report the Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders.

At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.

The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the "Tax Matters Partner," as defined in Section 6231 of the Code, for the Fund. The Tax Matters Partner will have the authority to bind certain shareholders to settlement agreements and the right on behalf of all shareholders of the Fund to extend the statute of limitations relating to the shareholders' tax liabilities with respect to Fund items.

TAXATION OF SHAREHOLDERS

Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund's income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder's adjusted tax basis in its Fund shares.

The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund's taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder's allocable share of the Fund's income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder's tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a Fund interest.

The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder's recognition of its allocable share of the Fund's income, gains, loss, deduction, credits and tax preference items.

FUND ALLOCATIONS

For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund's tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder's economic interest in the Fund.

DISTRIBUTIONS AND ADJUSTED BASIS

A shareholder's adjusted basis in his or her interest will initially equal the amount of cash or the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder's proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder's distributive share of Fund losses. In addition, (1) a shareholder's basis includes the shareholder's share of the Fund's liabilities, and (2) decreases in the shareholder's share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder's adjusted basis in its Fund shares. A current distribution will reduce the shareholder's adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder's shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.

In general, a shareholder that receives cash in connection with the shareholder's complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder's adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder's holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder's allocable share of "unrealized receivables" (including any accrued but untaxed market discount) exceeds the shareholder's share of the basis in those unrealized receivables. A shareholder's receipt of a non-liquidating cash distribution from the Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder's adjusted basis in its Fund interest before the distribution. If a shareholder acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the shareholder's interest generally will have a divided holding period, which could cause the shareholder to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder's interest, the shareholder's basis in the distributed property will equal the Fund's adjusted tax basis in the property, or, if less, the shareholder's basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder's interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner's adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to "eligible partners" of an "investment partnership," as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an "investment partnership," although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an "eligible partner," provided that such investor contributes only cash and certain other liquid property to the Fund.

A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder's adjusted tax basis in its Fund interest as of the end of the Fund's tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder's adjusted tax basis for its interest exceeds zero. See "'At Risk' Rules," "Limitation on Shareholder's Deduction of Investment Expenses," and "Organizational Expenses" below for other limitations on the deductibility of Fund losses.

There can be no assurance that Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder's share of income in subsequent years.

CHARACTER AND TIMING OF INCOME

The Fund's income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations. The investment strategies of the Fund, including certain investments, hedging transactions, and short sales, may result in the Fund being subject to special tax rules including

"Section 988 Transactions" (relating to non-U.S. currency transactions), "short sale" rules, "wash sale" rules, "straddle" rules, mixed straddle rules, Code
Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses. In addition, if the Fund holds debt obligations with "original issue discount" ("OID"), the Fund (and therefore shareholders) must include amounts in income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may acquire debt obligations with "market discount," which would generally cause the Fund to treat a portion of any gain realized as interest income to the extent of previously accrued market discount.

If a shareholder acquires shares in the Fund (an "Interest") at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder's Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder's Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).

Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

EFFECT OF STRADDLE AND WASH SALE RULES ON INVESTORS' SECURITIES POSITIONS

The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a shareholder's holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a taxable distribution of securities either held directly or through the Fund, may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly through the Fund within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.

"AT RISK" RULES

The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a shareholder because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have "at risk" will be the purchase price of his or her interest plus the shareholder's share of Fund taxable income minus the shareholder's share of tax losses and distributions. There can be no assurance that Fund losses will be able to offset a shareholder's income in subsequent years.

LIMITATIONS ON DIVIDENDS RECEIVED DEDUCTION

Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.

LIMITATIONS ON SHAREHOLDER'S DEDUCTION OF INTEREST

Section 163(d) of the Code imposes limitations on the deductibility of "investment interest" by non-corporate taxpayers. "Investment interest" is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

LIMITATION ON SHAREHOLDER'S DEDUCTION OF INVESTMENT EXPENSES

Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses (including the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer's adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder's miscellaneous deductions exceed 2% of the shareholder's adjusted gross income, but only if the shareholder itemizes deductions. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether the Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund's trading practices.

ORGANIZATIONAL EXPENSES

Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.

PASSIVE ACTIVITY LOSS LIMITATIONS

The Fund is not expected to be engaged in activities to which the "passive activity loss" provisions of the Code would apply. As a result, a shareholder's share of any losses from the Fund is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder's share of income and gain from the Fund against losses derived from passive activities.

SALE OR EXCHANGE OF PARTNERSHIP PROPERTY

In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.

ALTERNATIVE MINIMUM TAX

Both individual and corporate taxpayers could be subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.

TAX IMPLICATIONS OF CERTAIN INVESTMENTS

The Fund's investments, if any, in asset-backed securities, assets "marked-to-market" for federal income tax purposes and debt obligations issued or purchased at a discount may increase or accelerate Fund shareholder recognition of income, including the recognition of taxable income in excess of the cash generated by such investments.

FOREIGN CURRENCY GAINS

The Fund will generally be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a "Section 988 Transaction" is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.

TAX IMPLICATIONS OF THE SUBSIDIARY

The Fund intends to invest a portion of its assets in a wholly owned foreign subsidiary (the "Subsidiary") that will be classified as a corporation for United States federal income tax purposes. It is expected that the Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. The Subsidiary intends to conduct its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the "Safe Harbor") pursuant to which the Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (1) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (2) engage in the United States in trading, for its own account, commodities that are "of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such place." Thus, the Subsidiary's securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of the Subsidiary's activities were determined not to be of the type described in the Safe Harbor or if the Subsidiary's gains are attributable to investments in securities that constitute U.S. real property interests (which is not expected), then the activities of the Subsidiary may constitute a U.S. trade or business.

In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the U.S. and the jurisdiction in which the Subsidiary is resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a foreign corporation. The 30% tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30%t tax also does not apply to interest which qualifies as "portfolio interest." The term "portfolio interest" generally includes interest (including original issue discount) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person, who would otherwise be required to deduct and withhold the 30% tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.

The Subsidiary will be wholly owned by the Fund. A U.S. person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of the foreign corporation is a "U.S. Shareholder" for purposes of the controlled foreign corporation ("CFC") provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50% (measured by voting power or value) by "U.S. Shareholders." Because the Fund is a U.S. person that will own all of the stock of the Subsidiary, the Fund will be a "U.S. Shareholder" and the Subsidiary will be a CFC. As a "U.S. Shareholder," the Fund will be required to include in gross income for United States federal income tax purposes all of the Subsidiary's "subpart F income" (defined, in part, below), whether or not such income is distributed by the Subsidiary.

It is expected that all of the Subsidiary's income will be "subpart F income." "Subpart F income" generally includes interest, original issue discount, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. In particular, "subpart F income" also includes the excess of gains over losses from transactions (including futures, forward and similar transactions) in any commodities. The Fund's recognition of the Subsidiary's "subpart F income" will increase the Fund's tax basis in the Subsidiary. Distributions by the Subsidiary to the Fund will be tax-free, to the extent of its previously undistributed "subpart F income," and will correspondingly reduce the Fund's tax basis in the Subsidiary. The Subsidiary intends to distribute all of its "subpart F income" to the Fund each year. "Subpart F income" is treated as ordinary income, regardless of the character of the Subsidiary's underlying income, and net losses incurred by the Subsidiary during a tax year will not be available to the Fund for the purpose of offsetting such gain.

In general, each "U.S. Shareholder" is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a "U.S. Shareholder" may in certain circumstances be required to report a disposition of shares in the Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of the Fund if the investor is a U.S. person who owns directly, indirectly or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10% or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.

CERTAIN TAX CONSIDERATIONS RELATING TO CERTAIN OTHER FOREIGN INVESTMENTS

Certain other non-U.S. investments of the Fund, including investments in "controlled foreign corporations" and "passive foreign investment companies" may cause a U.S. shareholder to recognize taxable income prior to the Fund's receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. In particular, shareholders should be aware that it is not expected that the Fund and/or the shareholders will be entitled to claim reduced withholding rates on foreign taxes. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager's discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then "applicable federal short-term rate" under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.

CERTAIN REPORTING REQUIREMENTS

A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.

A U.S. shareholder also may be required to report transfers of cash by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund's U.S. shareholders and may not be satisfied by the Fund. Certain other non-cash transfers by the Fund to non-U.S. corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the non-U.S. corporation. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder's indirect interest in a Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund's share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund's direct or indirect investment in a non-U.S. corporation classified as a passive foreign investment company regardless of the size of such shareholder's investment.

The Fund has not committed to provide information about the Fund's investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.

TAX-EXEMPT SHAREHOLDERS

Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 ("UBTI"). The Fund may generate UBTI. For example, to the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers ("dealer" property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, charitable remainder trusts (including charitable remainder annuity trusts and charitable remainder unitrusts) are not exempt from federal income taxation in any year in which such trusts realize UBTI, therefore such a trust's investment in the Fund could cause such an investor to be required to pay tax on all of its income (including income not from the Fund and income other than UBTI). Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.

TERMINATION OF THE FUND

In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in Fund capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating Fund income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder's basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder's ability to assign or transfer his or her Fund Interest, in whole or in part.

BACKUP WITHHOLDING

The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder's tax liability.

U.S. TAX SHELTER RULES

The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its "material advisors," as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS's Office of Tax Shelter Analysis (the "Tax Shelter Rules"). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a "loss transaction" where its allocable share of a loss derived from a "Section 988 Transactions" exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS ABOUT THEIR OBLIGATION TO REPORT OR DISCLOSE TO THE IRS INFORMATION ABOUT THEIR INVESTMENT IN THE FUND AND PARTICIPATION IN THE FUND'S INCOME, GAIN, LOSS OR DEDUCTION WITH RESPECT TO TRANSACTIONS OR INVESTMENTS SUBJECT TO THESE RULES. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund's investors and their participation in the Fund and the Fund's income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

TAX ELECTIONS

The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.

ELECTIVE AND MANDATORY BASIS ADJUSTMENT OF PARTNERSHIP PROPERTY

Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership's assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership's assets for the purpose of computing the transferee's distributive share of partnership income, gains, deductions, and losses.

There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS's consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.

The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund's property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund's remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal, to provide the Fund with certain information, including information regarding such Shareholder's adjusted basis in its interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder's basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.

CERTAIN TAX CONSIDERATIONS FOR REGULATED INVESTMENT COMPANY SHAREHOLDERS

Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (each, a "RIC Shareholder") under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

     (a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" (as defined in the Code section 851(h)) (the "Income Test");

     (b) diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships (the "Asset Test"). In the case of a Fund's investments in loan participations, the Fund will treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

     (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid--generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the "Distribution Requirement").

If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4% excise tax on the undistributed amounts (the "Excise Tax").

For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. In general, income earned by the Fund will not be recognized by a RIC Shareholder until the close of the Fund's taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC Shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC Shareholder can take advantage of certain safe harbors.

RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in the Subsidiary as "qualifying income" for purposes of the Income Test. There is a risk, however, that the Internal Revenue Service could prevail in asserting that (i) the Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) the Fund should be treated as recognizing income of the Subsidiary directly, or (iii) the acquisition of control of the Subsidiary by the Fund had the principal purpose of evading or avoiding federal income tax. Such a determination could cause some or all of the income derived from the Fund's investment in the Subsidiary to fail to be treated as qualifying income in the hands of a RIC Shareholder. The Fund believes that the risk of such a determination is remote.

CERTAIN TAX CONSIDERATIONS FOR NON-U.S. INVESTORS

The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust ("non-U.S. investor") investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to non-U.S. investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Fund. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.

In general, the U.S. federal tax treatment of a non-U.S. investor depends upon whether the Fund is determined to be engaged in a U.S. trade or business. If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation on a net basis (including, for some corporate non-U.S. investors, an additional 30% "branch profits" tax). In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor's distributive share of such income.

Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account. Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.

Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of "United States real property interests," which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.

The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.

NO TAX BENEFITS EXPECTED

Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.

ESTATE, STATE AND LOCAL TAXES

The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder's own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder's own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.

SUMMARY; LAWS SUBJECT TO CHANGE

This section relates only to the U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.

                              PERFORMANCE OBJECTIVE

On an annualized basis, the Fund seeks to outperform its benchmark by 2.0%, net of fees, over a complete market cycle, with 2.5% - 3.5% of tracking error. "Tracking error" is the measure of the risk of a portfolio return relative to a benchmark. It is a calculation of the standard deviation of the return of a portfolio less the return of the portfolio's benchmark. For example, if a fund had a tracking error of 3% versus the S&P 500 Index, the annualized volatility of its return less the S&P 500 Index's return would be 3%.

There can be no assurance that the Fund's goal will be achieved. The Fund's "outperformance goal" speaks only as of the date of this Statement of Additional Information and may change from time to time without notice to shareholders.

                             MANAGEMENT OF THE TRUST

The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee's and officer's date of birth ("DOB") is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust's governing documents. Each of the Trustees of the Trust is not an "interested person" of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

                                                                                          NUMBER OF
                                                                                         PORTFOLIOS
NAME, DATE OF BIRTH, AND                                                                   IN FUND
  POSITION(S) HELD WITH                                        PRINCIPAL OCCUPATION(S)     COMPLEX     OTHER DIRECTORSHIPS
        THE TRUST                LENGTH OF TIME SERVED           DURING PAST 5 YEARS      OVERSEEN             HELD
------------------------   --------------------------------   ------------------------   ----------   ---------------------
Donald W. Glazer, Esq.     Chairman of the Board of           Consultant--Business and       50       None.
Chairman of the Board      Trustees since March 2005; Lead    Law(1); Vice Chair

----------
(1) As part of Mr. Glazer's work as a consultant, he provides part-time consulting services to Goodwin Procter LLP ("Goodwin"). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar

of Trustees                Independent Trustee (September     (since 2002) and
DOB: 07/26/1944            2004-March 2005); Trustee since    Secretary, Provant, Inc.
                           December 2000.                     (provider of personnel
                                                              performance improvement
                                                              services and training
                                                              products); Author of
                                                              Legal Treatises.

Jay O. Light               Since May 1996.                    Dean (since April 2006),       50       Director of Harvard
Trustee                                                       Acting Dean (August                     Management Company,
DOB: 10/03/1941                                               2005-April 2006), Senior                Inc.(2) and Verde,
                                                              Associate Dean                          Inc.; Director of
                                                              (1998-2005), and                        Partners HealthCare
                                                              Professor of Business                   System, Inc. and
                                                              Administration, Harvard                 Chair of its
                                                              Business School.                        Investment
                                                                                                      Committee.(3)

W. Nicholas Thorndike      Since March 2005.                  Director or trustee of         50       Director of Courier
Trustee                                                       various corporations and                Corporation (a book
DOB: 03/28/1933                                               charitable                              publisher and
                                                              organizations, including                manufacturer); Member
                                                              Courier Corporation (a                  of the Investment
                                                              book publisher and                      Committee of Partners
                                                              manufacturer) (July                     HealthCare System,
                                                              1989-present); Putnam                   Inc.(3)
                                                              Funds (December
                                                              1992-June 2004); and
                                                              Providence Journal (a
                                                              newspaper publisher)
                                                              (December 1986-December
                                                              2003).

OFFICERS

                           POSITION(S) HELD           LENGTH              PRINCIPAL OCCUPATION(S)
NAME AND DATE OF BIRTH      WITH THE TRUST        OF TIME SERVED            DURING PAST 5 YEARS
----------------------   -------------------   -------------------   --------------------------------
Scott Eston              President and Chief   President and Chief   Chief Financial Officer, Chief
DOB: 01/20/1956          Executive Officer     Executive Officer     Operating Officer and Member,
                                               since October 2002;   Grantham, Mayo, Van Otterloo &
                                               Vice President,       Co. LLC.
                                               August 1998 -
                                               October 2002.

----------
     years ended December 31, 2004 and December 31, 2005, these entities paid $373,499 and $489,128, respectively, in legal fees and disbursements to Goodwin.

(2)  Harvard Management Company, Inc. is a client of the Manager.

(3)  Partners HealthCare System, Inc. is a client of the Manager.

Susan Randall Harbert    Treasurer             Treasurer since       Member, Grantham, Mayo, Van
DOB: 04/25/1957                                February 1998;        Otterloo & Co. LLC.
                                               Chief Financial
                                               Officer, February
                                               2000-March 2006.

Brent C. Arvidson        Assistant Treasurer   Since August 1998.    Senior Fund Administrator,
DOB: 06/26/1969                                                      Grantham, Mayo, Van Otterloo &
                                                                     Co. LLC.

Sheppard N. Burnett      Assistant Treasurer   Since September       Fund Administration Staff,
DOB: 10/24/1968                                2004.                 Grantham, Mayo, Van Otterloo &
                                                                     Co. LLC (June 2004-present);
                                                                     Vice President, Director of Tax,
                                                                     Columbia Management Group
                                                                     (2002-2004) and Senior Tax
                                                                     Manager (2000-2002),
                                                                     PricewaterhouseCoopers LLP.

Michael E. Gillespie     Chief Compliance      Since March 2005.     Vice President of Compliance
DOB: 02/18/1958          Officer                                     (June 2004-February 2005) and
                                                                     Director of Domestic Compliance
                                                                     (March 2002-June 2004), Fidelity
                                                                     Investments; Vice President and
                                                                     Senior Counsel, State Street
                                                                     Bank and Trust Company (May
                                                                     1998-March 2002).

Jason B. Harrison        Clerk                 Since March 2006.     Legal Counsel, Grantham, Mayo,
DOB: 01/29/1977                                                      Van Otterloo & Co. LLC (since
                                                                     February 2006) and Attorney,
                                                                     Ropes & Gray LLP (September
                                                                     2002-February 2006).

David L. Bohan           Vice President and    Vice President        Legal Counsel, Grantham, Mayo,
DOB: 06/21/1964          Assistant Clerk       since March 2005;     Van Otterloo & Co. LLC
                                               Assistant Clerk       (September 2003- present);
                                               since March 2006;     Attorney, Goodwin Procter LLP
                                               Clerk, March 2005 -   (September 1996- September
                                               March 2006.           2003).

Julie L. Perniola        Vice President        Vice President,       Chief Compliance Officer,
DOB: 10/07/1970                                February,             Grantham, Mayo, Van Otterloo &
                                               2003-present;         Co. LLC.
                                               Anti-Money
                                               Laundering
                                               Compliance Officer,
                                               February 2003-
                                               December 2004.

Cheryl Wakeham           Anti-Money            Anti-Money            Manager, Client Service
DOB: 10/29/1958          Laundering Officer    Laundering Officer    Administration, Grantham, Mayo,
                                               since December        Van Otterloo & Co. LLC.
                                               2004; Vice
                                               President, December
                                               2004-March 2006.

TRUSTEES' RESPONSIBILITIES. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.

The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2006, the Audit Committee held five meetings; the Pricing Committee held nine meetings; and the Governance Committee held four meetings.

The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust's accounting, its financial reporting policies and practices, the quality and objectivity of the Trust's financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Funds' independent auditors and acts as a liaison between the Trust's independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee, and Mr. Light is an alternate member of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund's securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust's Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund's securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Light and Mr. Thorndike are members of the Pricing Committee, and Mr. Glazer is an alternate member of the Pricing Committee. Mr. Light is the

Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being "independent legal counsel." Mr. Glazer and Mr. Light are members of the Governance Committee, and Mr. Thorndike is an alternate member of the Governance Committee. Mr. Glazer is the Chairman of the Governance Committee.

Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.

Trustee Fund Ownership

The following table sets forth ranges of the current Trustees' direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2005.

                                            AGGREGATE DOLLAR RANGE OF SHARES
                                                  DIRECTLY OWNED IN ALL
                           DOLLAR RANGE        FUNDS OF THE TRUST (WHETHER
                            OF SHARES         OR NOT OFFERED IN THE PRIVATE
                        DIRECTLY OWNED IN         PLACEMENT MEMORANDUM)
         NAME                THE FUND              OVERSEEN BY TRUSTEE
         ----           -----------------   --------------------------------
DONALD W. GLAZER               None                   Over $100,000

JAY O. LIGHT                   None                       None

W. NICHOLAS THORNDIKE          None                       None

The following table sets forth ranges of Mr. Glazer's indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2005, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

                                       AGGREGATE DOLLAR RANGE OF SHARES
                                            INDIRECTLY OWNED IN ALL
                    DOLLAR RANGE OF       FUNDS OF THE TRUST (WHETHER
                   SHARES INDIRECTLY     OR NOT OFFERED IN THE PRIVATE
                        OWNED IN             PLACEMENT MEMORANDUM)
      NAME              THE FUND              OVERSEEN BY TRUSTEE
      ----         -----------------   --------------------------------
DONALD W. GLAZER         None                    Over $100,000

Trustee Ownership of Securities Issued by the Manager

None.

Trustee Ownership of Related Companies

The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2005, in entities directly or indirectly controlling, controlled by, or under common control with the Manager.

                            NAME OF
       NAME OF            OWNER(S) AND
    NON-INTERESTED      RELATIONSHIP TO                             TITLE OF     VALUE OF
       TRUSTEE              TRUSTEE              COMPANY             CLASS      SECURITIES   % OF CLASS
    --------------      ---------------          -------            --------    ----------   -----------
Donald W. Glazer              Self           GMO Tax-Managed        Limited     $443,040(2)   4.13%(3)
                                          Absolute Return Fund,   partnership
                                           a private investment    interest--
                                            company managed by      Class C
                                             the Manager.(1)

                                            GMO Multi-Strategy      Limited     $976,300(2)   0.14%(3)
                                            Fund (Offshore), a    partnership
                                            private investment     interest-
                                            company managed by      Class A
                                             the Manager.(1)

                                                GMO Brazil          Limited     $      0(2)      1.95%
                                            Sustainable Forest    partnership
                                           Fund, LP, a private      interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC, an
                                             affiliate of the
                                               Manager.(4)

                            NAME OF
       NAME OF            OWNER(S) AND
    NON-INTERESTED      RELATIONSHIP TO                             TITLE OF     VALUE OF
       TRUSTEE              TRUSTEE              COMPANY             CLASS      SECURITIES   % OF CLASS
    --------------      ---------------          -------            --------    ----------   -----------
                                                GMO Brazil          Limited     $      0(2)      1.94%
                                            Sustainable Forest    partnership
                                          Fund 2, LP, a private     interest
                                            investment company
                                           managed by Renewable
                                            Resources LLC, an
                                             affiliate of the
                                               Manager.(4)

Jay O. Light                  N/A                  None               N/A           N/A        N/A

W. Nicholas Thorndike         N/A                  None               N/A           N/A        N/A

(1) The Manager may be deemed to "control" this fund by virtue of its serving as investment manager of the fund.

(2)  Securities valued as of December 31, 2005.

(3) Mr. Glazer owns less than 1% of the outstanding voting securities of the fund.

(4) The Manager may be deemed to "control" this fund by virtue of its affiliation with and role as managing member of Renewable Resources LLC.

REMUNERATION. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust's standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director's educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.

Other than as set forth in the table below, no Trustee or officer of the Trust received any direct compensation from the Trust, the Fund offered in the Private Placement Memorandum, or any Funds of the Trust not offered in the Private Placement Memorandum, during the fiscal year ended February 28, 2006:

                             AGGREGATE       PENSION OR RETIREMENT    ESTIMATED ANNUAL
                            COMPENSATION   BENEFITS ACCRUED AS PART     BENEFITS UPON    TOTAL COMPENSATION
NAME OF PERSON, POSITION   FROM THE FUND       OF FUND EXPENSES          RETIREMENT        FROM THE TRUST
------------------------   -------------   ------------------------   ----------------   ------------------
Donald W. Glazer, Esq.,       $438(1)                 N/A                    N/A             $283,250(3)
Trustee

Jay O. Light, Trustee         $339(1)                 N/A                    N/A             $233,490(3)

W. Nicholas                   $339(1)                 N/A                    N/A             $179,484(3)
Thorndike,(2) Trustee

(1) Reflects the period from the Fund's commencement of operations on April 11, 2005 through February 28, 2006.

(2)  Mr. Thorndike was elected as a Trustee in March 2005.

(3) Reflects actual direct compensation received during the fiscal year ended February 28, 2006 from Funds of the Trust that had commenced operations on or before February 28, 2006, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston and Ms. Harbert do not receive any compensation from the Trust, but as members of the Manager will benefit from the management fees paid by the Fund and various other Funds of the Trust not offered through the Private Placement Memorandum.

As of June 2, 2006, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund.

CODE OF ETHICS. The Trust and the Manager each have adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code of Ethics. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.


                     INVESTMENT ADVISORY AND OTHER SERVICES

MANAGEMENT CONTRACT

As disclosed in the Private Placement Memorandum under the heading "Management of the Fund," under the Management Contract (the "Management Contract") between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under "Portfolio Transactions--Brokerage and Research Services," the Trust's portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.

The Manager has contractually agreed to reimburse the Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading "Fees and expenses") through at least June 30, 2007.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not "interested persons" of the Manager) and by the Fund's sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days' notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days' written notice by the Manager to the Trust.

The Fund's Management Fee is calculated based on a fixed percentage of the Fund's average daily net assets. Pursuant to the Management Contract, the Fund paid the following amounts as Management Fees to the Manager during the period from the commencement of the Fund's operations on April 11, 2005 through the end of its initial fiscal year ended February 28, 2006:

  Gross    Reduction      Net
--------   ---------   --------
$603,360    $95,131    $508,229

In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name "GMO" may be withdrawn.

PORTFOLIO MANAGEMENT

Day-to-day management of the Fund is the responsibility of GMO's Fixed Income Division. The Division's members work collaboratively to manage the Fund's portfolio, and no one person is primarily responsible for day-to-day management of the Fund.

The following table sets forth information about accounts overseen or managed by Mr. Thomas Cooper and Mr. William Nemerever, the senior members of the Fixed Income Division, as of February 28, 2006.

                     REGISTERED INVESTMENT COMPANIES           OTHER POOLED
                    MANAGED (INCLUDING NON-GMO MUTUAL       INVESTMENT VEHICLES       SEPARATE ACCOUNTS MANAGED
                     FUND SUBADVISORY RELATIONSHIPS)       MANAGED (WORLD-WIDE)             (WORLD-WIDE)
                    ---------------------------------   --------------------------   --------------------------
                      Number of                         Number of                    Number of
  SENIOR MEMBERS     accounts(1)   Total assets(1, 2)    accounts    Total assets     accounts    Total assets
-----------------    -----------   ------------------   ---------   --------------   ---------   --------------
Thomas Cooper
William Nemerever         14         $8,592,200,010         9       $4,943,414,972       10      $1,314,114,041

                     REGISTERED INVESTMENT COMPANIES      OTHER POOLED INVESTMENT
                     MANAGED FOR WHICH GMO RECEIVES A        VEHICLES MANAGED             SEPARATE ACCOUNTS
                          PERFORMANCE-BASED FEE           (WORLD-WIDE) FOR WHICH        MANAGED (WORLD-WIDE)
                      (INCLUDING NON-GMO MUTUAL FUND          GMO RECEIVES A          FOR WHICH GMO RECEIVES A
                        SUBADVISORY RELATIONSHIPS)         PERFORMANCE-BASED FEE        PERFORMANCE-BASED FEE
                    ---------------------------------   --------------------------   --------------------------
                         Number of                      Number of                    Number of
                          accounts   Total assets        accounts    Total assets     accounts    Total assets
                         ---------   ------------       ---------   --------------   ---------   --------------
Thomas Cooper
William Nemerever            0            $0                6       $2,356,568,894       7       $1,056,018,564

----------
(1) Includes Funds of the Trust (including Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 28, 2006.

(2)  "Total assets" includes assets invested by other GMO Funds.

Because the senior members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior members and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.

The senior members of the division are members (partners) of GMO. As of February 28, 2006, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

SENIOR MEMBER FUND OWNERSHIP. As of February 28, 2006, neither Mr. Cooper nor Mr. Nemerever had any direct or indirect beneficial ownership in the Fund.

CUSTODIAL ARRANGEMENTS AND FUND ACCOUNTING AGENT. Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Trust's custodian and fund accounting agent on behalf of the Fund. As such, IBT holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, IBT receives and delivers the Fund's cash and securities in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. IBT also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis. IBT also acts as the custodian and accounting agent to the Fund's wholly owned subsidiary.

SHAREHOLDER SERVICE ARRANGEMENT. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with the Funds of the Trust (including the Fund), GMO provides direct client service, maintenance, and reporting to shareholders of the Funds, including the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not "interested persons" of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not "interested persons" of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days' written notice to the other party.

The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, the Fund paid GMO (after reimbursement by GMO) $201,120 during the period from the Fund's commencement of operations on April 11, 2005 through the end of its initial fiscal year ended February 28, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Trust's independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust's financial statements, assists in the preparation of the Fund's federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.

COUNSEL. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.

                             PORTFOLIO TRANSACTIONS

The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client's investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager's policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.

Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust's pricing policies.

BROKERAGE AND RESEARCH SERVICES. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer's inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm's ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.

Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include:
(i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night's close and any additional "impact" or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by
Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager's clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.

The Fund and its wholly owned subsidiary paid in the aggregate $124,066 in brokerage commissions during the period from the commencement of the Fund's operations on April 11, 2005 through the end of its initial fiscal year ended February 28, 2006.

During the period from the commencement of the Fund's operations on April 11, 2005 through the end of its initial fiscal year ended February 28, 2006, the Fund did not hold any securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      PROXY VOTING POLICIES AND PROCEDURES

The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust's proxy voting policy and the Manager's proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix C.

The Manager's proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust's website at www.gmo.com and on the SEC's website at www.sec.gov no later than August 31 of each year.

                        DISCLOSURE OF PORTFOLIO HOLDINGS

The policy of the Trust is to protect the confidentiality of the Fund's portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.

Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund's portfolio holdings.

GMO may disclose the Fund's portfolio holdings (together with any other information from which the Fund's portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the "Portfolio Holdings Information") to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, "Permitted Recipients") by means of the GMO website. The Fund's Private Placement Memorandum describes the type of information disclosed on GMO's website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund's Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund's website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.

To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund.

In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund's shareholders. GMO will seek to monitor a recipient's use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.

The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio Holdings Information provided to entities who provide on-going services to the Fund in connection with its day-to-day operations and management, including GMO, GMO's affiliates, the Fund's custodian and auditor, the Fund's pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund's behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.

No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.

Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.

If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund's shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust's Chief Compliance Officer of the potential conflict, and the Trust's Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust's Chief Compliance Officer also is required to report his decision to the Board of Trustees.

GMO periodically reports the following information to the Board of Trustees:

     - Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

     - The nature and scope of disclosure of Portfolio Holdings Information to third parties;

     - Exceptions to the disclosure policy authorized by senior management of GMO; and

     - Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.

ONGOING ARRANGEMENTS TO MAKE PORTFOLIO HOLDINGS AVAILABLE. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with its day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

NAME OF RECIPIENT                       PURPOSE OF DISCLOSURE
-----------------                    --------------------------
Investors Bank & Trust Company       Custodial and securities
                                     lending services and
                                     compliance testing

PricewaterhouseCoopers LLP           Independent registered
                                     public accounting firm

Institutional Shareholder Services   Corporate actions services

FactSet                              Data service provider

Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

NAME OF RECIPIENT                  PURPOSE OF DISCLOSURE
-----------------               ---------------------------
Epstein & Associates, Inc.      Software provider for Code
                                of Ethics monitoring system

Financial Models Company Inc.   Recordkeeping system

                DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust ("Declaration of Trust") dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a "series investment company" that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. The Fund is a series of the Trust. The Fund commenced operations on April 11, 2005. The fiscal year for the Fund ends on the last day of February.

Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of fifty series:
Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Quality Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Inflation Indexed Bond Fund; Emerging Country Debt Share Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed Income Fund; International Opportunities Equity Allocation Fund; and Inflation Indexed Plus Bond Fund. Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.

The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders' investments in such a portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.

On June 2, 2006, the following shareholders held greater than 25% of the outstanding shares of the Fund:

     GMO Benchmark-Free Allocation Fund
     Attn: Julie Coady
     C/O GMO
     40 Rowes Wharf
     Boston, MA 02110

     GMO Global Balanced Asset Allocation Fund
     Attn: Laura Whitten
     GMO LLC
     40 Rowes Wharf
     Boston, MA 02110

As of June 2, 2006, substantially all of the Fund's shares were held by accounts for which the Manager has investment discretion.

                                  VOTING RIGHTS

Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund, including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust's name or to cure technical problems in the Declaration of Trust and
(ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.

                        SHAREHOLDER AND TRUSTEE LIABILITY

Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of the Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund is unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

              BENEFICIAL OWNERS OF 5% OR MORE OF THE FUND'S SHARES

The following chart sets forth the names, addresses and percentage ownership of those shareholders owning beneficially 5% or more of the outstanding shares of the Fund as of June 2, 2006:

                  Name and Address                    % Ownership
                  ----------------                    -----------
GMO Benchmark-Free Allocation Fund                        35.1
Attn: Julie Coady
C/O GMO
40 Rowes Wharf
Boston, MA 02110

GMO Global Balanced Asset Allocation Fund                 29.9
Attn: Laura Whitten
GMO LLC
40 Rowes Wharf
Boston, MA 02110

Teachers' Retirement System of the City of New York        8.9
Attn: Azmy Salib
55 Water Street, 16th Floor
New York, NY 10041

                              FINANCIAL STATEMENTS

The Fund's audited financial statements for the fiscal year ended February 28, 2006 included in the Trust's Annual Reports and filed with the SEC pursuant to
Section 30(d) of the 1940 Act, and the rules promulgated thereunder, are hereby incorporated in this Statement of Additional Information by reference. The Trust's Annual Reports (containing the Fund's audited financial statements) for the fiscal year ended February 28, 2006 were filed electronically with the SEC on Form N-CSR on May 8, 2006 (Accession No. 0001104659-06-032051).

Appendix A

                                    GMO TRUST
                          SPECIMEN PRICE MAKE-UP SHEET

Following is a computation of the total offering price per share of beneficial interest of shares of the Fund that is offered through the Private Placement Memorandum. The computation is based upon the net asset value and shares of beneficial interest outstanding as of the close of business on February 28, 2006.

Alternative Asset Opportunity Fund
Net Assets at Value (Equivalent to $26.63 per share based
on 6,832,447 shares of beneficial interest outstanding)     $181,946,620
Offering Price                                              $      26.63

Appendix B

                   COMMERCIAL PAPER AND CORPORATE DEBT RATINGS

COMMERCIAL PAPER RATINGS

Commercial paper ratings of Standard & Poor's are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor's indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor's indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.

CORPORATE DEBT RATINGS

Standard & Poor's. A Standard & Poor's corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor's for corporate debt:

AAA -- This is the highest rating assigned by Standard & Poor's to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA -- Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.

A -- Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.

BB, B, CCC, CC -- Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C -- The rating C is reserved for income bonds on which no interest is being paid.

D -- Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Moody's. The following is a summary of the ratings used by Moody's for corporate debt:

Aaa -- Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A -- Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa -- Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C -- Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Should no rating be assigned by Moody's, the reason may be one of the following:

     1.   An application for rating was not received or accepted.

     2. The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

     3.   There is lack of essential data pertaining to the issue or issuer.

     4. The issue was privately placed in which case the rating is not published in Moody's publications.

Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix C

                                    GMO TRUST
                               PROXY VOTING POLICY

I.   STATEMENT OF POLICY

GMO Trust (the "Fund") delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the "Adviser").

Therefore, the Board of Trustees (the "Board") of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser ("Proxy Voting Procedures") on behalf of the Fund when exercising voting authority on behalf of the Fund.

II.  STANDARD

The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.

III. REVIEW OF PROXY VOTING PROCEDURES

The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.

The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified EXCEPT in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.

The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.

IV.  DISCLOSURE

The following disclosure shall be provided:

     A. The Adviser shall make available its proxy voting records, for inclusion in the Fund's Form N-PX.

     B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund's annual filing on Form N-CSR or the statement of additional information.

     C. The Adviser shall cause the Fund's shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund's web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund's web site.

                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                               GMO AUSTRALASIA LLC
                                (TOGETHER "GMO")

                      PROXY VOTING POLICIES AND PROCEDURES

I.   INTRODUCTION AND GENERAL PRINCIPLES

GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO's proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client's own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.

GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO's fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

II.  PROXY VOTING GUIDELINES

GMO has engaged Institutional Shareholder Services, Inc. ("ISS") as its proxy voting agent to:

     (1) research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

     (2)  ensure that proxies are voted and submitted in a timely manner;

     (3)  handle other administrative functions of proxy voting;

     (4) maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

     (5)  maintain records of votes cast; and

     (6) provide recommendations with respect to proxy voting matters in general.

Proxies will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time.

Copies of the current domestic and global ISS proxy voting guidelines are attached to these Voting Policies and Procedures as Exhibit A. GMO reserves the right to amend any of ISS's guidelines in the future. If any such changes are made an amended Proxy Voting Policies and Procedures will be made available for clients.

Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.

III. PROXY VOTING PROCEDURES

GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:

     1. Implementing and updating the applicable domestic and global ISS proxy voting guidelines;

     2.   Overseeing the proxy voting process; and

     3. Providing periodic reports to GMO's Compliance Department and clients as requested.

There may be circumstances under which a portfolio manager or other GMO investment professional ("GMO Investment Professional") believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the recommendation of ISS. In such an event, the GMO Investment Professional will inform GMO's Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the recommendation of ISS. GMO's Corporate Actions Group will report to GMO's Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.

IV.  CONFLICTS OF INTEREST

As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.

In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters, including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients.

In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:

     1. GMO has a business relationship or potential relationship with the issuer;

     2. GMO has a business relationship with the proponent of the proxy proposal; or

     3. GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or
(iii) request that the client votes such proxy. All such instances shall be reported to GMO's Compliance Department at least quarterly.

V.   RECORDKEEPING

GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:

     (1) a copy of these policies and procedures which shall be made available to clients, upon request;

     (2)  a record of each vote cast (which ISS maintains on GMO's behalf); and

     (3) each written client request for proxy records and GMO's written response to any client request for such records.

Such proxy voting records shall be maintained for a period of five years.

VI.  REPORTING

GMO's Compliance Department will provide GMO's Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the recommendation of ISS, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

VII. DISCLOSURE

Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client's proxy.

Effective: August 6, 2003

                       ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.   AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

     - An auditor has a financial interest in or association with the company, and is therefore not independent

     -    Fees for non-audit services are excessive, or

     - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

2.   BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees attendance at board meetings corporate governance provisions and takeover activity, long-term company performance responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.   SHAREHOLDER RIGHTS

     A. SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

     B. SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4.   PROXY CONTESTS

     C. VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

     D. REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.   POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.   MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.   REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.   CAPITAL STRUCTURE

     E. COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

     - It is intended for financing purposes with minimal or no dilution to current shareholders

     - It is not designed to preserve the voting power of an insider or significant shareholder

9.   EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

     -    Historic trading patterns

     -    Rationale for the repricing

     -    Value-for-value exchange

     -    Option vesting

     -    Term of the option

     -    Exercise price

     -    Participation

     (II) EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

     -    Purchase price is at least 85 percent of fair market value

     -    Offering period is 27 months or less, and

     -    Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.  SOCIAL AND ENVIRONMENTAL ISSUES

     1) These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

     2)

     3) In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

       SECTION 1.02 CONCISE SUMMARY OF ISS GLOBAL PROXY VOTING GUIDELINES

SECTION 1.03

     Following is a concise summary of general policies for voting global proxies. In addition, ISS has country- and market-specific policies, which are not captured below.

SECTION 1.04 FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

     - there are concerns about the accounts presented or audit procedures used; or

     - the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

SECTION 1.05 APPOINTMENT OF AUDITORS AND AUDITOR COMPENSATION

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

     - there are serious concerns about the accounts presented or the audit procedures used;

     -    the auditors are being changed without explanation; or

     - nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ABSTAIN if a company changes its auditor and fails to provide shareholders with an explanation for the change.

SECTION 1.06 APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

     - there are serious concerns about the statutory reports presented or the audit procedures used;

     - questions exist concerning any of the statutory auditors being appointed; or

     - the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

SECTION 1.07 ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

     - the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

     -    the payout is excessive given the company's financial position.

SECTION 1.08 STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

SECTION 1.09 AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

SECTION 1.10 CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

SECTION 1.11 LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

SECTION 1.12 AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

SECTION 1.13 TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

SECTION 1.14 DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

     - there are clear concerns about the past performance of the company or the board; or

     -    the board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if they cannot provide an explanation for repeated absences at board meetings (in countries where this information is disclosed).

SECTION 1.15 DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

SECTION 1.16 DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

     - there are serious questions about actions of the board or management for the year in question; or

     -    legal action is being taken against the board by other shareholders.

SECTION 1.17 DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

SECTION 1.18 BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

SECTION 1.19 SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

SECTION 1.20 INCREASES IN AUTHORIZED CAPITAL

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

     - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

     - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances (and less than 25 percent for companies in Japan).

Vote AGAINST proposals to adopt unlimited capital authorizations.

SECTION 1.21 REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

SECTION 1.22 CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

     (A) PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

     (B) DEBT ISSUANCE REQUESTS

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS's guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

     (C) PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

     (D) INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS:

Vote FOR share repurchase plans, unless:

     -    clear evidence of past abuse of the authority is available; or

     -    the plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED:

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE:

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

SECTION 1.23 REORGANIZATIONS/RESTRUCTURINGS:

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

SECTION 1.24 MERGERS AND ACQUISITIONS:

Vote FOR mergers and acquisitions, unless:

     - the impact on earnings or voting rights for one class of shareholders is disproportionate to the relative contributions of the group; or

     - the company's structure following the acquisition or merger does not reflect good corporate governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

ABSTAIN if there is insufficient information available to make an informed voting decision.

SECTION 1.25 MANDATORY TAKEOVER BID WAIVERS:

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

SECTION 1.26 REINCORPORATION PROPOSALS:

Vote reincorporation proposals on a CASE-BY-CASE basis.

SECTION 1.27 EXPANSION OF BUSINESS ACTIVITIES:

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

SECTION 1.28 RELATED-PARTY TRANSACTIONS:

Vote related-party transactions on a CASE-BY-CASE basis.

SECTION 1.29 COMPENSATION PLANS:

Vote compensation plans on a CASE-BY-CASE basis.

SECTION 1.30 ANTITAKEOVER MECHANISMS:

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SECTION 1.31 SHAREHOLDER PROPOSALS:

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                    GMO TRUST

                            PART C. OTHER INFORMATION

Item 23.  Exhibits

 (a) 1. Amended and Restated Agreement and Declaration of Trust of GMO Trust (the "Trust" or "Registrant"), dated June 23, 2000 (the "Declaration of Trust");(6)

     2.   Amendment Nos. 1-8 to the Declaration of Trust;(11)

     3.   Amendment Nos. 9-10 to the Declaration of Trust;(12)

     4.   Amendment No. 11 to the Declaration of Trust;(14)

     5.   Amendment No. 12 to the Declaration of Trust;(15)

     6.   Amendment No. 13 to the Declaration of Trust;(16)

     7.   Amendment No. 14 to the Declaration of Trust -- Exhibit (a)7;

     8.   Amendment No. 15 to the Declaration of Trust -- Exhibit (a)8;

     9.   Amendment No. 16 to the Declaration of Trust;(17)

     10.  Amendment No. 17 to the Declaration of Trust -- Exhibit (a)10;

     11.  Amendment No. 18 to the Declaration of Trust;(18)

     12.  Amendment No. 19 to the Declaration of Trust;(20)

     13.  Amendment No. 20 to the Declaration of Trust;(21)

     14.  Amendment No. 21 to the Declaration of Trust;(22)

     15.  Amendment Nos. 22-25 to the Declaration of Trust;(23)

     16.  Amendment No. 26 to the Declaration of Trust;(24)

     17.  Amendment No. 27 to the Declaration of Trust;(25)

     18.  Amendment Nos. 28-29 to the Declaration of Trust;(26) and

     19.  Amendment No. 30 to the Declaration of Trust -- Exhibit (a)19.

 (b) Amended and Restated By-laws of the Trust, effective as of March 24, 2005 (the "By-laws").(23)

 (c) 1. Please refer to Article III (Shares) and Article V (Shareholders' Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;(6) and

     2. Please refer to Article 2 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.(23)

 (d) 1. Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") -- Exhibit (d)1;

     2. Form of Management Contract between the Trust, on behalf of GMO Tax-Managed Small/Mid Cap Fund (formerly "GMO Tax-Managed Small Companies Fund" and "GMO Tax-Managed U.S. Small Cap Fund"), and GMO -- Exhibit (d)2;

     3. Form of Management Contract between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly "GMO International Core Fund"), and GMO -- Exhibit (d)3;

     4. Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly "GMO Currency Hedged International Core Fund"), and GMO -- Exhibit (d)4;

     5. Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and GMO -- Exhibit (d)5;

     6. Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Fund, and GMO -- Exhibit (d)6;

     7. Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly "GMO Evolving Countries Fund"), and GMO -- Exhibit (d)7;

     8. Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO -- Exhibit (d)8;

     9. Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO -- Exhibit (d)9;

     10. Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO -- Exhibit (d)10;

     11. Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO -- Exhibit (d)11;

     12. Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly "GMO Short-Term Income Fund"), and GMO -- Exhibit (d)12;

     13. Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly "GMO Global Hedged Equity Fund"), and GMO -- Exhibit (d)13;

     14. Form of Management Contract between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO -- Exhibit (d)14;

     15. Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly "GMO U.S. Sector Fund" and "GMO U.S. Sector Allocation Fund"), and GMO -- Exhibit (d)15;

     16. Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO -- Exhibit (d)16;

     17. Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO -- Exhibit (d)17;

     18. Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly "GMO REIT Fund"), and GMO -- Exhibit (d)18;

     19. Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO -- Exhibit (d)19;

     20. Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;(1)

     21. Form of Management Contract between the Trust, on behalf of GMO Global Balanced Asset Allocation Fund (formerly "GMO World Balanced Allocation Fund" and "GMO World Equity Allocation Fund"), and GMO;(2)

     22. Form of Management Contract between the Trust, on behalf of GMO Global (U.S.+) Equity Allocation Fund, and GMO;(2)

     23. Form of Management Contract between the Trust, on behalf of GMO Inflation Indexed Bond Fund, and GMO -- Exhibit (d)23;

     24. Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly "GMO U.S. Bond/Global Alpha A Fund" and "GMO Global Fund"), and GMO -- Exhibit (d)24;

     25. Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Quality Fund (formerly "GMO Asia Fund"), and GMO -- Exhibit (d)25;

     26. Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and GMO -- Exhibit (d)26;

     27. Form of Management Contract between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO -- Exhibit (d)27;

     28. Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Share Fund, and GMO;(3)

     29. Form of Management Contract between the Trust, on behalf of GMO Special Purpose Holding Fund (formerly "GMO Alpha LIBOR Fund"), and GMO;(4)

     30. Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;(6)

     31. Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;(11)

     32. Form of Management Contract between the Trust, on behalf of GMO U.S. Quality Equity Fund, and GMO;(13)

     33. Form of Management Contract between the Trust, on behalf of GMO Global Growth Fund, and GMO;(16)

     34. Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;(18)

     35. Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly "GMO Strategic Balanced Allocation Fund"), and GMO;(19)

     36. Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;(19)

     37. Form of Management Contract between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;(20)

     38. Form of Management Contract between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;(23)

     39. Form of Management Contracts between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;(24)

     40. Form of Management Contract between the Trust, on behalf of GMO U.S. Value Fund, and GMO;(24)

     41. Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;(24)

     42. Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;(24)

     43. Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Value Fund, and GMO;(24)

     44. Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Growth Fund, and GMO;(24)

     45. Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;(24)

     46. Form of Management Contract between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;(24)

     47. Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;(25)

     48. Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;(27)

     49. Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;(27) and

     50. Management Contract between the Trust, on behalf of GMO Inflation Indexed Plus Bond Fund, and GMO.(28)

 (e) 1.   Distribution Agreement (the "Distribution Agreement"), dated June
          28, 2000, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, Inc. ("FDI");(5) and

          (i) Schedule A to the Distribution Agreement as amended as of June 30, 2006 -- Exhibit (e)(1)(i).

 (f)      None.

 (g) 1. Form of Custodian Agreement (the "IBT Custodian Agreement"), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company ("IBT"), as amended from time to time to include GMO Tobacco-Free Core Fund, GMO Domestic Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Alpha Only Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Core Plus Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Tax-Managed Small/Mid Cap Fund, GMO Special Purpose Holding Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed

          Income Fund, GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund -- Exhibit (g)1;

          (i) Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;(12)

     2. Form of Custodian Agreement (the "BBH Custodian Agreement"), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on
          Schedule I thereto, and Brown Brothers Harriman & Co. ("BBH"), as amended from time to time to include GMO Taiwan Fund, GMO Global Growth Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, and GMO International Core Equity Fund;(10)

          (i) Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust, GMO and BBH;(12)

     3. Form of Accounting Agency Agreement (the "Accounting Agency Agreement"), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund;(10)

          (i) Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH -- Exhibit (g)3(i);

     4. Form of 17f-5 Delegation Schedule, dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, and GMO International Core Equity Fund;(10) and

     5. Form of Amended and Restated Delegation Agreement, dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund.(10)

 (h) 1. Form of Transfer Agency and Service Agreement, dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Inflation Indexed Bond

          Fund, GMO Small/Mid Cap Growth Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Tax-Managed Small/Mid Cap Fund, GMO Special Purpose Holding Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund -- Exhibit
          (h)1;

     2. Form of Notification of Obligation to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of June 30, 2006 -- Exhibit (h)2;

     3. Form of Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective June 30, 2006, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO -- Exhibit (h)3; and

 (i)      Opinion and Consent of Ropes & Gray LLP.(+)

 (j)      Consents of PricewaterhouseCoopers LLP -- Exhibit (j).

 (k)      Financial Statements--Not applicable.

 (l)      None.

 (m) 1. Form of GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2006, on behalf of certain Funds listed on Appendix A thereto -- Exhibit (m)1;

     2. Form of Amended and Restated Administration Agreement, dated as of March 2001, as amended and restated as of June 30, 2006 on behalf of certain Funds listed on Exhibit I thereto -- Exhibit (m)2;

     3. Form of Service Agreement ("Service Agreement"), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;(9)

          (i) Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto -- Exhibit (m)3(i);

     4. Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto;(10)

     5. Form of Shareholder Service Agreement, dated September 30, 2002, between GE Financial Trust Company and the Trust, on behalf of certain Funds listed on Schedule A thereto;(10)

          (i) First Amendment to the Shareholder Service Agreement, dated as of September, 2005, between GE Financial Trust Company and the Trust, on behalf of certain Funds listed on Schedule A thereto -- Exhibit (m)5(i);

     6. Funds Trading Agreement ("Funds Trading Agreement"), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6;

          (i) Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6(i);

          (ii) Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6(ii);

          (iii) Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6(iii);

          (iv) Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6(iv);

          (v) Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)6(v);

          (vi) Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit
                (m)6(vi);

     7. Form of Funds Trading Agreement ("BBH Funds Trading Agreement"), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;(10)

          (i) Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;(10)

          (ii) Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto -- Exhibit (m)7(ii); and

     8. Form of Shareholder Services Agreement ("Shareholder Services Agreement"), dated as of October 31, 2001, between Citistreet LLC ("Citistreet") and the Trust, on behalf of certain Funds listed on Attachment A thereto;(12)

          (i) First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto -- Exhibit (m)8(i);

          (ii) Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto -- Exhibit
                (m)8(ii);

          (iii) Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto -- Exhibit
                (m)8(iii);

          (iv) Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto -- Exhibit
                (m)8(iv); and

          (v) Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto -- Exhibit
                (m)8(v).

 (n) Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996 as Amended and Restated June 2, 2005.(23)

 (o)      Reserved.

 (p) 1. GMO Code of Ethics, dated October 26, 2005, adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., Renewable Resources LLC, and Renewable Resources Ltd.(26)

--------------------------------------------------------------------------------

+ Previously filed with the Securities and Exchange Commission ("SEC").
1. Previously filed with the SEC as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the "1933 Act") and Post-Effective Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the "1940 Act") on March 13, 1996, and hereby incorporated by reference.
2. Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.
3. Previously filed with the SEC as part of Post-Effective Amendment No. 49 to the Registration Statement under the 1940 Act on July 17, 1998, and hereby incorporated by reference.
4. Previously filed with the SEC as part of Post-Effective Amendment No. 60 to the Registration Statement under the 1940 Act on December 30, 1999, and hereby incorporated by reference.
5. Previously filed with the SEC as part of Post-Effective Amendment No. 53 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 61 to the Registration Statement under the 1940 Act on June 28, 2000, and hereby incorporated by reference.
6. Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.

7. Previously filed with the SEC as part of Post-Effective Amendment No. 56 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 68 to the Registration Statement under the 1940 Act on April 13, 2001, and hereby incorporated by reference.
8. Previously filed with the SEC as part of Post-Effective Amendment No. 57 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 69 to the Registration Statement under the 1940 Act on April 27, 2001, and hereby incorporated by reference.
9. Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.
10. Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.
11. Previously filed with the SEC as part of Post-Effective Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.
12. Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.
13. Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.
14. Previously filed with the SEC as part of Post-Effective Amendment No. 75 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 94 to the Registration Statement under the 1940 Act on January 23, 2004, and hereby incorporated by reference.
15. Previously filed with the SEC as part of Post-Effective Amendment No. 96 to the Registration Statement under the 1940 Act on March 29, 2004, and hereby incorporated by reference.
16. Previously filed with the SEC as part of Post-Effective Amendment No. 104 to the Registration Statement under the 1940 Act on June 25, 2004, and hereby incorporated by reference.
17. Previously filed with the SEC as part of Post-Effective Amendment No. 95 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 120 to the Registration Statement under the 1940 Act on September 22, 2004, and hereby incorporated by reference.
18. Previously filed with the SEC as part of Post-Effective Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.
19. Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.
20. Previously filed with the SEC as part of Post-Effective Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.
21. Previously filed with the SEC as part of Post-Effective Amendment No. 107 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 134 to the Registration Statement under the 1940 Act on April 29, 2005, and hereby incorporated by reference.
22. Previously filed with the SEC as part of Post-Effective Amendment No. 109 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 136 to the Registration Statement under the 1940 Act on May 27, 2005, and hereby incorporated by reference.
23. Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.
24. Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.
25. Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.
26. Previously filed with the SEC as part of Post-Effective Amendment No. 122 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 150 to the Registration Statement under the 1940 Act on May 1, 2006, and hereby incorporated by reference.
27. Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.
28. Previously filed with the SEC as part of Post-Effective Amendment No. 125 to the Registration Statement under the Registration Statement under the 1933 Act and Post-Effective Amendment No. 153 to the Registration Statement under the 1940 Act on May 31, 2006, and hereby incorporated by reference.

Item 24.          Persons Controlled by or Under Common Control with a Fund


Controlling Fund                      Person Controlled                   Nature of Control
------------------------------------- ----------------------------------- -----------------------------------
GMO Alternative Asset                 GMO Alternative Asset               100% ownership(c)
Opportunity Fund                      SPC Ltd.(a)(b)
------------------------------------- ----------------------------------- -----------------------------------
GMO Special Purpose Holding Fund      GMO SPV I, LLC(a) (d)               74.9% ownership(c)
------------------------------------- ----------------------------------- -----------------------------------


(a) Included in the controlling Fund's consolidated financial statements.
(b) Organized under the laws of Bermuda.
(c) As of the most recent fiscal year ended February 28, 2006.
(d) Organized under the laws of the State of Delaware.


Item 25.          Indemnification

         Please refer to Article 4 (Indemnification) of the By-laws (see Item 23(b)).

         In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds.

         Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Securities Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust's By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 26.          Business and Other Connections of Investment Adviser

         A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the "Investment Adviser"), is set forth under the captions "Management of the Trust" in the prospectus and "Investment Advisory and Other Services" in the statement of additional information, each forming part of this Registration Statement.

         Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption "Management of the Trust" in the Registrant's statement of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.


               Name                      Position with Investment Adviser                 Other Connections
------------------------------------ ------------------------------------------ --------------------------------------
Paul J. Bostock                      Member                                     Director, Inquire UK, Baldocks Barn
                                                                                Chiddingstone Causway, Tonbridge,
                                                                                Kent TN11 8JX
------------------------------------ ------------------------------------------ --------------------------------------
Arjun Divecha                        Member and Member of the Board of          Director, Frog Hollow Fresh LLC,
                                     Directors                                  P.O. Box 872, Brentwood, CA 94513
------------------------------------ ------------------------------------------ --------------------------------------
Robert P. Goodrow                    Member                                     Trustee, The Batterymarch Trust, c/o
                                                                                GMO LLC, 40 Rowes Wharf, Boston, MA
                                                                                02110
------------------------------------ ------------------------------------------ --------------------------------------
R. Jeremy Grantham                   Founding Member and Chairman of the        MSPCC Investment Committee, 555
                                     Board of Directors                         Amory Street, Jamaica Plain, MA 02130
------------------------------------ ------------------------------------------ --------------------------------------
Jon Hagler                           Member of the Board of Directors           Member, Overseer Advisory Board,
                                                                                WGBH Boston, 125 Western Ave.,
                                                                                Boston, MA 02134; Trustee Emeritus,
                                                                                Texas A&M Foundation, Texas A&M
                                                                                University, College Station, TX
                                                                                77843; Chairman, Vision 2020
                                                                                Advisory Council, Texas A&M
                                                                                University, College Station, TX
                                                                                77843; Convening Chair, One
                                                                                Spirit-One Vision Capital Campaign,
                                                                                Texas A&M University, College
                                                                                Station, TX  77843
------------------------------------ ------------------------------------------ --------------------------------------
Bevis Longstreth                     Director                                   Trustee, College Retirement Equity
                                                                                Fund, 730 Third Ave., NY, NY
                                                                                10017-3206; Director, AMVESCAP, 1315
                                                                                Peachtree Street, NE, Atlanta, GA
                                                                                30309; Expert witness in



                                                                                periodic securities litigation;
                                                                                Trustee and financial adviser
                                                                                to certain high net worth
                                                                                individuals/families; Historical
                                                                                novelist; Fiduciary for various
                                                                                not-for-profit institutions
------------------------------------ ------------------------------------------ --------------------------------------
John Rosenblum                       Vice Chairman of the Board of Directors    Director, The Chesapeake
                                                                                Corporation, 1021 East Cary Street,
                                                                                Richmond, VA  23219; Thomas
                                                                                Rutherfoord, Inc., One South
                                                                                Jefferson Street, SW, Roanoke, VA
                                                                                24011; The Providence Journal, a
                                                                                division of Belo Corporation, 75
                                                                                Providence Street, Providence, RI
                                                                                02902; Trustee, Landmark Volunteers,
                                                                                P.O. Box 455, Sheffield, MA  01257;
                                                                                Jamestown-Yorktown Foundation, Inc.,
                                                                                P.O. Box 1607, Williamsburg, VA
                                                                                23187-1607; American Civil War
                                                                                Center Foundation, 200 S. Third St.,
                                                                                Richmond, VA  23219; Atlantic
                                                                                Challenge, 643 Main St., Rockland,
                                                                                ME  04841; University Symphony
                                                                                Society, 112 Old Cabell Hall,
                                                                                Charlottesville, VA  22903; and
                                                                                Farnsworth Art Museum, 16 Museum
                                                                                Street, Rockland, Maine  04841
------------------------------------ ------------------------------------------ --------------------------------------
Anthony Ryan                         Member                                     Trustee of the Woods Hole
                                                                                Oceanographic Institution.
                                                                                Woods Hole, MA
------------------------------------ ------------------------------------------ --------------------------------------
Eyk Van Otterloo                     Founding Member and Member of the Board    Board Member, Chemonics
                                     of Directors                               International, 1133 20th Street, NW,
                                                                                Suite 600, Washington, D.C. 20036;
                                                                                Chairman of the Board, OneCoast
                                                                                Network LLC, 408 Jamesborough Drive,
                                                                                Pittsburgh, PA  15238; Board Member,
                                                                                Dimensional


                                                                                Photonics, 220 Ballardvale Street,
                                                                                Unit D, Wilmington, MA 01887
------------------------------------ ------------------------------------------ --------------------------------------

Item 27.          Principal Underwriters

Item 27(a). FDI acts as principal underwriter for the following investment companies:

                  GMO Trust
                  Merrimac Series
                  Munder Series Trust
                  Munder Series Trust II
                  TD Waterhouse Family of Funds, Inc.

         FDI is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. FDI has its main address at 100 Summer Street, 15th Floor, Boston, Massachusetts 02110. FDI is an indirect wholly-owned subsidiary of The BISYS Group, Inc.

Item 27(b).       Information about Directors and Officers of FDI is as follows:

Director or Officer                             Positions and Offices with FDI
----------------------------------------------- ---------------------------------------------------------------------
James L. Smith                                  President and Director
----------------------------------------------- ---------------------------------------------------------------------
Elliott Dobin                                   Secretary
----------------------------------------------- ---------------------------------------------------------------------
James E. (Ed) Pike                              Financial and Operations Principal
----------------------------------------------- ---------------------------------------------------------------------
Brian K. Bey                                    Vice President, Director and Chief Compliance Officer
----------------------------------------------- ---------------------------------------------------------------------

The above FDI directors and officers do not have positions or offices with the Trust.

Item 27(c). Other Compensation received by FDI from certain Funds of the Trust with respect to the last fiscal year :

GMO Fund Name (a)                                                Class M Distribution (12b-1) Fees
                                                              March 1, 2005 through February 28, 2006
----------------------------------------------------- --------------------------------------------------------
GMO U.S. Core Equity Fund                                                   $408,671(b)
----------------------------------------------------- --------------------------------------------------------
GMO U.S. Value Fund                                                          $45,056(b)
----------------------------------------------------- --------------------------------------------------------
GMO U.S. Growth Fund                                                        $650,641(b)
----------------------------------------------------- --------------------------------------------------------
GMO International Intrinsic Value Fund                                        $56,219
----------------------------------------------------- --------------------------------------------------------
GMO Foreign Fund                                                              $10,662
----------------------------------------------------- --------------------------------------------------------
GMO Emerging Countries Fund                                                  $152,929
----------------------------------------------------- --------------------------------------------------------

(a) Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FDI. The Class M Shares distribution (12b-1) fees constitute payments for services rendered and expenses borne by FDI, which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto.

(b) The amounts set forth in the table above through September 16, 2005 reflect fees paid to GMO by each of GMO U.S. Core Equity Fund's, GMO U.S. Value Fund's, and GMO U.S. Growth Fund's predecessor fund (respectively, GMO Core Fund, GMO Value Fund and GMO Growth Fund, each a former series of GMO Trust), and from September 17, 2005 to February 28, 2006 reflect fees paid to GMO by each of GMO U.S. Core Equity Fund, GMO U.S. Value Fund, and GMO U.S. Growth Fund.

Item 28.          Location of Accounts and Records

         The accounts, books, and other documents required to be maintained by
Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant's investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant's distributor, Funds Distributor, Inc., 100 Summer Street, 15th Floor, Boston, MA 02110; the Registrant's custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant's custodian and transfer agent for certain of the Funds, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116.

Item 29.          Management Services


         Not applicable.



Item 30.          Undertakings


         None.





                                     Notice

A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 154 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 28th day of June, 2006.


                                        GMO Trust

                                        By:     SCOTT E. ESTON*
                                                ---------------
                                                Scott E. Eston
                                        Title:  President; Chief Executive
                                                Officer; Principal Executive
                                                Officer


                                        * By:   /s/ David L. Bohan
                                                ------------------
                                                David L. Bohan
                                                Attorney-in-Fact

                                  EXHIBIT INDEX

                                    GMO TRUST

Exhibit Ref.         Title of Exhibit
-------------------- -------------------------------------------------------------------------------------------------------
Item 23.
-------------------- -------------------------------------------------------------------------------------------------------
(a)7.                Amendment No. 14 to the Declaration of Trust dated as of July 6, 2004.
-------------------- -------------------------------------------------------------------------------------------------------
(a)8.                Amendment No. 15 to the Declaration of Trust dated as of August 27, 2004.
-------------------- -------------------------------------------------------------------------------------------------------
(a)10.               Amendment No. 17 to the Declaration of Trust dated as of November 8, 2004.
-------------------- -------------------------------------------------------------------------------------------------------
(a)19.               Amendment No. 30 to the Declaration of Trust dated as of April 30, 2006.
-------------------- -------------------------------------------------------------------------------------------------------
(d)1.                Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)2.                Form of Management Contract between the Trust, on behalf of GMO Tax-Managed Small/Mid Cap Fund
                     (formerly "GMO Tax-Managed Small Companies Fund" and "GMO Tax-Managed U.S. Small Cap Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)3.                Form of Management Contract between the Trust, on behalf of GMO International Intrinsic Value Fund
                     (formerly "GMO International Core Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)4.                Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity
                     Fund (formerly "GMO Currency Hedged International Core Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)5.                Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)6.                Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)7.                Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly "GMO
                     Evolving Countries Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)8.                Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)9.                Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)10.               Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond
                     Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------------
(d)11.               Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)12.               Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly
                     "GMO Short-Term Income Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)13.               Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly "GMO Global
                     Hedged Equity Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)14.               Form of Management Contract between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and
                     GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)15.               Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)16.               Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)17.               Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)18.               Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)19.               Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)23.               Form of Management Contract between the Trust, on behalf of GMO Inflation Indexed Bond Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)24.               Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly "GMO
                     U.S. Bond/Global Alpha A Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)25.               Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Quality Fund (formerly
                     "GMO Asia Fund"), and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)26.               Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and
                     GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(d)27.               Form of Management Contract between the Trust, on behalf of GMO Tax-Managed International Equities
                     Fund, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(e)1(i).             Schedule A to the Distribution Agreement as amended June 30, 2006.
-------------------- -------------------------------------------------------------------------------------------------------
(g)1.                Form of Custodian Agreement, dated August 1, 1991, among the Trust, on behalf of certain Funds, GMO and IBT.
-------------------- -------------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------------
(g)3(i).             Form of Second Amendment to the Accounting Agency Agreement, between the Trust, on behalf of GMO
                     Developed World Stock Fund, GMO International Growth Equity Fund and GMO International Core Equity Fund.
-------------------- -------------------------------------------------------------------------------------------------------
(h)1.                Form of Transfer Agency and Service Agreement, dated August 1, 1991, among the Trust, on behalf of certain Funds, GMO and IBT.
-------------------- -------------------------------------------------------------------------------------------------------
(h)2.                Form of Notification of Obligation to Reimburse Certain Fund Expenses, made as of June 30, 2006, by
                     GMO to the Trust.
-------------------- -------------------------------------------------------------------------------------------------------
(h)3.                Form of Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective
                     June 30, 2006, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO.
-------------------- -------------------------------------------------------------------------------------------------------
(j)                  Consents of PricewaterhouseCoopers LLP.
-------------------- -------------------------------------------------------------------------------------------------------
(m)1.                Form of GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15,
                     2001, as amended and restated as of June 30, 2006, on behalf of certain Funds listed on Appendix A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)2.                Form of Amended and Restated Administration Agreement, dated as of March 2001, as amended and restated as of June 30, 2006 on behalf of certain Funds listed on Exhibit I thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)3(i).             Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial
                     Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)5(i).             First Amendment to the Shareholder Service Agreement, dated as of September, 2005, between GE Financial
                     Trust Company and the Trust, on behalf of certain Funds listed on Schedule A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6.                Funds Trading Agreement, dated as of July 1, 2001, between FIIOC, IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6(i).             Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the
                     Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6(ii).            Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6(iii).           Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the
                     Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------

-------------------- -------------------------------------------------------------------------------------------------------
(m)6(iv).            Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6(v).             Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the
                     Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)6(vi).            Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)7(ii).            Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)8(i).             First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the
                     Trust, on behalf of certain Funds listed on Attachment A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)8(ii).            Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)8(iii).           Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)8(iv).            Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
(m)8(v).             Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.
-------------------- -------------------------------------------------------------------------------------------------------
Other
-------------------- -------------------------------------------------------------------------------------------------------
1.                   Certificate of Clerk of the Trust certifying resolution by the Board of Trustees of the Trust required pursuant to Rule 483 under the Securities Act of 1933.
-------------------- -------------------------------------------------------------------------------------------------------
2.                   Power of Attorney for Scott E. Eston.
-------------------- -------------------------------------------------------------------------------------------------------